Exhibit 10.1

                              AMENDED AND RESTATED
                          MANAGEMENT SERVICES AGREEMENT

                                     between

                     LONG ISLAND LIGHTING COMPANY d/b/a LIPA

                                       and

                          KEYSPAN ELECTRIC SERVICES LLC

                                   Dated as of

                                 January 1, 2006


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
                                                                                                                ----
ARTICLE I. DEFINITIONS; INTERPRETATION............................................................................2

SECTION 1.1. DEFINITIONS; INTERPRETATION..........................................................................2
           (A)    Defined Terms...................................................................................2
           (B)    References Hereto...............................................................................2
           (C)    Gender and Plurality............................................................................2
           (D)    Persons.........................................................................................2
           (E)    Headings........................................................................................2
           (F)    Costs and Cost Substantiation...................................................................2
           (G)    References to Transmission and Distribution of Power............................................2
           (H)    Actions Taken Pursuant to Agreement.............................................................3
           (I)    Prudent Utility Practice........................................................................3
           (J)    Delivery of Documents in Digital Format.........................................................3
           (K)    Counterparts....................................................................................3
           (L)    Applicable Law..................................................................................3
           (M)    Severability....................................................................................3
           (N)    References to Days..............................................................................3
           (O)    Good Faith Obligation...........................................................................4


ARTICLE II. REPRESENTATIONS AND WARRANTIES........................................................................4

SECTION 2.1. REPRESENTATIONS AND WARRANTIES OF LIPA...............................................................4
           (A)    Existence and Power.............................................................................4
           (B)    Due Authorization and Binding Obligation........................................................4
           (C)    No Conflict.....................................................................................4
           (D)    No Litigation...................................................................................4
           (E)    No Legal Prohibition............................................................................4
           (F)    No Consent......................................................................................4
           (G)    Intellectual Property...........................................................................5

SECTION 2.2. REPRESENTATIONS AND WARRANTIES OF THE MANAGER........................................................5
           (A)    Existence and Power.............................................................................5
           (B)    Due Authorization and Binding Obligation........................................................5
           (C)    No Conflict.....................................................................................5
           (D)    No Litigation...................................................................................5
           (E)    No Legal Prohibition............................................................................5
           (F)    Intellectual Property...........................................................................5
           (G)    T&D System Familiarity..........................................................................5


ARTICLE III. OWNERSHIP OF THE TRANSMISSION AND DISTRIBUTION SYSTEM................................................6

SECTION 3.1. OWNERSHIP OF THE T&D SYSTEM..........................................................................6
           (A)    LIPA Ownership..................................................................................6

                                       i


           (B)    Engagement of Manager...........................................................................6
           (C)    Use.............................................................................................6
           (D)    Encumbrances....................................................................................6
           (E)    Surrender of the T&D System.....................................................................6
           (F)    Right of Access.................................................................................6


ARTICLE IV. OPERATION OF THE T&D SYSTEM...........................................................................8

SECTION 4.1. T&D SYSTEM GENERALLY.................................................................................8
           (A)    Reliance........................................................................................8
           (B)    Limitations on Manager Rights...................................................................8
           (C)    Curtailments and Shutdowns......................................................................8

SECTION 4.2. OPERATION AND MAINTENANCE............................................................................8
           (A)    General.........................................................................................8
           (B)    Scope of Services...............................................................................8
           (C)    T&D System Supervisor; Manager Representatives.................................................14
           (D)    Operation and Maintenance Manual...............................................................14
           (E)    Delivery of Manual on Termination..............................................................15

SECTION 4.3. MAINTENANCE AND REPAIR OF T&D SYSTEM................................................................15
           (A)    General........................................................................................15
           (B)    Ownership of T&D System Assets.................................................................16
           (C)    Retirement of Capital Assets and Salvage of Material...........................................16
           (D)    Insurance and Other Third Party Payments.......................................................16

SECTION 4.4. PERFORMANCE METRICS; BEST PRACTICES REVIEW..........................................................16
           (A)    Performance Metrics............................................................................16
           (B)    Best Practices Review..........................................................................17

SECTION 4.5. RIGHTS AND RESPONSIBILITIES OF LIPA.................................................................17
           (A)    Generally......................................................................................17
           (B)    T&D System Policies and Procedures.............................................................19
           (C)    T&D System Access Policies and Prices..........................................................19
           (D)    LIPA Representatives...........................................................................19
           (E)    No Acceptance, Waiver or Release...............................................................19

SECTION 4.6. STAFFING AND LABOR ISSUES...........................................................................19
           (A)    General........................................................................................19
           (B)    Separation of Manager's Electric Planning Organization.........................................20
           (C)    Combination of Manager Sales and Marketing Organizations.......................................20

SECTION 4.7. SAFETY 21

SECTION 4.8. VEHICLES AND EQUIPMENT..............................................................................21
           (A)    Vehicle and Equipment Identification...........................................................21
           (B)    Vehicle Specifications, Maintenance and Appearance.............................................21

                                       ii



SECTION 4.9. CUSTOMER SERVICES, RATES AND RULES OF SERVICE.......................................................22
           (A)    General........................................................................................22
           (B)    Billing Services...............................................................................22
           (C)    Account Records................................................................................22
           (D)    Collection of Monies...........................................................................22
           (E)    Customer Service Office Facilities.............................................................23
           (F)    Customer Service Office Hours..................................................................23
           (G)    Availability of Representatives................................................................23
           (H)    Emergency Telephone Number.....................................................................23
           (I)    New Connections................................................................................23
           (J)    Customer Retention and Expansion Activities....................................................23

SECTION 4.10. SERVICE COMPLAINTS AND DEFICIENCIES................................................................23

SECTION 4.11. COMPLIANCE WITH APPLICABLE LAW.....................................................................24

SECTION 4.12. LICENSES, PERMITS AND APPROVALS....................................................................24

SECTION 4.13. OPERATING PERIOD INSURANCE.........................................................................24

SECTION 4.14. INFORMATION........................................................................................25
           (A)    Information System.............................................................................25
           (B)    Computer Database..............................................................................25
           (C)    Information Access.............................................................................25
           (D)    Ownership of Information and Documentation.....................................................26

SECTION 4.15. MANAGER'S REPORTING REQUIREMENTS...................................................................26
           (A)    Monthly Report.................................................................................26
           (B)    Annual Reports.................................................................................27
           (C)    Books and Records..............................................................................27
           (D)    Additional Reports.............................................................................28

SECTION 4.16. FISCAL AFFAIRS, ACCOUNTING AND RECORD KEEPING......................................................28
           (A)    General........................................................................................28
           (B)    Bank Deposits..................................................................................28
           (C)    Record Keeping.................................................................................29
           (D)    Financial Audits...............................................................................29
           (E)    Performance Audits.............................................................................29
           (F)    LIPA Bank Accounts.............................................................................29
           (G)    Maps, Plans and Specifications.................................................................29

SECTION 4.17. INVENTORY CONTROL..................................................................................30

SECTION 4.18. CAPITAL ASSET CONTROL..............................................................................30

SECTION 4.19. WARRANTIES.........................................................................................30

SECTION 4.20. TECHNICAL ASSISTANCE...............................................................................30

                                      iii



SECTION 4.21. PURCHASE OF EQUIPMENT, MATERIALS AND SERVICES......................................................30

SECTION 4.22. OTHER SERVICES.....................................................................................30
           (A)    Bill Payments..................................................................................31
           (B)    Attendance at Meetings.........................................................................31

SECTION 4.23. EMPLOYEE PLANS.....................................................................................31

SECTION 4.24. HAZARDOUS WASTE....................................................................................31

SECTION 4.25. CRITICAL ASSET REVIEW..............................................................................31


ARTICLE V. CAPITAL IMPROVEMENTS..................................................................................32

SECTION 5.1. CAPITAL IMPROVEMENTS GENERALLY......................................................................32
           (A)    Generally......................................................................................32
           (B)    Insurance and Other Third Party Payments.......................................................32
           (C)    Cost Disputes..................................................................................33
           (D)    Capital Cost Payments..........................................................................33

SECTION 5.2. CAPITAL PLAN AND BUDGET.............................................................................33
           (A)    Preparation....................................................................................33
           (B)    Schedule for Capital Plan and Budget Review....................................................34
           (C)    Projects in Excess of $500,000.................................................................34

SECTION 5.3. COST DETERMINATION..................................................................................34
           (A)    Basis for Capital Improvement Cost Determination...............................................34
           (B)    Procurement and Contracting Procedures.........................................................34

SECTION 5.4. CAPITAL IMPROVEMENTS FOR WHICH MANAGER IS RESPONSIBLE...............................................35


ARTICLE VI. COMPENSATION AND BUDGETS.............................................................................35

SECTION 6.1. MANAGER COMPENSATION................................................................................35
           (A)    Total Manager Compensation.....................................................................35
           (B)    Payment Schedule...............................................................................36

SECTION 6.2. PASS-THROUGH EXPENDITURES...........................................................................37
           (A)    Pass-Through Expenditures Definition...........................................................37
           (B)    Reimbursement of Pass-Through Expenditures.....................................................37

SECTION 6.3. EXOGENOUS COST ADJUSTMENTS..........................................................................38
           (A)    Exogenous Costs Definition.....................................................................38
           (B)    Reimbursement of Exogenous Costs...............................................................38

SECTION 6.4. STORM COSTS.........................................................................................38

                                       iv



SECTION 6.5. MUTUAL AID COSTS....................................................................................38

SECTION 6.6. LIPA NON-PERFORMANCE................................................................................39
           (A)    Costs of Operation and Maintenance.............................................................39
           (B)    Capital Improvements to Repair Damage Caused by LIPA...........................................40

SECTION 6.7. MANAGER NON-PERFORMANCE.............................................................................40

SECTION 6.8. RESERVED............................................................................................40

SECTION 6.9. RESERVED............................................................................................40

SECTION 6.10. LIPA'S PAYMENT OBLIGATIONS.........................................................................40
           (A)    Source of Payments by LIPA.....................................................................40
           (B)    Disputes.......................................................................................40

SECTION 6.11. ALLOCATION OF RISK OF CERTAIN COSTS AND LIABILITIES................................................41


ARTICLE VII. DEFAULT, TERMINATION FOR CAUSE AND DISPUTE RESOLUTION...............................................42

SECTION 7.1. REMEDIES FOR BREACH.................................................................................42

SECTION 7.2. EVENTS OF DEFAULT BY THE MANAGER....................................................................42
           (A)    Events of Manager Default Defined..............................................................42

SECTION 7.3. EVENTS OF DEFAULT BY LIPA...........................................................................44
           (A)    Events of LIPA Default.........................................................................44

SECTION 7.4. PROCEDURE FOR TERMINATION FOR CAUSE.................................................................45
           (A)    Two-Year Notice................................................................................45
           (B)    Termination by LIPA............................................................................45

SECTION 7.5. CERTAIN OBLIGATIONS OF THE MANAGER UPON TERMINATION OR EXPIRATION...................................45
           (A)    Obligations on Termination or Expiration.......................................................45
           (B)    Additional Obligations.........................................................................47
           (C)    LIPA Payment of Certain Transition Costs.......................................................48

SECTION 7.6. NO WAIVERS..........................................................................................48

SECTION 7.7. FORUM FOR DISPUTE RESOLUTION........................................................................48

SECTION 7.8. DISPUTE RESOLUTION..................................................................................48
           (A)    Dispute Resolution.............................................................................48
           (B)    Negotiation....................................................................................48
           (C)    Dispute Resolution Following Negotiation.......................................................49
           (D)    Mediation......................................................................................49
           (E)    Arbitration....................................................................................49
           (F)    Provisional Relief.............................................................................50

                                       v



           (G)    Information Exchange...........................................................................50
           (H)    Site of Arbitration............................................................................50
           (I)    Awards.........................................................................................50
           (J)    Obligation to Repair...........................................................................50
           (K)    Certain Expedited Matters......................................................................50
           (L)    Grounds for Judicial Review....................................................................51

SECTION 7.9. LIPA EMERGENCY POWERS...............................................................................52

SECTION 7.10. WAIVER OF CERTAIN DEFENSES.........................................................................52


ARTICLE VIII. TERM  53

SECTION 8.1. TERM OF AGREEMENT...................................................................................53

SECTION 8.2. SELECTION OF FUTURE MANAGERS........................................................................53

SECTION 8.3. EXIT TEST...........................................................................................53


ARTICLE IX. GENERAL 54

SECTION 9.1. MANAGER TO REMAIN AFFILIATE OF GUARANTOR; CREDIT ENHANCEMENT IN CERTAIN CIRCUMSTANCES...............54
           (A)    Limitations....................................................................................54
           (B)    Material Decline in the Guarantor's Credit Standing............................................54
           (C)    Credit Enhancement.............................................................................54

SECTION 9.2. FORCE MAJEURE GENERALLY.............................................................................55
           (A)    Performance Excused............................................................................55
           (B)    Notice, Mitigation.............................................................................55
           (C)    Conditions to Relief on Account of Force Majeure...............................................55
           (D)    Acceptance of Relief Constitutes Release.......................................................55

SECTION 9.3. INDEMNIFICATION.....................................................................................56
           (A)    Indemnification by the Manager.................................................................56
           (B)    Indemnification by LIPA........................................................................57

SECTION 9.4. LIPA OWNED INTELLECTUAL PROPERTY....................................................................58
           (A)    LIPA Owned Intellectual Property...............................................................58
           (B)    LIPA License Grant.............................................................................59
           (C)    Manager Owned Intellectual Property............................................................60
           (D)    Manager License Grant..........................................................................61
           (E)    Limitations....................................................................................62
           (F)    Trademark License Grant........................................................................62

SECTION 9.5. PROPRIETARY INFORMATION.............................................................................63
           (A)    Manager Request................................................................................63
           (B)    LIPA Non-Disclosure............................................................................63

                                       vi



           (C)    Permitted Disclosures..........................................................................64
           (D)    Personal Information...........................................................................64
           (E)    Security.......................................................................................64

SECTION 9.6. RELATIONSHIP OF THE PARTIES.........................................................................64

SECTION 9.7. ASSIGNMENT AND TRANSFER.............................................................................65
           (A)    General........................................................................................65
           (B)    T&D System Sale or Transfer....................................................................65

SECTION 9.8. INTEREST ON OVERDUE OBLIGATIONS.....................................................................65

SECTION 9.9. NON-DISCRIMINATION..................................................................................66

SECTION 9.10. APPROVAL OF SUBCONTRACTORS.........................................................................66
           (A)    General........................................................................................66
           (B)    Manager Obligations............................................................................67

SECTION 9.11. ACTIONS OF LIPA IN ITS GOVERNMENTAL CAPACITY.......................................................67

SECTION 9.12. EFFECTIVE DATE; BINDING EFFECT.....................................................................67

SECTION 9.13. AMENDMENTS.........................................................................................68

SECTION 9.14. NOTICES............................................................................................68

SECTION 9.15. FURTHER ASSURANCES.................................................................................69

SECTION 9.16. NO THIRD PARTY BENEFICIARIES.......................................................................69

SECTION 9.17. STATE LAW REQUIREMENTS.............................................................................69

               AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

     THIS AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT is made and dated as of January 1, 2006 between the Long Island Lighting Company d/b/a LIPA, a New York corporation ("LIPA"), a wholly-owned subsidiary of the Long Island Power Authority, a corporate municipal instrumentality of the State of New York and a body corporate and politic and a political subdivision of the State of New York (the "Authority"), and KeySpan Electric Services LLC, a limited liability company organized and existing under the laws of the State of New York (the "Manager").

                                    RECITALS

     WHEREAS, the parties hereto (or their predecessors) have entered into a certain Management Services Agreement, dated as of June 26, 1997, as amended by the Amendment thereto, dated as of March 29, 2002 (as so amended, the "Existing MSA") in order to provide, among other things, for the operation and maintenance of LIPA's T&D System (as hereinafter defined);

     WHEREAS, LIPA and the Manager desire to extend the term of the Existing MSA, amend in certain respects the terms and conditions of the Existing MSA and, as so amended, restate the Existing MSA in its entirety; and

     WHEREAS,  in  connection  with  this  Agreement,   the  parties  (or  their
Affiliates) are simultaneously entering into the Other Agreements.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and other agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                           DEFINITIONS; INTERPRETATION

     SECTION 1.1. DEFINITIONS; INTERPRETATION. In this Agreement, unless the context otherwise requires:

     (A) Defined Terms. All initially capitalized terms used and not otherwise defined herein are used as defined in Appendix 1 hereto. The definitions set forth in Appendix 1 hereof shall control in the event of any conflict with the definitions used in the recitals hereto. All terms used herein and not otherwise defined herein or in Appendix 1 hereto are used as defined in the Acquisition Agreement.

     (B) References Hereto. The terms "hereby," "hereof," "herein," "hereunder" and any similar terms refer to this Agreement, and the term "hereafter" means after, and the term "heretofore" means before, the Contract Date.

     (C) Gender and Plurality. Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

     (D) Persons. Words importing persons include firms, companies, associations, general partnerships, limited partnerships, limited liability companies, trusts, business trusts, corporations and other legal entities, including public bodies, as well as individuals.

     (E) Headings. The table of contents and any headings preceding the text of the Articles, Sections and subsections of this Agreement shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     (F) Costs and Cost Substantiation. Any cost proposed or incurred by the Manager which is directly or indirectly chargeable to LIPA in whole or in part as a Pass-Through Expenditure or an Exogenous Cost hereunder shall be no greater than the fair market price, to the extent available, for the good or service provided, or, if there is no market, shall be a fair and reasonable price; provided, however, that use of Manager inventory in connection therewith shall be charged to LIPA at the cost the Manager paid for such inventory (excluding any inter-company profit). The Manager shall maintain and, at LIPA's reasonable (as to timing and format) request, and consistent with LIPA's rights and access to information otherwise provided in Section 4.14 hereof, provide Cost Substantiation and, at LIPA's request, such additional relevant information for all such costs invoiced to LIPA hereunder, and for all estimates and quotations furnished to LIPA hereunder for the purpose of reviewing and approving costs for Capital Improvements or any other additional work or costs incurred for which LIPA is responsible hereunder.

     (G) References to Transmission and Distribution of Power. The phrases "transmit", "transmitted", "transmitting", and "transmission" and any similar phrases herein, when used with respect to Power and Energy, shall mean and refer to the operation of the T&D System in accordance with this Agreement to transmit Power and Energy. The phrases "distribute", "distributed", "distributing" and

"distribution" and any similar phrases herein, when used with respect to Power and Energy, shall mean and refer to the operation of the T&D System in accordance with this Agreement to distribute Power and Energy.

     (H) Actions Taken Pursuant to Agreement. The parties acknowledge that this Agreement sets forth procedures and intended results with respect to various circumstances which may arise during the Term hereof. Such circumstances include, without limitation, the "wheeling", "transmission" or "distribution" of Power and Energy; Changes in Law and other Force Majeure events; the preparation of operating plans and schedules; and the assignment and transfer of this Agreement. Unless otherwise agreed to by the parties, any such correspondence, report, submittal, consent or other document or communication given pursuant hereto on account of such a circumstance shall be considered as between the parties to be an action taken pursuant to this Agreement and not an amendment hereto.

     (I) Prudent Utility Practice. Prudent Utility Practice shall be utilized hereunder, among other things, to implement and in no event lower or diminish, the Contract Standards.

     (J) Delivery of Documents in Digital Format. In this Agreement, the Manager is obligated to deliver reports, records, drawings, proposals and other documentary submittals in connection with the performance of its duties hereunder. The Manager agrees that all such documents shall be submitted to LIPA both in printed form (in the number of copies indicated) and, to the extent reasonably available, in digital form. Electronic copies shall consist of computer readable data submitted in consistent standard interchange format to facilitate the administration and enforcement of this Agreement.

     (K) Counterparts. This Agreement may be executed in any number of original counterparts. All such counterparts shall constitute but one and the same original Agreement.

     (L) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to any applicable principles of conflicts of law.

     (M) Severability. If any clause, provision, subsection, Section or Article of this Agreement shall be ruled invalid in any Legal Proceeding, then the parties shall: (1) promptly meet and negotiate in good faith a substitute for such clause, provision, section or Article which shall, to the greatest extent legally permissible, effect the intent of the parties therein; (2) if necessary or desirable to accomplish item (1) above, apply to the court or other authority, as applicable, having declared such invalidity for a judicial construction of the invalidated portion of this Agreement; and (3) negotiate in good faith such changes in, substitutions for or additions to the remaining provisions of this Agreement as may be necessary in addition to and in conjunction with items (1) and (2) above to effect the intent of the parties reflected in the invalid provision. The invalidity of such clause, provision, subsection, Section or Article shall not affect any of the remaining provisions hereof, and this Agreement shall be construed and enforced as if such invalid portion did not exist.

     (N) References to Days. All references to days herein are references to calendar days unless specified as Business Days.

     (O) Good Faith Obligation. In the performance of any and all of their respective obligations and responsibilities hereunder, LIPA and the Manager shall be required to do so in good faith and with due diligence.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.1. REPRESENTATIONS AND WARRANTIES OF LIPA. LIPA represents and warrants to the Manager that:

     (A) Existence and Power. LIPA is a corporation duly organized and validly existing under the laws of the State of New York and a wholly-owned subsidiary of the Authority. On and after the Effective Date LIPA will have full legal right, power and authority to enter into and perform its obligations under this Agreement.

     (B) Due Authorization and Binding Obligation. LIPA has duly authorized the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by LIPA and on and after the Effective Date, will constitute a legal, valid and binding obligation of LIPA, enforceable against LIPA in accordance with its terms except insofar as such enforcement may be affected by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally.

     (C) No Conflict. Neither the execution nor the delivery by LIPA of this Agreement nor the performance by LIPA of its obligations hereunder nor the consummation by LIPA of the transactions contemplated hereby (1) will, on the Effective Date, conflict with, violate or result in a breach of any law or governmental regulation applicable to LIPA or (2) conflicts with, violates or results in a breach of any term or condition of any judgment, decree, agreement or instrument to which LIPA is a party or by which LIPA or any of its properties or assets are bound, or constitutes a default under any such judgment, decree, agreement or instrument.

     (D) No Litigation. There is no action, suit or other proceeding, at law or in equity, before or by any court or Governmental Body pending against LIPA or the Authority or to LIPA's best knowledge, threatened against LIPA or the Authority, which if adversely determined to LIPA or the Authority would materially and adversely affect the validity or enforceability of this Agreement or the Other Agreements, or which would materially and adversely affect the performance by LIPA or the Authority of its obligations hereunder or the Other Agreements.

     (E) No Legal Prohibition. There is no Applicable Law in effect on the date hereof which would prohibit the execution, delivery or performance by LIPA of this Agreement and the transactions contemplated hereby.

     (F) No Consent. No consent or authorization of, filing with, notice to, or other act by or in respect of any Governmental Body or any other Person is required in connection with the execution and delivery by LIPA or the performance by LIPA of its obligations hereunder except for (i) approval of the New York State Attorney General (as to form) and (ii) approval of the New York State Comptroller.

     (G) Intellectual Property. LIPA and the LIPA's Related Parties have good title to all LIPA Marks and LIPA Owned Property provided by, or on behalf of LIPA, or LIPA's Related Parties, or all rights necessary to grant to the Manager and the Manager's Related Parties the licenses and other rights as provided herein and to perform their obligations hereunder.

     SECTION 2.2. REPRESENTATIONS AND WARRANTIES OF THE MANAGER. The Manager hereby represents and warrants to LIPA that:

     (A) Existence and Power. The Manager is duly organized and validly existing as a corporation or other entity under the laws of the State of New York, with full legal right, power and authority to enter into and perform its obligations under this Agreement.

     (B) Due Authorization and Binding Obligation. The Manager has duly authorized the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by the Manager and constitutes the legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms except insofar as such enforcement may be affected by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally.

     (C) No Conflict. Neither the execution nor the delivery by the Manager of this Agreement nor the performance by the Manager of its obligations hereunder
(1) conflicts with, violates or results in a breach of any law or governmental regulation applicable to the Manager, (2) conflicts with, violates or results in a breach of any term or condition of any judgment, decree, contract, agreement (including, without limitation, the certificate of incorporation of the Manager) or instrument to which the Manager is a party or by which the Manager or any of its properties or assets are bound, or constitutes a default under any such judgment, decree, agreement or instrument or (3) will result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the properties or assets of the Manager.

     (D) No Litigation. There is no action, suit or other proceeding, at law or in equity, before or by any court or Governmental Body, pending or, to the Manager's best knowledge, threatened against the Manager which, if determined adversely to the Manager, would materially and adversely affect the validity or enforceability of this Agreement or the Other Agreements, or which would materially and adversely affect the performance by the Manager of its obligations hereunder or under the Other Agreements.

     (E) No Legal Prohibition. There is no Applicable Law in effect on the date hereof which would prohibit the execution, delivery or performance by the Manager of this Agreement and the transactions contemplated hereby.

     (F) Intellectual Property. The Manager and the Manager's Related Parties have good title to all Manager Owned Property used by the Manager or all rights necessary to grant to LIPA and LIPA's Related Parties the licenses and other rights as provided herein and to perform their obligations hereunder.

     (G) T&D System Familiarity. The Manager acknowledges that: (1) the Manager is thoroughly familiar with, and will continue to remain thoroughly familiar with, the entire T&D System and has operated the T&D System; (2) the Manager is familiar with local conditions which may be material to the Manager's performance of its obligations under this Agreement; and (3) based on the foregoing, the T&D System is acceptable and suitable for the performance of the Manager's obligations hereunder and will permit the Manager to safely and reliably operate and maintain the T&D System in compliance with the terms and conditions of this Agreement. In making such acknowledgment, the Manager is not relying on LIPA.

                                  ARTICLE III.

              OWNERSHIP OF THE TRANSMISSION AND DISTRIBUTION SYSTEM

     SECTION 3.1. OWNERSHIP OF THE T&D SYSTEM.

     (A) LIPA Ownership. The T&D System is and shall continue to be owned by LIPA (or an Affiliate thereof) throughout the Term of this Agreement. The Manager shall not have any legal, equitable, tax, beneficial or other ownership or leasehold interest in the T&D System.

     (B) Engagement of Manager. LIPA hereby engages the Manager as an independent contractor (except where the Manager is appointed as LIPA's agent as specifically provided herein) to furnish the services described in this Agreement at and for the compensation provided for hereunder. The Manager hereby accepts such engagement upon the terms and conditions provided for herein.

     (C) Use. During the Term hereof, the Manager may enter upon, occupy and operate the T&D System to perform the Operation and Maintenance Services and/or manage Construction Work for LIPA, all in accordance herewith, and for no other purpose unless otherwise directed or approved by LIPA.

     (D) Encumbrances. The Manager shall not, without LIPA's prior written consent, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any Encumbrance on the T&D System, other than (1) Encumbrances existing as of the date hereof, or (2) any Lien affecting the T&D System (i) resulting solely from any action or failure to act by LIPA or anyone claiming by, through or under LIPA (other than the Manager and persons claiming by, through or under the Manager) or (ii) created by Subcontractors that are promptly discharged or bonded against by the Manager. Nothing in this Agreement shall be deemed to create any Lien or Encumbrance in favor of the Manager on any asset of LIPA, including the T&D System, as security for the obligations of LIPA hereunder.

     (E) Surrender of the T&D System. At the expiration or earlier termination of the Term hereof, the Manager shall peaceably leave and surrender the T&D System to LIPA in a condition consistent with the Manager's construction, operation, maintenance, repair and replacement responsibilities hereunder. In conjunction with such surrender, the Exit Test shall be conducted in accordance with Section 8.3 hereof.

     (F) Right of Access.

     (1) General. Notwithstanding any other provision of this Agreement, LIPA, as the owner of the T&D System, shall have a right of unrestricted access to the T&D System for itself, its consultants and agents at such times and for such purposes as it deems necessary or desirable. LIPA and its consultants and designees shall have a dedicated on-site office space located at the Manager's current headquarters building or another suitable site mutually agreed upon and a separate work space adequate to enable LIPA to exercise its oversight rights and responsibilities under this Agreement. Such work space initially shall include a separate lockable room or rooms large enough for six (6) people and shall provide space sufficient for computer terminals, a printer, telephones, a fax machine, lockable file cabinets and desks and other office equipment and supplies. The file cabinets and desks shall be able to be locked or unlocked only by LIPA. All LIPA personnel, representatives and agents shall have access to a photocopying machine and other commonly used supplies and facilities located on-site. In addition, the Manager shall make available such additional or different office and work space and equipment and supplies as reasonably requested by LIPA from time to time. LIPA shall also have a right of reasonable access to the T&D System for other visitors upon reasonable notice to the Manager. LIPA and its consultants and agents also shall have a right of unrestricted access to the Allocated Common Facilities at all times. When, as reasonably determined by LIPA to be necessary due to the nature of the task performed, access to the Common Facilities shall be allowed to LIPA and its consultants and agents on an unannounced basis for audit and oversight purposes. All LIPA personnel, representatives, designees and other visitors shall comply with the Manager's on-site safety policies and procedures.

     (2) LIPA Embedded Representatives. The parties desire that through the on-site presence and participation of LIPA representatives, LIPA will be able to strengthen its oversight of the Manager's day-to-day operations, enhance communication with the Manager, provide guidance and input on significant matters affecting the T&D System, and overall, create a more collaborative and efficient working relationship between the parties. To this end, the parties agree as follows:

          (a) During the Term hereof, LIPA shall have the right to designate up to four (4) LIPA employees (each a "LIPA Designee") to be located at the Manager's offices. One (1) such LIPA Designee shall fully participate with the Senior Executives of the Manager and its Affiliates who are responsible for the provision of electric service. Up to two (2) LIPA Designees will be assigned to fully participate with the senior management of the Manager's Electric Planning Organization for the T&D System and with respect to electric resource planning work performed by such organization. One (1) such LIPA Designee will be assigned to fully participate with the Manager's combined Electric Sales and Marketing Organization. After the Contract Date, LIPA shall notify the Manager in writing of the identity and assignment of the LIPA Designees. LIPA shall also provide the Manager with written notice in advance of any changes to LIPA Designees.

          (b) The Manager shall provide the LIPA Designees with suitable separate offices adequate and appropriately located to carry out their assigned functions. Such offices shall be equipped with appropriate connections for computer services, printers, fax machines and telephones, as well as lockable file cabinets and desks and other customary office equipment and supplies. The file cabinets and desks shall be lockable and accessible only by the LIPA Designees. The LIPA Designees shall have access to photocopying and other commonly used on-site office supplies and facilities. The Manager shall also make available to LIPA such additional or other office and work space, equipment and supplies which LIPA may reasonably request from time to time.

                                  ARTICLE IV.

                           OPERATION OF THE T&D SYSTEM

     SECTION 4.1. T&D SYSTEM GENERALLY.

     (A) Reliance. The Manager acknowledges that LIPA, in meeting the Power and Energy requirements of the Service Area, in providing an essential public service, and in complying with Applicable Law, will rely on the performance by the Manager of its obligations hereunder.

     (B) Limitations on Manager Rights. The Manager shall not transmit or distribute Power and Energy other than Power and Energy obtained by, on behalf of, or with the approval of LIPA, and shall not use the T&D System for any purpose other than the purposes contemplated hereby or to serve or benefit any person other than LIPA and its retail and wholesale customers in the Service Area.

     (C) Curtailments and Shutdowns. If deliveries of Power and Energy through the T&D System are temporarily reduced, curtailed or shut down for any reason, including without limitation due to a Storm Event, the Manager shall, with due consideration of its responsibility for safety and system reliability, immediately advise LIPA as to the nature, reason and probable duration thereof and the expected effect thereof on the operation of the T&D System. Such notices shall be given in accordance with Appendix 3 hereto which shall be agreed upon by the Manager and LIPA. Any announcement concerning such events made to the public or the media shall be made in accordance with the provisions of subsection 4.2(B) and Section 4.5 hereof or, in the case of a Storm Event, as provided in Appendix 11 hereto.

     SECTION 4.2. OPERATION AND MAINTENANCE.

     (A) General. The Manager shall provide Operation and Maintenance Services and Construction Work for the T&D System on behalf of LIPA hereunder at all times in accordance with the Contract Standards.

     (B) Scope of Services. The scope of services to be provided by the Manager (the "Scope of Services") will include, but not be limited to, the following, it being understood and agreed that the parties expressly intend that the Scope of Services that the Manager will provide under this Agreement is subject to modification during the Term to reflect changes in Prevalent Utility Services:

     (1) General. The Manager will be responsible for all electric transmission, distribution, and load serving activities for the safe and reliable operation and maintenance of the T&D System, management and/or performance of construction of improvements thereto and delivery of Power and Energy to LIPA's customers, including but not limited to the implementation of the following activities subject, however, to LIPA's rights and responsibilities as set forth in Section
4.5 hereof or otherwise herein:

          (a) day-to-day operation and maintenance of the T&D System, including emergency repairs and maintenance of an Open Access Same-time Information System ("OASIS");

          (b) engineering activities (design and engineering, design standards, construction standards, system mapping and related information, system performance, reliability, root cause analysis, equipment ratings, customer contact and needs assessment, administration of customer contribution in aid of construction; maintenance of environmental and regulatory compliance and the documentation thereof; T&D System interconnection permit applications and processing thereof; and preparation of Capital project close-out reports);

          (c) asset management, including asset optimization, real estate management, easements, leases and agreements, pole attachments, joint use agreements, telecommunications for the provision of electric service, meter maintenance, fleet management; materials and services procurement and inventory management; T&D System security; emergency preparedness and planning; environmental compliance and permitting; and warehousing;

          (d)   identification   and   assistance   in   the   development   and
     administration of third-party produced research and development to increase operational effectiveness and improve maintenance practices;

          (e) contract administration of third party generation and transmission and interface with daily operation;

          (f) preparation of recommended and monitoring of the approved annual Capital Plan and Budget, load and energy forecasts and long and short range system plans, including integrated electric resource planning and delivery of proposed annual operating and maintenance work plan;

          (g) preparation of long and short range transmission and distribution planning analyses and forecasts to determine the need for Capital additions to and to assure the reliability of the T&D System;

          (h) monitoring the regulatory environment for changes or trends that could impact LIPA and recommending appropriate courses of action;

          (i) performance of accounting, tax and payment in lieu of tax reporting functions including the maintenance of the fixed assets records;

          (j) procurement from third parties of other goods and services relating to the Scope of Services;

          (k) provision of personnel and human resource-related matters and personnel training for the Manager's personnel and provision of emergency and other training to LIPA personnel consistent with the other services provided by the Manager hereunder, including preparing, maintaining and providing to LIPA staffing and training plans;

          (l) day to day legal and tax management responsibilities relating to the operation and maintenance of the T&D System and performance of Capital projects;

          (m) representation of LIPA before NERC, NYISO, NY State Reliability Council, ISO-NE, NPCC and PJM, in each case if requested by LIPA;

          (n) preparation, maintenance and ongoing updating of the LIPA T&D System Operation and Maintenance Manual and capital planning and procurement policies for use by the Manager and by LIPA and its designees, including the preparation of a maintenance matrix of preventive and diagnostic maintenance tasks as part of the development of a reliability centered maintenance program;

          (o) tracking, reporting, managing, auditing and billing and collection of all attachment fees, rents and other revenues due to LIPA associated with services provided from time to time on or related to lighting, telecommunications and other equipment attached to or located on the T&D System or T&D System Site, in each case only to the extent that the Manager has actual knowledge thereof;

          (p) billing and collection of all fees and charges in connection with the use or availability of the T&D System for wheeling services;

          (q) administration and management, at the direction of LIPA, of LIPA's interest in Nine Mile Point 2, including participating in meetings of the joint owners of Nine Mile Point 2;

          (r) under LIPA's direction, assistance in the administration, development and/or implementation of energy conservation and load management programs for the T&D System and its customers, including coordination with third parties or other resources necessary or desirable to develop and implement such programs;

          (s) performance of Capital Improvements including customer connections and disconnections and supervision (including engineering and related design and construction management services);

          (t) repair or modification activities required due to Public Works Improvements;

          (u) reasonable cooperation with third parties providing services to LIPA with respect to the provision of electric service;

          (v) continued provision of those services provided by the Manager to LIPA under the Existing MSA (excluding any government relations services, other than pursuant to Section 4.2(B)(5) below) and not otherwise enumerated in this Section 4.2; and

          (w) other activities necessary, appropriate or advisable to safely, reliably and efficiently operate and maintain the T&D System in accordance with the Contract Standards and Prevalent Utility Services.

     (2) Customer Service Programs. The Manager will be responsible for implementation of customer service functions related to the provision of electric service; subject, however, to LIPA's rights and responsibilities as set forth in Section 4.5 hereof or otherwise hereunder, including, but not limited to, the following:

          (a) maintaining customer contact through call centers with toll free service numbers, customer offices, authorized payment centers, maintaining and overseeing customer portion of LIPA's Web Site, co-management of customer loyalty and satisfaction programs, customer services field operations, and customer care and institutional communications and responding to customer inquiries regarding LIPA provided services;

          (b) development and maintenance of all necessary information and accounting systems and controls relating to the provision and reporting of customer services, and updating customer records in the financial and customer information system;

          (c) marketing and sales for retail system expansion, retail customer retention, and customer care and service programs, including all aspects of marketing, promotion and communications; market research; account relationship management; economic development; field sales; trade ally relations; demand response programs; and participating in and complying with LIPA's clean energy initiatives;

          (d) planning and managing the design of customer meter reading and billing systems, reading of customer meters, issuance of accurate and timely customer bills, and collection of customer payments and timely investigation of customer bill inquiries, all in accordance with the Contract Standards and unusual or unmetered usage, unbilled revenues and theft of services;

          (e) auditing, on a timely basis, of adjustments for billing errors, and seeking refunds and interest payments from customers;

          (f)  collection  of  reliability,   meter  reading,   call  answering,
     collection and customer satisfaction performance data;

          (g) inclusion of communications to customers requested and approved by LIPA in customer bills;

          (h) identification, assistance in the development of, and administration of third party produced research and development to provide solutions to fulfill customer needs and expectations, renewable technologies and clean energy initiatives; and

          (i) other activities necessary, appropriate or advisable to implement LIPA's customer service programs in accordance with the Contract Standards and Prevalent Utility Services.

     (3) Revenue Requirements and Rate Design. The Manager will be responsible for (i) the preparation of recommended revenue requirements for the management of the T&D System in accordance with the terms and conditions hereof; (ii) the preparation of recommended rate classification and designs for the T&D System;
(iii) at LIPA's request, public presentation of recommended rate and capital expenditure adjustments at LIPA rate hearings; (iv) cost of service and planning; (v) tariff development, administration, and enforcement; (vi) regulatory monitoring; and (vii) load research and forecasting.

     (4) Other Activities. The Manager will be responsible for the following other activities with respect to the provision of electric service to customers of the T&D System:

          (a) assisting LIPA in developing and maintaining System Policies and Procedures and training the Manager's work force in accordance therewith;

          (b) assigning and supervising the Manager's and its Subcontractor's work force consistent with the day-to-day requirements of this Agreement;

          (c) assigning and allocating physical resources consistent with the day-to-day operational requirements of this Agreement;

          (d) recruiting, retaining, deploying, and supervising subcontract labor and resources;

          (e)  determining,   acquiring,   deploying,   and  maintaining  tools,
     equipment, and information systems necessary to perform all activities under this Agreement;

          (f) preparing and delivering cost and budget input data for LIPA's annual budgeting processes;

          (g) accounting for and documenting the costs and revenues resulting from the Manager's performance under the Agreement in accordance with GAAP, GASB, FERC and /or NYSPSC requirements as necessary;

          (h) developing safety programs, safety reports, and written procedures and practices for the Manager's staff;

          (i) producing and delivering information as may be necessary to determine the Manager's performance hereunder;

          (j) contracting for and maintaining services, including utilities, communication systems, and internet and intranet services, necessary for the Manager's office facilities and to fulfill the Manager's obligations under this Agreement;

          (k) monitoring industry advancements and technological changes in the provision of transmission and distribution services by electric utilities and recommending improvements in current programs and practices for LIPA's consideration;

          (l) in accordance with current practices of the Manager, staffing public events and presenting workshops, seminars, and similar activities during normal business hours, evenings, weekends, and holidays, as may be required from time to time by LIPA; and

          (m) providing vehicle and refueling operations.

     (5) Implementation of Emergency Response and Reporting. The Manager will be responsible for developing and implementing business continuity, disaster recovery and emergency response plans, and all necessary emergency response and reporting relating to the T&D System, and coordinating such plans with LIPA's plans and the plans of LIPA's other service providers for business continuity and disaster recovery, including but not limited to, response and reporting relating to storms and other unusual weather occurrences; subject, however, to LIPA's rights and responsibilities as set forth in Section 4.5 hereof and otherwise hereunder, including but not limited to the following activities:

          (a) timely reporting to LIPA of such emergency conditions including regular updates as to the courses of action taken in response thereto or in anticipation thereof and progress made in responding to such emergency conditions;

          (b)  storm  monitoring  and  mobilization  of  the  Manager,   Manager
     Affiliate or Subcontractor workforce (including workforce available under mutual assistance agreements) in connection with anticipated storms;

          (c) media, fire, police and government coordination;

          (d) customer communications, including customer call back;

          (e) system condition monitoring;

          (f) repair and replacement of damaged components of the T&D System;

          (g) public safety activities; and

          (h) restoration of the T&D System to pre-emergency conditions.

     (6) Additional Services. If requested by LIPA, the Manager will perform additional services reasonably related to the T&D System and not included within the Scope of Services ("Additional Services") based upon terms and conditions (including compensation) agreed to by the parties.

     (7) Excluded Activities. Notwithstanding anything contained herein to the contrary, the parties agree that the Scope of Services shall not include (1) operation, maintenance and repair of transmission or distribution facilities which are owned in whole or in part by third parties, other than the 1385 Cable and the Y50 Cable or (2) operation, maintenance and repair of transmission or distribution facilities located outside of the Long Island Control Area owned by LIPA which are constructed or acquired after the Contract Date. The parties further agree that the Scope of Services shall only be expanded to the extent consistent with Prevalent Utility Services or as the parties may otherwise mutually agree.

     (C) T&D System Supervisor; Manager Representatives. (i) On the Contract Date, the Manager shall advise LIPA of the Manager's supervisor of the T&D System (the "T&D System Supervisor") who shall have at least ten (10) years experience with respect to the management of the T&D System, a similar system or an electric utility generally, and who shall be responsible for the day-to-day operation and maintenance of the T&D System. The Manager shall inform LIPA of the identity of the person serving from time to time as T&D System Supervisor, and of the telephone and beeper numbers or other means by which such T&D System Supervisor and his or her designee may be contacted at all times. The Manager and the Guarantor shall appoint (subject to LIPA's approval as provided below) officials with senior supervisory responsibility for the operation of the T&D System (the "Senior Executives") and shall inform LIPA of the telephone and beeper numbers or other means by which such persons may be contacted at all times. LIPA shall have the right to approve in advance the appointment of the Manager's T&D System Supervisor (who shall similarly have at least ten (10) years of experience with respect to the management of the T&D System, a similar system or an electric utility generally) and its Senior Executives, such approval in each case not to be unreasonably withheld or delayed, and shall have the right fully to participate with the Manager in the appointment and any reassignment of Manager's key personnel providing services to LIPA hereunder. The Manager shall provide LIPA with reasonable advance notice of the Manager's intention to make any such appointment or reassignments in order to enable LIPA fairly to consider Manager's proposed personnel changes.

     (ii) The Manager shall designate one or more representatives (the "Manager Representatives") to act for and on behalf of the Manager on such matters concerning this Agreement for which the Manager has authorized such Representatives to act. The Manager shall advise LIPA as to the scope of such authorization. In all such matters, the Manager shall be bound, to the extent permitted by Applicable Law, by the written communications, directions, requests and decisions made by the duly authorized Manager Representatives. The Manager shall promptly notify LIPA in writing of the selection of the Manager Representatives and any subsequent replacements.

     (D) Operation and Maintenance Manual. On or prior to the Contract Date, the Manager shall provide LIPA with one (1) copy of the Operation and Maintenance Manual as then in effect. The content of the Operation and Maintenance Manual shall be consistent with the terms and provisions of this Agreement, shall provide for the operation and maintenance of the T&D System and the training of employees in accordance with the Contract Standards, and shall otherwise be sufficiently detailed to permit the T&D System to be operated and maintained by a third party, reasonably experienced in electricity transmission and distribution operations. Neither the review of or comment upon, nor the failure of LIPA to comment upon, the Operation and Maintenance Manual shall relieve the

Manager of any of its responsibilities under this Agreement, be deemed to constitute a representation by LIPA that operating the T&D System pursuant to the Operation and Maintenance Manual will cause the T&D System to be in compliance with this Agreement and the Contract Standards, or impose any liability upon LIPA except as expressly provided in subsection 4.2(E) hereof. During the Term, the Manager shall remain responsible for the Operation and Maintenance Manual and shall keep it current by making necessary updates, supplements or revisions thereto to reflect the Contract Standards. The Manager shall promptly supply LIPA with one (1) copy of any such updates, supplements or revisions thereto. LIPA shall have the right to review and comment on any such updates, supplements or revisions prior to their inclusion in the Operation and Maintenance Manual. Upon the commencement of procurements for future contract bids for the management of the T&D System, the Operation and Maintenance Manual shall be available to any qualified prospective bidder. LIPA shall require such qualified prospective bidder to treat the Operation and Maintenance Manual confidentially.

     (E) Delivery of Manual on Termination. Upon the expiration or earlier termination of this Agreement for any reason whatsoever, the Manager shall deliver to LIPA the Operation and Maintenance Manual for use in connection with the operation and maintenance of the T&D System. Any final payments due at the time of the termination of the Agreement shall be conditional upon delivery of such Operation and Maintenance Manual. Such manual will be available for use by any subsequent manager, provided that LIPA require any such manager also to maintain the confidentiality of information contained therein and prohibit such manager from using any such information other than in connection with the management of the T&D System. LIPA will hold the Manager harmless from any Loss-and-Expense solely resulting from any claims or Legal Proceedings commenced by third parties based upon use by subsequent managers of the Operation and Maintenance Manual. The provisions of this Section 4.2(E) shall survive the expiration or termination of this Agreement.

     SECTION 4.3. MAINTENANCE AND REPAIR OF T&D SYSTEM.

     (A) General. The Manager shall maintain the T&D System, the T&D System Site and the Common Facilities in good working order and repair and in a neat and orderly condition (including the cleanup of litter and debris as required), and shall conduct periodic, corrective, and preventive maintenance and repair of the T&D System consistent with the Contract Standards for the purpose of, among other things, mitigating and preventing abnormal wear, tear and usage. The Manager shall also maintain a spare parts inventory as required under the Contract Standards. The Manager shall maintain the aesthetic quality of the T&D System and the T&D System Site; provided, however, that such maintenance responsibility shall not materially adversely affect the reliability of the T&D System. As used herein and elsewhere in this Agreement, "maintenance" means those routine and/or repetitive activities required or reasonably recommended by the equipment or facility manufacturer, by LIPA or by the Manager, or customary in the industry to provide for the normal useful life of property, plant, equipment or other capital items. As used herein and elsewhere in this Agreement, "repair" means those non-routine/non-repetitive activities required for operational continuity, safety and performance generally due to failure or to avert a failure of the T&D System or any of its components.

     (B) Ownership of T&D System Assets. All additions to the T&D System purchased in conjunction or for the use with any part of the T&D System during the Term shall be the property of LIPA, except those which are leased or constitute part of the Common Facilities. The Manager shall maintain, and provide to LIPA, perpetual records of all capital items purchased, installed or constructed (including, without limitation, vehicles, fixtures and equipment) with LIPA's funds.

     (C) Retirement of Capital Assets and Salvage of Material. All planned retirements from service of Capital Assets as set forth in LIPA's capital asset policies shall be included in the annual Capital Plan and Budget, and are subject to LIPA's prior written approval in conjunction with the approval of the annual Capital Plan and Budget as set forth in Section 5.2 (B). All salvage or residual value of any retired Capital Assets shall be for the account of LIPA and be credited to the Capital Costs. All retirements shall be conducted in accordance with the Bond Resolution. In addition, the Manager will procure, through a periodic competitive process, commodity scrapping contracts for the sale of commonly recoverable materials, (such as metals, plastics, and dielectric fluid), that are expected to have salvage value. Separately, the Manager will sell or salvage, through a competitive process, individual unused Capital Assets which are estimated to have salvage value over $100,000.

     (D) Insurance and Other Third Party Payments. To the extent that any repair or replacement costs that are incurred pursuant to this Article can be recovered by the Manager or LIPA from any insurer providing the Required Operating Period Insurance, or from another third party, such party shall exercise with due diligence such rights as it may have to effect such recovery. The Manager or LIPA, as applicable, shall give prompt written notice to the other party of the receipt of any such recovery which shall be applied as appropriate to the restoration or reconstruction of the T&D System in accordance with the Bond Resolution. The Manager or LIPA, as applicable, shall provide the other party with copies of all documentation, and shall afford the other party a reasonable opportunity to participate in and, if the other party so determines, to direct all conferences, negotiations and litigation, regarding insurance claims which materially affect the other party's interest under this Agreement. All applicable insurance recoveries shall be applied to reducing the cost of restoration or reconstruction. The Manager shall be subrogated to any claim that LIPA may have against any insurer or other third party for any damages to the T&D System which the Manager is obligated hereunder to repair to the extent the cost of such repair is not reimbursable by LIPA to the Manager hereunder or otherwise.

     SECTION 4.4. PERFORMANCE METRICS; BEST PRACTICES REVIEW.

     (A) Performance Metrics. In accordance with Section 4.15(A)(3), during the Term hereof, the Manager will monitor and report to LIPA with respect to the Manager's performance during each month under the various operational and customer service performance metrics set forth in Appendix 5 hereto (the "Performance Metrics"). The Manager's performance in meeting such Performance Metrics shall determine the extent, if any, to which the Manager shall be assessed performance penalties, which penalties shall in no event exceed either
(i) Seven Million Dollars ($7,000,000) in the aggregate during any one Contract Year for such Performance Metrics, or (ii) an amount which would result in the Manager receiving less than the Minimum Compensation amount for such Contract Year. The deviation from the agreed upon level of performance with respect to the metrics, and the associated penalty amount, are set forth in Appendix 5.

     (B) Best Practices Review. During the 2009 Contract Year, the Manager shall cause to be conducted at its own cost and expense, a third party best practices review with respect to the Manager's management and operation of the T&D System hereunder. The Manager and LIPA shall consult with each other regarding the selection of the third party, who shall be a nationally recognized person or firm, familiar with the electric utility transmission and distribution business. The scope of such review shall be determined in consultation with LIPA. Notwithstanding the foregoing, in the event the Manager has an Unfavorable Performance for any performance metric (as determined pursuant to Appendix 5 hereof) for two (2) consecutive Contract Years, LIPA may request that the Manager, at its own cost and expense, conduct an internal best practices review with respect to the activities related to such Performance Metric. Following the completion of any such best practices review, the Manager shall promptly provide to LIPA the written report, results and recommendations thereof so that the parties may re-evaluate the Performance Metrics, and after consultation with LIPA, implement such recommended best practices if the parties agree that such implementation is cost justified.

     SECTION 4.5. RIGHTS AND RESPONSIBILITIES OF LIPA.

     (A) Generally. As the owner of the T&D System, LIPA retains the ultimate authority and control over the assets and operations of the T&D System and the right, consistent with Applicable Law, Prudent Utility Practices, Prevalent Utility Services, subject to Section 4.2(B)(1)(v), and this Agreement, to direct the Manager, in connection with the performance of the Manager's obligations under this Agreement. Without limiting the generality of the foregoing, LIPA's specific rights and responsibilities with respect to the T&D System shall include:

          (a) the right to determine all T&D System rates and charges, line extension policies and service rules and regulations applicable to the T&D System and System Power Supply;

          (b) the right to determine and to change from time to time, in its sole discretion, all policies and procedures for the T&D System;

          (c) the right to review, amend as appropriate and approve the annual Capital Plan and Budget pursuant to the procedures outlined in Section 5.2(B) hereof and approve or in its discretion, develop, all long-range strategic plans for the T&D System and System Power Supply;

          (d) to the extent the Manager acts as the representative of LIPA in connection with NERC, NPCC, the NYISO, the NYSPSC, the ISO-NE, PJM and any other similar institutions or organizations, the right to direct the Manager's actions with respect thereto;

          (e) the  right to  determine  customer  service  programs  for the T&D
     System;

          (f) the right to determine customer and public communications policy; including the right to determine all billing formats, bill inserts, flyers and other advertisements distributed by the Manager (other than communications required to address emergencies);

          (g) the right to review and approve the power resource model/plan developed for the T&D System and the load forecast developed by the Manager;

          (h) the right to determine all energy efficiency and conservation and load management policies and plans for the T&D System;

          (i) the responsibility for management of LIPA's financial resources including, but not limited to, determination of the source of financing for major projects;

          (j) responsibility for compliance with Bond Resolution provisions regarding third party expert review of the Capital Plan and Budget and compliance with rate covenants;

          (k) overall legal responsibilities;

          (l) responsibility for governmental relations and reporting, except to the extent otherwise expressly provided herein or to the extent LIPA has expressly authorized and directed the Manager to assist in such activities pursuant to Section 4.2(B)(5) hereof;

          (m) the right to oversee and audit the Manager's operations and performance under this Agreement;

          (n) the right and responsibility to modify procurement procedures;

          (o) the right and responsibility to select a new manager or managers for the T&D System;

          (p) the right to approve all contracts to be entered into by the Manager to the extent required to meet the requirements of the state law applicable to LIPA and as otherwise determined by LIPA;

          (q) the responsibility to respond in a timely manner to all requests of the Manager for action or decision by LIPA with respect to all matters requiring the approval, review or consent of LIPA hereunder and as to such other matters relating to the obligations of the Manager hereunder as to which the Manager shall reasonably request the response of LIPA in accordance with the provisions of this Agreement;

          (r) the right of review and approval of recommended power supply agreements and the right to own and construct new generation capacity;

          (s) the right to establish policies for the T&D System generally, including, without limitation, policies governing wholesale or retail access;

          (t) the responsibility to directly make all appropriate payments in lieu of taxes or taxes imposed on LIPA; and

          (u) the responsibility to undertake the obligations imposed on LIPA as an owner of an interest in Nine Mile Point 2 and to directly make all appropriate payments relating to LIPA's ownership interest in Nine Mile Point 2.

     (B) T&D System Policies and Procedures. LIPA shall establish, in consultation with the Manager, System Policies and Procedures for the operation and maintenance of the T&D System and shall provide the Manager with a copy thereof. LIPA shall notify the Manager in writing of any subsequent changes to the System Policies and Procedures.

     (C) T&D System Access Policies and Prices. LIPA has established and will maintain in effect nondiscriminatory prices and policies for access to, and use of, its transmission facilities for its customers, the Manager or its Affiliates, and other parties providing similar services, in a manner which is designed to enable LIPA to recover its costs and not inequitably shift costs among customers or classes of customers.

     (D) LIPA Representatives. LIPA shall designate one or more representatives (the "LIPA Representatives") to act for and on behalf of LIPA on such matters concerning this Agreement for which LIPA has authorized such representative to act. LIPA shall advise the Manager as to the scope of such authorization. In all such matters, LIPA shall be bound, to the extent permitted by Applicable Law, by the written communications, directions, requests and decisions made by the duly authorized LIPA Representatives. LIPA shall promptly notify the Manager in writing of the selection of the LIPA Representatives and any subsequent replacements.

     (E) No Acceptance, Waiver or Release. No exercise of rights or failure to exercise rights by LIPA hereunder shall be construed as LIPA's acceptance of any Operation and Maintenance Service which is defective, incomplete, or otherwise not in compliance with this Agreement, as LIPA's release of the Manager from any obligation under this Agreement, as an estoppel against LIPA, or as LIPA's acceptance of any claim by the Manager. Notwithstanding any review or approval of LIPA hereunder, in no event shall the Manager be excused from the performance of its responsibilities hereunder, except to the extent due to LIPA Fault, subject to Section 6, or Force Majeure, subject to Section 9.2.

     SECTION 4.6. STAFFING AND LABOR ISSUES.

     (A) General. The Manager shall staff the T&D System during the Term of this Agreement in a manner sufficient to perform its duties consistent with the Contract Standards. The Manager shall provide proper training for the Manager's employees in the performance of their work under this Agreement. The Manager shall give due consideration to any comments of LIPA with respect to the performance of specific employees. The Manager shall provide LIPA access to copies of the Manager's salary administration plan and the job descriptions for each of the Manager's employees during the Term of this Agreement. The Manager recognizes that a substantial portion of the work force at the T&D System is currently unionized and agrees to honor existing labor contracts and will not rely upon mandatory lay-offs to achieve any operational efficiencies. The

Manager shall require that Subcontractors agree to pay prevailing wage rates and employee benefits in connection with the performance of the Operation and Maintenance Services and Construction Work that is performed by a Subcontractor which would otherwise have been performed by union employees of the Manager.

     (B) Separation of Manager's  Electric Planning  Organization.  Within sixty
(60) days after the Contract Date, the Manager will separate its Electric Planning Organization into two groups and in connection therewith will physically segregate each such group. One such group will be exclusively dedicated to and perform work solely for LIPA in connection with the T&D System and any electric generation, the output of which is or may be under contract to or owned by LIPA. The second such group will perform work solely for Manager's Affiliates. Each such group will maintain and only have access to its own separate databases and computer systems, which shall not be shared. The Manager shall take all such actions and implement all such controls and systems as shall be necessary, appropriate or advisable to carry out the foregoing and shall provide LIPA with a written report not later than thirty (30) days following the Contract Date of the specific actions and procedures the Manager has taken and adopted to carry out the foregoing.

     (C) Combination of Manager Sales and Marketing Organizations. The parties shall complete a mutually agreed upon plan to address the following areas of interest not later than ninety (90) days after the Contract Date: (i) organizational design and staffing; (ii) continuation of LIPA's account relationship strategy; (iii) accountability; (iv) interrelationships between the Gas and Electric Marketing organizations; (v) adherence to Naming Guidelines;
(vi) conflicts of interest; (vii) embedded LIPA employees; and (viii) service level agreements for each organization. In order to fulfill LIPA's electric sales and marketing objectives, the parties agree that not later than one hundred twenty (120) days following the Contract Date, the Manager shall complete (1) the combination of the Manager's Major Accounts group and Economic Development group within the Manager's Electric Sales and Marketing Department with the corresponding groups within KeySpan's Gas Sales and Marketing Department, and (2) the reorganization of the Manager's remaining Electric Sales and Marketing Department.

     The parties recognize that natural gas and electricity are competing energy forms in certain end use markets and applications and that a potential for a conflict of interest may therefore arise as a result of the combination of the gas sales and marketing operations and certain of the Manager's electric sales and marketing operations as contemplated above. Accordingly, the Manager hereby covenants and agrees that the same personnel in its electric and gas sales and marketing organization who perform electric sales or marketing functions will not initiate discussions with, or market to customers or potential customers within the LIPA Service Area ("Customer Targets") applications for gas cogeneration or other on-site generation, gas absorption cooling or gas powered air compression ("Competing Solutions"). The Manager shall be responsible for insuring that any personnel of the Manager or its Affiliates that market Competing Solutions to Customer Targets are kept separate from, and do not receive or share information from or with, personnel who perform electric marketing functions. To this end, the Manager agrees that if a Customer Target contacts a member of the sales and marketing organization who performs electric sales or marketing functions and inquires about a Competing Solution, the Manager will refer that Customer Target to the separate personnel marketing or promoting Competing Solutions (the standards set forth in this paragraph, being the "Marketing Standard of Conduct").

     If LIPA believes there has been a violation of the Marketing Standard of Conduct described above, the matter will be resolved in accordance with the expedited dispute resolution procedures set forth in Section 7.8(K) hereof. In the event that the Manager is found to have violated the Marketing Standard of Conduct in three (3) such expedited dispute resolution proceedings, the Manager will within one hundred twenty (120) days of the last such determination complete the segregation of its gas sales and marketing operations from its electric sales and marketing operations and staff and operate the latter at a level commensurate with that in effect prior to the Contract Date.

     If, as a result of new or evolving technologies, there are other applications of gas and electric services that compete with each other in the future, LIPA may propose that such new technologies be identified as, and included in, Competing Solutions. In the event the Manager does not agree with LIPA's proposal, the matter shall be submitted to the Arbitrators and resolved under the expedited dispute resolution procedures set forth in Section 7.8(K) hereof.

     SECTION 4.7. SAFETY. The Manager shall maintain a safe T&D System at a level at least consistent with the Contract Standards. Without limiting the foregoing, the Manager shall: (1) take all reasonable precautions for the safety of, and provide all reasonable protection to prevent damage, injury or loss by reason of or related to the operation of the T&D System to, (a) all employees working at the T&D System and all other persons who may be involved with the operation or maintenance of the T&D System, (b) all materials and equipment under the care, custody or control of the Manager on the T&D System Site, and
(c) other property on the T&D System Site, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities; (2) establish and enforce all reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards and promulgating safety regulations;
(3) give all notices and comply with all Applicable Laws relating to the safety of persons or property or their protection from damage, injury or loss; and (4) designate a qualified and responsible employee at the T&D System whose duty shall be the supervision of plant safety, the prevention of fires and accidents and the coordination of such activities as shall be necessary with federal, State and local officials.

     SECTION 4.8. VEHICLES AND EQUIPMENT.

     (A) Vehicle and Equipment Identification. All vehicles and other equipment owned or used by the Manager in the operation and maintenance of the T&D System or in providing other services to LIPA hereunder shall display names, signs and markings only in accordance with the Naming Guidelines set forth in Appendix 13 hereof. No other signs or markings shall be placed on the vehicles or other equipment used by the Manager except equipment number designation, signs or markings relative to use of such equipment including traffic safety signs, or other safety markings unless and to the extent otherwise specifically permitted by the Naming Guidelines.

     (B) Vehicle Specifications, Maintenance and Appearance. All vehicles used by the Manager in providing the Operation and Maintenance Services or in conducting any Construction Work shall be procured by the Manager in accordance with LIPA approved specifications and shall be registered with the appropriate state Department of Motor Vehicles, shall be kept clean and in good repair, and shall be uniformly painted. No advertisement or other display shall be carried on any vehicle except as and to the extent provided by the Naming Guidelines.

     SECTION 4.9. CUSTOMER SERVICES, RATES AND RULES OF SERVICE.

     (A) General. The Manager shall perform normal and customary customer services, including, but not limited to: Customer account service and maintenance; service restorations account inquiry work; customer assistance, credit and collection services; cashiering; account connection and disconnection; and conservation advice.

     (B) Billing Services. The Manager shall, unless otherwise directed by LIPA, read the meters of electric commercial, industrial, residential heating and residential multiple rate period customers on a monthly basis and all other electric customer meters on a bi-monthly basis. Manager shall, according to the schedule of rates, tariffs and policies (the "Schedule of Rates") then in effect, render bills to all T&D System customers in the name of LIPA for electric service delivered on behalf of LIPA and in the format determined by LIPA. To the extent directed by LIPA, such bills shall also reflect electric services provided to T&D System customers by other parties. LIPA may implement changes to such rates, rules of service, regulations and procedures by giving written notice to the Manager not later than sixty (60) days prior to the effective date of such change to the extent practicable given the nature of the change.

     (C) Account Records. The Manager shall maintain customer bills and records as LIPA reasonably requests setting forth in accurate and reasonable (as to time and format) detail the actual and estimated meter readings, billing determinants, charges made to LIPA's customers in accordance with the Schedule of Rates, and payments received from each of LIPA's customers. At a minimum, the Manager shall maintain the records in a manner such that data by each customer classifications can readily be reported on a monthly basis, for the fiscal year to date and for the most recent twelve-month period. The Manager shall retain any records that it is required to maintain pursuant to this subparagraph for the term of this Agreement and shall deliver them to LIPA upon LIPA's request.

     (D) Collection of Monies. The Manager shall use best efforts to collect on a timely basis (1) all amounts due to LIPA for service provided to customers, and for other services, in accordance with the Schedule of Rates for the periods in which services were provided, and (2) other monies owed to LIPA pursuant to the operation of the T&D System. At LIPA's direction, the Manager shall investigate and implement checking account debit payment procedures for payment of customer bills. The Manager's responsibilities shall also include, consistent with the System Policies and Procedures, the institution of legal proceedings in LIPA's name to collect utility billings and other monies owed to LIPA related to the T&D System. The Manager shall provide current billing information concerning customers of the T&D System to LIPA monthly in such form as reasonably requested by LIPA and historical billing information as otherwise reasonably requested by LIPA. All monies collected by the Manager or its Subcontractors shall be the property of LIPA and shall be deposited by the Manager daily in LIPA's account specified pursuant to Section 4.16(B). In collecting such monies, the Manager and any Subcontractor shall act solely as an agent for LIPA and shall have no right or claim to such moneys and, without limiting the generality of the foregoing, shall have no right to assert a claim of set-off, recoupment, abatement, counterclaim or deduction for any amounts which may be owed to the Manager hereunder or with respect to any other matter in dispute hereunder. The Manager is unconditionally and absolutely obligated to pay or deposit all such monies as directed by LIPA.

     To the extent moneys are collected for any power supply services provided by any unrelated party, amounts collected shall be allocated in accordance with the directions of LIPA.

     (E) Customer Service Office Facilities. The Manager shall maintain at all times during the Term hereof customer service and/or payment offices within Nassau and Suffolk Counties and in Far Rockaway (to be established not later than one hundred eighty (180) days after the Contract Date) with specific minimum requirements as agreed upon by the parties. The Manager shall maintain a local toll free customer service number that shall be identified on all publications, bills and correspondence.

     (F) Customer Service Office Hours. Except as otherwise approved by LIPA, the Manager's customer service office hours shall be, at a minimum, from 8:30 a.m. to 5 p.m. daily, except Saturdays, Sundays and holidays.

     (G) Availability of Representatives. Representatives of the Manager shall be available during normal business hours for communication with LIPA or the public.

     (H) Emergency Telephone Number. The Manager shall maintain a toll-free emergency telephone number(s) for use during other than normal business hours. The Manager shall have a representative, or an answering service to contact such representative, available at the emergency telephone number during all hours other than normal office hours.

     (I) New Connections. The Manager shall provide new customer connection services, which may include electric facility design, estimation of construction costs, new service hook-up, credit check and job scheduling.

     (J) Customer Retention and Expansion Activities. In its sole discretion and at its sole cost and expense, LIPA may undertake its own marketing and public information activities or retain other parties to do so and shall provide the Manager with prior notice and a description of any such activities.

     SECTION 4.10. SERVICE COMPLAINTS AND DEFICIENCIES. The Manager shall maintain during its customer service office hours a complaint service and a telephone answering system having an answering capacity consistent with the System Policies and Procedures. All service complaints and billing complaints will be directed to the Manager. Copies of all complaints shall be given to LIPA upon request. The Manager shall record all complaints, including date and time, complainant name and address, and nature and date and time of resolution of complaint, in a log. This log shall be available for inspection by LIPA during the Manager's regular office hours. Copies thereof shall be furnished to LIPA upon request. The Manager shall also provide LIPA with a monthly report summarizing the status of any complaints in such month for which dollar damages are in excess of $250. The Manager shall take such reasonable actions as may be warranted in response to customer complaints to retain customers and provide service in accordance with Prudent Utility Practice, the System Policies and Procedures and Applicable Law.

     SECTION 4.11. COMPLIANCE WITH APPLICABLE LAW. The Manager shall operate and maintain the T&D System and otherwise perform all of its obligations hereunder in accordance with Applicable Law. In the event that the Manager fails at any time to comply with Applicable Law, then the Manager shall immediately remedy such failure and, to the extent required by Section 6.11 hereof, do so at its cost and expense and bear all Loss-and-Expense of either party resulting therefrom subject, however, to the provisions hereof regarding Force Majeure or LIPA Fault and Section 6.11 hereof. Any such damage, fine, assessment or other charge paid by the Manager due to a violation of Applicable Law caused by Force Majeure or LIPA Fault or with respect to which the Manager is not responsible under Section 6.11 hereof shall be reimbursed to the Manager. Notwithstanding whether a regulatory enforcement action has been undertaken by a Governmental Body, LIPA shall have an independent right to require the Manager to comply with all applicable Legal Entitlements and Applicable Law.

     SECTION 4.12. LICENSES, PERMITS AND APPROVALS. The Manager shall identify for LIPA, prepare, and with LIPA's approval, make and prosecute all filings, applications and reports necessary to obtain and maintain all permits, licenses and approvals required to be made, obtained or maintained by each under Applicable Law in order to operate the T&D System. Draft and record copies of all such documents shall be timely given to LIPA. The Manager shall supply all data and information in a timely manner, which may be required and which is in the Manager's knowledge or control, and shall take all other action necessary or desirable in order to assist LIPA in obtaining, maintaining, renewing, extending and complying with the terms of all permits, licenses and approvals necessary to perform the Operation and Maintenance Services and any Construction Work. The data and information supplied by the Manager to LIPA and all regulatory agencies in connection therewith shall be correct and complete in all material respects, and to the extent required under Section 6.11 hereof the Manager shall be responsible for any schedule and cost consequences which may result from the submission of materially incorrect or incomplete information. Except as directed by LIPA, the Manager shall not submit any data or information directly to the regulatory agencies unless required to do so under Applicable Law or by the terms of an existing license, permit or approval. The Manager shall report immediately to LIPA all violations of the terms and conditions of any permit, license, approval or Applicable Law pertaining to the T&D System.

     SECTION 4.13. OPERATING PERIOD INSURANCE. Throughout the Term of this Agreement, the Manager shall obtain and maintain insurance policies with respect to the Scope of Services, with the types and amounts of coverage and deductible amounts in effect on the Contract Date as specified in Appendix 4 hereto (the "Required Operating Period Insurance") to the extent that such insurance remains available on commercially reasonable terms. If, as a result of material changes in the market for insurance products, one or more Required Operating Period Insurance policies is or are not generally available or available only on terms not considered to be commercially reasonable, the Manager will so notify LIPA. If such insurance is not generally available, LIPA shall be entitled to an equitable adjustment in the Minimum Compensation for the Scope of Services as provided in Section 6.1 hereof.

     If such insurance is available, but only at a cost that Manager considers to be commercially unreasonable, Manager will advise LIPA of such cost. If, after consultation, the parties are unable to agree on whether the Manager should procure such insurance at such additional cost, LIPA may either obtain such insurance at its own cost or determine to forego such insurance coverage. In either event, LIPA will be entitled to an equitable reduction in the Minimum Compensation for the Scope of Services.

     In determining whether one or more Required Operating Period Insurance policies is or are not available on commercially reasonable terms, the Manager will consistently apply standards associated with the operations of its Affiliates, specifically its regulated gas utility Affiliates, as well as apply Prudent Utility Practice and Prevalent Utility Services.

     The Manager shall name LIPA, the Authority, and their respective trustees, directors, officers and employees as additional insureds or named insureds, as appropriate, on its insurance policies, which policies shall require thirty (30) days, prior written notice to LIPA prior to any change in or cancellation of such policies. Insurance coverage required pursuant to this Section shall be maintained with generally recognized financially responsible insurers reasonably acceptable to LIPA and qualified and authorized to insure risks in the State. LIPA shall have the right, upon ninety (90) days' notice to the Manager, at any time at its expense to cancel or replace and obtain independently all or any portion of the Required Operating Period Insurance, in which case LIPA shall be entitled to an equitable reduction in the Base Fee for the Scope of Services as provided in Section 6.1 hereof. In the event that the Manager obtains additional insurance not set forth on Appendix 4 at LIPA's request, LIPA shall reimburse the Manager for the costs thereof as an Additional Service.

     SECTION 4.14. INFORMATION.

     (A) Information System. The Manager shall establish and maintain an information system to provide storage and, to the extent practicable, real time retrieval for LIPA review and copying of T&D System operating data, including all information necessary to verify calculations made pursuant to this Agreement. Such information shall include, but not be limited to, physical and descriptive information about the T&D System and LIPA's customers (collectively, "LIPA System Assets"), reports (and all supporting data) regarding the performance of LIPA System Assets, and information regarding management (including planning, design, engineering, operation, maintenance, and customer contact) of LIPA System Assets.

     (B) Computer Database. The Manager shall maintain for LIPA a computer database (the "Computer Database") which specifies each customer served by the T&D System, the service classification applicable to each such customer, and any special services provided to each such customer.

     (C) Information Access. The Manager shall provide LIPA and its designees, including representatives, consultants and agents, with full and complete access to all information regarding LIPA System Assets and all information contained in the Computer Database. LIPA System access shall not be restricted based on any perception of information ownership. In addition, to the extent that the Manager has developed, compiled, collected, prepared or archived information in the conduct of its services under this Agreement, the Manager shall provide LIPA with full and complete access to such information. Furthermore, to the extent that such information is associated with (in whole or in part) LIPA System Assets which were acquired pursuant to the Acquisition Agreement, LIPA's access shall include access to the documents and information concerning the design of the system prior to the date of such acquisition. LIPA's access to information pursuant to this subsection (C) shall be the same or similar to the access afforded by the Manager, its employees and executives.

     (D) Ownership of Information and Documentation. LIPA shall have sole ownership of information related to customers served by the T&D System (except to the extent such information is also owned by an Affiliate of the Manager in its role as owner of the gas utility) and the operation of the T&D System ("LIPA Customer & Operations Data"). The Manager may not use any LIPA Customer & Operations Data for non-LIPA related purposes without LIPA's prior written permission. Such permission, if granted, will be granted on a nondiscriminatory basis. Neither the Manager nor any Affiliate will (1) use customer information systems to extract, sort or otherwise use LIPA Customer Operations Data (including, without limitation, name, address, telephone number, and energy usage ) or (2) use mechanisms for customer access (including, without limitation, meter reading, customers representatives and service call center), available solely as a result of the Manager's role as the Manager of the T&D System, to market any services to customers served by the T&D System. To the extent LIPA Customer & Operations Data is available from other sources, neither the Manager nor its Affiliates shall be precluded from using in its business such data obtained from other sources.

     SECTION 4.15. MANAGER'S REPORTING REQUIREMENTS.

     (A) Monthly Report. The Manager shall provide LIPA and the Consulting Engineer with monthly reports no later than fifteen (15) Business Days after the end of each month (except for (i) item (1) below, which will be provided no later than twenty (20) Business Days after the end of each month, provided that Manager agrees, not later than six (6) months after the Contract Date, it will examine its reporting practices with an objective of accelerating the reporting of item (1) below so it can be provided no later than fifteen (15) Business Days after the end of each month, and (ii) item (3) below, which will be provided no later than thirty (30) Business Days after the end of each month), including the following data:

     (1) on a monthly and year-to-date basis, the actual Capital Costs, pensions and OPEBs, and Storm Events (collectively, "Reported Costs") versus the budget for Reported Costs, with variance explanations, and the prior year's Reported Costs at such time;

     (2) a capital budget adjustment report;

     (3) a System Operating Report substantially in the form provided by the Manager as of the Contract Date, together with a report of the Manager's performance with respect to the Performance Metrics set forth in Appendix 5;

     (4) a reasonably detailed list of the results of any environmental or other tests or monitoring procedure conducted by or at the direction of any federal, State or local environmental or other regulatory agency during the prior monthly period, and at LIPA's request copies thereof and copies of any reports or other submittals made to or received from any such agency (it being understood that LIPA shall in any event have complete access to the foregoing);

     (5) The Manager shall provide LIPA and the Consulting Engineer with monthly reports no later than fifteen (15) Business Days after the end of each month, including the following data: (a) a description of partial or total shutdowns for maintenance and repairs during the prior month and anticipated during the current month; (b) any known or anticipated adverse conditions which may be expected to arise during the next thirty (30) day period that may affect the ability of the Manager to transmit and distribute Power and Energy; (c) the results of any regulatory or insurance inspections or tests conducted during the prior month; and (d) identification of those costs which are classified as Capital Costs versus operating in sufficient detail in order to allow LIPA to determine which costs qualify for bonding under the Bond Resolution and which are to be recovered through T&D System rates; and

     (6) any other documents, reports, data, and other information or statement which LIPA may reasonably request (as to time and format), including performance reports related to any of the services provided by the Manager, and which may be reasonably produced from records maintained by the Manager hereunder or pursuant to the Existing MSA in the normal course of business consistent with the provisions of this Agreement with respect to record retention.

The Manager will provide LIPA on a monthly basis updated year-end projections of Pass-Through Expenditures beginning in April of each Contract Year.

     (B) Annual Reports. The Manager shall furnish LIPA and the Consulting Engineer, with an annual settlement reconciling actual costs for Reported Costs and the budget for Reported Costs (the "Annual Settlement Statement for Reported Costs"), certified by the Manager and the Guarantor's internal auditor and chief financial officer. The Manager shall continue to have its independent auditors certify the Manager's internal controls in accordance with Section 404 of the Sarbanes-Oxley Act.

     (C) Books and Records. The Manager shall prepare and maintain (and make available to LIPA upon its reasonable (as to time and format) request), distinct, proper, accurate and complete books, records, files (including non-privileged internal memoranda and external correspondence relating to management of the T&D System) and accounts regarding the operations and financial or other transactions related to the T&D System to the extent necessary: (1) to enable LIPA to prepare financial statements, regarding the operations of the T&D System, certified in accordance with GAAP and GASB, (2) to verify data with respect to any operations or transactions in which LIPA has a financial or other material interest hereunder, (3) to prepare periodic performance reports and statements of the T&D System, which shall be submitted by the Manager to LIPA, and (4) as may be required by Applicable Law or applicable regulatory authority. Such books, records and accounts shall be subject to the Manager's internal review procedures under Section 404 of the Sarbanes-Oxley Act, as appropriate. The Manager shall, upon reasonable notice and demand from LIPA, produce for examination and copying at the Manager's office,  by  LIPA  representatives,  all  books  of  account,  bills,  vouchers, invoices, personnel rate sheets, cost estimates and bid computations and analyses, Subcontracts, purchase orders, time books, daily job diaries and reports, correspondence, and any other documents showing all acts and transactions in connection with or relating to or arising by reason of this Agreement (collectively, the "Books and Records"). The Manager shall at reasonable times produce such Books and Records for examination and copying in order to allow LIPA to determine the costs payable by LIPA under this Agreement. All such Books and Records and all supporting documents shall be available at mutually agreeable locations in the Service Area. The Manager will provide, not later than sixty (60) days following the Contract Date, a list of the key Books and Records and the storage location, responsible party and phone number of such responsible party, accessibility and format of such Books and Records. The Manager shall keep the relevant portions of the Books and Records maintained with respect to each Contract Year until at least the seventh anniversary of the last day of each such Contract Year and provide access to or copies thereof to LIPA at its reasonable request to the extent necessary to allow LIPA to determine to its reasonable satisfaction the propriety of any request for payment or charge hereunder. The provisions of this subsection 4.15(C) shall survive the expiration or termination of this Agreement.

     (D) Additional Reports. The Manager shall provide LIPA with access to reports currently used by the Manager in daily operation of the T&D System. In addition, the Manager and LIPA shall develop the scope for the operations management dashboard, consistent with the budget determined by the IT Steering Committee for this project, not later than March 31, 2006 and the Manager will implement such operations management dashboard not later than December 31, 2006. The Manager and LIPA shall also develop the scope for the financial data mart and operations data mart, consistent with the budget determined by the IT Steering Committee for this project, not later than March 31, 2006 and the Manager will implement such financial data mart and operations data mart not later than December 31, 2006. The parties agree to use commercially reasonable efforts to continue to develop dashboards and other means to provide LIPA with electronic access to data relating to the T&D System. In making future decisions regarding its data infrastructure during the Term, the Manager will consider the use of "Intelligrid" architecture, as well as LIPA's long term costs. From time to time, LIPA may reasonably request (as to time and format) additional information not readily available through the provided databases, data marts, management dashboards or reports regarding LIPA's Assets. The Manager shall respond to any such requests in a timely, cooperative, and comprehensive manner giving due consideration to LIPA's stated objectives in making such request, subject to the availability of such information.

     SECTION 4.16. FISCAL AFFAIRS, ACCOUNTING AND RECORD KEEPING.

     (A) General. The Manager shall maintain possession of operating equipment, buildings, materials and supplies, maps, plans, specifications, and customer billing records during the Term in accordance with the Manager's customary practices or in such manner as LIPA may reasonably require and shall duly account to LIPA therefor.

     (B) Bank Deposits. All cash held by the Manager for the account of LIPA and all cash collected by the Manager for the account of LIPA hereunder shall be deposited on each business day in bank accounts in such bank as LIPA may direct and upon such terms and conditions as may be specified by LIPA.

     (C) Record Keeping. In addition to the requirements of Section 4.15(C), the Manager shall maintain LIPA's Books and Records for those activities performed by the Manager in general conformity with municipal electric utility accounting standards or such other standards as reasonably requested by LIPA. When requested by LIPA, the Manager shall make reasonable changes in its standard accounting practices and procedures applied to LIPA's Books and Records.

     (D) Financial Audits. Pass-Through Expenditure billing statements shall be certified by an officer of the Manager who is experienced in electric utility system accounting and shall be delivered to LIPA within ninety (90) days after the end of such Contract Year. In addition, the Books and Records upon which the reports and statements required by this Article IV were prepared shall be made available by the Manager to LIPA for audit by LIPA or LIPA's designated independent auditor for a period not to exceed twenty-four (24) months. Upon completion of LIPA's audit or upon expiration of said twenty four month period, the statements, invoices and records shall be deemed to be correct, provided no written protest by LIPA has been provided to the Manager. If LIPA's audit establishes that the total of all payments by LIPA to the Manager exceeds the amount actually due hereunder, then the Manager shall immediately refund the overpayment to LIPA with interest at the Default Interest Rate from the time such overpayment was made by LIPA to the Manager until repaid to LIPA. If LIPA's audit establishes that LIPA has underpaid the Manager, then LIPA shall immediately pay the Manager the underpayment, with interest at the Default Interest Rate from the time such underpayment was due until paid by LIPA. (E) Performance Audits. In addition to the financial audits set forth in subsection
(D) above, LIPA may, upon reasonable advance notice from time to time, (a) audit the Manager's and its Affiliates' books, records, accounts, facilities, equipment, technology and other materials used in performance of the Manager's obligations hereunder and (b) to the fullest extent contractually permissible under applicable contracts, audit or cause the Manager or its Affiliates to audit the books, records, accounts, facilities, equipment, technology and other materials of the Manager's and its Affiliates' agents, consultants, subcontractors and suppliers used in performance of the Manager's obligations hereunder to determine compliance with the terms hereof.

     (F) LIPA Bank Accounts. LIPA may establish and maintain such special bank accounts as may be necessary or desirable, including, but not limited to, petty cash funds and local accounts funds, and shall establish the rules and procedures for access to any such accounts by the Manager and certain of its designated employees.

     (G) Maps, Plans and Specifications. At the expiration or termination of this Agreement or at such time that LIPA (or a successor manager of the T&D System) assumes the functions requiring the same, the Manager shall transfer to or at the direction of LIPA all maps, plans and specifications, and records pertaining to the T&D System in its possession at that time. Notwithstanding the Manager's possession of such maps, plans and specifications and records, the Manager acknowledges that the same remain and are the property of LIPA provided that, to the extent they relate to facilities in addition to the T&D System, the Manager and LIPA shall retain a joint-ownership interest therein.

     SECTION 4.17. INVENTORY CONTROL. The Manager shall, consistent with Applicable Law, Prudent Utility Practices, Prevalent Utility Services, subject to Section 4.2(B)(1)(v), and this Agreement: (a) in consultation with, and with approval of, LIPA, maintain an inventory of equipment, spare parts, materials and supplies and shall maintain and document an inventory control program; (b) comply with the inventory policy agreed to by LIPA; (c) purchase, maintain and store inventory in a manner also consistent with the System Policies and Procedures; and (d) complete, on an agreed-upon cycle count basis, a physical inventory of the equipment, spare parts, materials and supplies and reconcile the same with the inventory assets carried on the balance sheet and provide the information to LIPA.

     SECTION 4.18. CAPITAL ASSET CONTROL. In each Contract Year, the Manager shall conduct an audit of the Capital Improvements made in the prior Contract Year. Such audit shall measure the accuracy of the plant records, maps and maintenance databases concerning Capital Assets. Also, from time to time, the Manager shall assist LIPA in completing a physical inventory of all Capital Assets.

     To the extent directed by LIPA, all vehicles and equipment shall be purchased or leased in the name of LIPA. Title to purchased vehicles and equipment shall be issued in LIPA's name. As vehicles or other equipment are acquired by LIPA, the Manager shall forward all titles to LIPA within thirty
(30) days after such acquisitions.

     SECTION 4.19. WARRANTIES. The Manager shall maintain and enforce any warranties or guarantees on any facilities, vehicles, equipment or other items owned or leased by LIPA or purchased or leased on behalf of LIPA and used by the Manager in carrying out this Agreement, and shall not, by act or omission, negligently or knowingly invalidate in whole or part such warranties or guarantees without the prior approval of LIPA.

     SECTION 4.20. TECHNICAL ASSISTANCE. The Manager may contract for the services of outside consultants, suppliers, manufacturers, or experts in accordance with System Policies and Procedures and Prudent Utility Practice described in this Agreement, provided that the Manager shall remain responsible for the performance or omissions of the same.

     SECTION 4.21. PURCHASE OF EQUIPMENT, MATERIALS AND SERVICES. Consistent with the System Policies and Procedures and Prudent Utility Practice, the Manager shall arrange for the purchase or rental for the account of LIPA of equipment, materials, and supplies and services which are not purchased directly by LIPA or other items necessary to properly operate and maintain the T&D System and to maintain the records of LIPA, and to make such additions and extensions to the T&D System, all as may be required from time to time by LIPA. In this connection, any contracts let by the Manager shall be in conformity with competitive bidding laws or regulations applicable to the Manager, and, without the prior authorization of such specific contract by LIPA, no such contract shall be for an amount greater than $250,000 or extend for a term greater than one (1) year. Subcontractors shall be subject to approval by LIPA in accordance with Section 9.10.

     SECTION 4.22. OTHER SERVICES.


     (A) Bill Payments. The Manager shall timely pay all bills related to the T&D System which are proper, appropriate and not otherwise disputed and which it has authority to pay and shall assure that, to the extent within the Manager's control, no mechanic's or similar liens are filed against any portion of the T&D System. In the event that the Manager fails to pay any such bill timely, LIPA shall have the right, but not the obligation, to pay such bill and deduct the amount of such payment (including, but not limited to, any penalties which may be payable in respect of such bill), plus interest at the Default Interest Rate from the time such payment was made by LIPA until repaid the Manager and an administrative fee in an amount of $50.

     (B) Attendance at Meetings. The Manager shall attend meetings of LIPA, with customers of LIPA, suppliers of LIPA and others as reasonably requested by LIPA.

     SECTION 4.23. EMPLOYEE PLANS. During the Term of this Agreement, the Manager shall fully comply with all of the terms of its employee benefit plans and all Applicable Law relating thereto. Any liability arising by reason of the Manager's failure to do so shall be borne by the Manager. The Manager shall promptly give notice to LIPA of any default under any employee benefit plans, or any event which with the passage of time or giving of notice would be a default under any such plan and shall not permit or suffer an event by the Manager which with the passage of time or giving of notice would be a default under any such plan.

     SECTION 4.24. HAZARDOUS WASTE. With respect to the performance of its obligations hereunder and to the extent required by the provisions of the System Policies and Procedures relating to unusual events in connection with the handling, transporting or disposing of Hazardous Waste, the Manager shall give notice to LIPA, and to any other Governmental Body as required by Applicable Law, of its intention to handle, transport or dispose of such Hazardous Waste. The Manager shall cause such Hazardous Waste to be handled, transported and disposed of at a Disposal Facility in accordance with the Contract Standards. The costs associated with such handling, transport and disposal shall be borne by the Manager.

     SECTION 4.25. CRITICAL ASSET REVIEW. Promptly following the Contract Date, the parties shall work cooperatively to identify and categorize critical assets of the Manager or the Manager's Affiliates as to which LIPA has rights under Schedule F of the Acquisition Agreement (the "Critical Assets") and to establish time lines and methodologies to value Critical Assets. The parties agree to complete such inventory not later than ninety (90) days following the Contract Date and to finalize the time lines and valuation methodologies within six (6) months after the Contract Date, it being the intent of the parties to provide LIPA with certainty regarding the time and methodology by which Critical Assets are to be valued.

     The parties recognize that certain of the Manager's or the Manager's Affiliates' assets are used exclusively for the T&D System ("Manager's T&D Assets"), including but not limited to the T&D System Control Room, the portions of the SCADA system not owned by LIPA and the Outage Management System. The Manager hereby grants to LIPA an exclusive, irrevocable option to purchase any or all of the Manager's T&D Assets; provided, however, that such option shall be exercisable only during the Term. The parties shall agree on the process and methodology for valuing these assets within six (6) months after the Contract Date.

     If within the time periods set forth above, the parties fail to agree on either the inventory of Critical Assets or the methodology to value such Critical Assets, including the Manager's T&D Assets, then the matter will be resolved by arbitration pursuant to the expedited dispute resolution procedures set forth in Section 7.8(K) hereof.

                                   ARTICLE V.

                              CAPITAL IMPROVEMENTS

     SECTION 5.1. CAPITAL IMPROVEMENTS GENERALLY.

     (A) Generally. The parties acknowledge that from time to time it will be necessary to make repairs and replacements to the T&D System which do not constitute routine maintenance and it will be necessary or desirable from time to time during the Term hereof to modify, alter or improve the T&D System from its then current condition. Such modifications may be appropriate, by way of example, in order to increase the efficiency or improve the performance of the T&D System, to anticipate or address the obsolescence of any portion of the T&D System, to respond to a Change in Law or to reduce Power and Energy supply costs. All such projects which constitute Capital Improvements shall be made in accordance with this Article and all Capital Improvements shall be owned by LIPA. Under no circumstances shall any such Capital Improvement be considered to constitute routine repair, maintenance or replacement of the T&D System, all of which are within the Scope of Services and remain the responsibility of the Manager to be performed pursuant to Section 4.3 hereof. The Manager shall make all Capital Improvements described in the approved Capital Plan and Budget in accordance with the provisions thereof. The Manager shall not make a Capital Improvement without notifying LIPA and receiving written consent from LIPA unless such Capital Improvement is included in the then current annual Capital Plan and Budget. LIPA shall have the right, when the Manager has materially exceeded the Capital Plan and Budget as of an interim date to require the Manager to defer specific Capital Improvements planned for the remainder of the year. In no event shall the approval or denial of a Manager-requested Capital Improvement relieve the Manager of any of its performance obligations hereunder or entitle the Manager to a cost adjustment unless the Manager is entitled to recover such costs as a Pass-Through Expenditure under Section 6.2 hereof or LIPA shall have agreed to such adjustments. The requirements of Applicable Law relating to LIPA procurement of construction services shall govern whether, to what extent and in what manner LIPA may exercise its rights to contract with the Manager with respect to any Capital Improvement pursuant to this Article.

     (B) Insurance and Other Third Party Payments. To the extent that any Capital Costs that are incurred pursuant to this Article can be recovered by the Manager from any insurer providing the Required Operating Period Insurance, or from another third party, the Manager shall exercise with due diligence such rights as it may have to effect such recovery. The Manager shall give prompt written notice to LIPA of the receipt of any such recovery which shall be applied in accordance with the Bond Resolution. The Manager shall provide LIPA with copies of all documentation, and shall afford LIPA a reasonable opportunity to participate in and, if LIPA so determines, to direct all conferences, negotiations and litigation, regarding such insurance claims which materially affect LIPA's interest under this Agreement. All applicable insurance recoveries shall be applied to reducing the cost of restoration or reconstruction.

     (C) Cost Disputes. The Manager agrees to use its best efforts to limit the costs incurred in making each Capital Improvement consistent with Prudent Utility Practice. LIPA may, without limiting its obligation to make timely payments of any Capital Costs consistent with the mutually agreeable payment procedures established in accordance with Section 5.1(D) hereof, object to any Capital Cost or to the payment of any Capital Cost on the grounds that such Capital Cost or the amount being charged to LIPA was improperly computed, that the Capital Costs incurred by the Manager were unreasonable for the work performed, or that the work performed by the Manager in making the Capital Improvement was materially delayed or not completed due to a circumstance for which the Manager would be responsible for the costs of under Section 6.10 hereof. Any dispute under this Section 5.1(C) shall be resolved in accordance with the expedited dispute resolution procedures set forth in Section 7.8(K) hereof.

     (D) Capital Cost Payments. Capital Costs will be billed monthly on an as incurred basis and paid within thirty (30) days.

     SECTION 5.2. CAPITAL PLAN AND BUDGET.

     (A) Preparation. The Manager shall prepare a proposed annual, two year and five year Capital Plan and Budget concerning planned Capital Improvement projects (the "Capital Plan and Budget"). Such Capital Plan and Budget shall identify, among other things:

          (1) proposed Capital Improvement by function (e.g. transmission, substation, distribution, communication, common plant, and public works) and project location;

          (2) detailed project descriptions of all Capital Improvement projects;

          (3) the planned initiation date of each project and the expected duration of such project;

          (4) an  estimate of the amount of the  Capital  Cost for each  project
     (separately specifying the engineering, material, contract and labor costs), including the dollar amount of capital expenditures per year if the project requires more than a year to complete;

          (5)  an   explanation  of  the   relationship   to  other  planned  or
     subsequently required Capital Improvements or additions of which each individual Capital Improvement is a component;

          (6) the anticipated useful life of each Capital Improvement or addition;

          (7) the economic and engineering justifications for each Capital Improvement or addition, including, where applicable, quantification of system performance changes as a result of such improvement or addition, and the expected effect, if any, of the Capital Improvement or addition on the ability of the Manager to meet any related Performance Metrics;

          (8) an indication of whether the Capital Improvement or addition is planned for performance by the Manager work force or by third party contractor; and

          (9) such other information as LIPA may reasonably request.

     Such Capital Plan and Budget shall include explanation and justification of costs in a form acceptable to LIPA. Whether particular costs are Capital Costs or operation and maintenance costs shall be determined consistent with the definition of "Capital Costs" in this Agreement.

     (B) Schedule for Capital Plan and Budget Review. The Manager shall file a proposed Capital Plan and Budget for each subsequent year with LIPA not later than June 30th of each Contract Year. LIPA shall provide preliminary comments on the Capital Plan and Budget within sixty (60) days after receipt, provided additional time for review, if required, may be agreed to by the parties. The Manager shall make all changes to the Capital Plan and Budget reasonably requested by LIPA. Any proposed Capital Plan and Budget submitted to LIPA by the Manager may be made available to the public by LIPA at such time as it shall deem appropriate for public review and comment. The annual Capital Plan and Budget will be approved by LIPA prior to or contemporaneously with the adoption of any rate adjustment by LIPA; provided that in the event the Capital Plan and Budget has not been adopted by LIPA as of the beginning of a Contract Year, the Manager may undertake such Capital Improvements as reasonably approved by LIPA on a project-by-project basis.

     (C) Projects in Excess of $500,000. Other than for emergency repairs or replacements, including with respect to Storm Events, at LIPA's request, the Manager shall prepare a repair-or-replace analysis for LIPA replacements of the T&D System costing more than $500,000. LIPA shall decide whether to have such repair or replacement implemented.

     SECTION 5.3. COST DETERMINATION.

     (A) Basis for Capital Improvement Cost Determination. Capital Improvements shall be performed, whether by the Manager's own workforce or by a Subcontractor, at the cost of the service without any multiplier fee or mark-up. Construction Work management and administration costs will either be specifically budgeted on a project specific outsourced basis, or such costs will be captured within the then current Capital Plan and Budget.

     (B) Procurement and Contracting Procedures

          (1) Along with its proposed annual Capital Plan and Budget, the Manager shall provide LIPA with an explanation of its proposed process for procuring equipment, construction, and other services related to implementing the Capital Improvements so as to achieve favorable cost completion of the Capital Improvements. Such procurement process shall be performed in accordance with Applicable Law and Appendix 7. Decisions as to outsourcing construction management shall be made in accordance with the procedures and criteria to be determined in accordance with Appendix 7 hereto.

          (2) Whenever a Capital Improvement is to be performed under this Agreement, the provisions and procedures set forth in Appendix 7 shall apply. With respect to any such Capital Improvement estimated to cost in excess of Two Million Dollars ($2,000,000), after conferring with the Manager, LIPA, at its sole discretion, may (a) conduct an independent procurement, (b) direct the Manager to competitively bid the Capital
     Improvement, or (c) direct the Manager to complete the work. In that regard, LIPA will give due consideration to the efficient utilization of the Manager's workforce. The Manager shall cooperate with and assist LIPA in connection with any procurement undertaken by LIPA. Except as LIPA may otherwise direct, competitive solicitations of bids shall be conducted in accordance with the policies and procedures established by LIPA. The Manager shall promptly notify LIPA of any reasonable objection to LIPA's inclusion of a party on the bidder's list.

          SECTION 5.4. CAPITAL IMPROVEMENTS FOR WHICH MANAGER IS RESPONSIBLE. If the T&D System is damaged or destroyed by reason of circumstances for which the Manager is responsible under Section 6.11 hereof, the Manager shall promptly proceed to make or cause to be made all Capital Improvements reasonably necessary to permit the Manager to perform its obligations under this Agreement. The Manager shall give LIPA and the Consulting Engineer written notice of, and reasonable opportunity to review and comment upon, any such proposed Capital Improvement. All such Capital Improvements for which the Manager is responsible under Section 6.11 shall be made at the Manager's sole cost and expense, and the Manager shall not be entitled to any compensation from LIPA as a result thereof.

                                  ARTICLE VI.

                            COMPENSATION AND BUDGETS

          SECTION 6.1. MANAGER COMPENSATION.

     (A) Total Manager Compensation. Commencing with the Initial Contract Year and for each Contract Year during the Term hereof, LIPA shall pay the Manager a fee (the "Total Manager Compensation") for the Scope of Services provided by the Manager under the terms of this Agreement in an amount equal to the lesser of
(i) the Minimum Compensation plus the Variable Compensation and (ii) the Minimum Compensation divided by 80%.

     "Minimum Compensation" shall be equal to Two Hundred Twenty Four Million Dollars ($224,000,000.00) for the first three Contract Years. For each subsequent Contract Year, Minimum Compensation shall be equal to the prior Contract Year Minimum Compensation multiplied by 1.017, multiplied by the change in the Consumer Price Index (all Urban Consumers) for the New York-Northern New Jersey-Long Island region (Series ID #CUURA101SA0) as published by the United States Department of Labor Bureau of Labor Statistics ("New York Region CPI") for the twelve month period ending September 30th of the prior Contract Year.

     "Variable Compensation" shall be equal to the total kilowatt hours of LIPA's billed sales for the Contract Year less "Base Kilowatt Hours," multiplied by the "Variable Price Per KWh" for the Contract Year.

     "Base Kilowatt Hours" shall be equal to 16,558,000,000 kilowatt hours for the Initial Contract Year. For each subsequent Contract Year, Base Kilowatt Hours shall be set at the prior Contract Year's Base Kilowatt Hours multiplied by 1.017.

     "Variable Price Per KWh" shall be equal to 1.3377 cents per kilowatt hour ($0.013377/KWh) for the Initial Contract Year. For the second Contract Year, the Variable Price Per KWh shall be equal to 1.2870 cents per kilowatt hour
($0.012870/KWh) multiplied by the change in the New York Region CPI for the twelve month period ending September 30, 2006 as compared to September 30, 2005. For the third Contract Year, the Variable Price Per KWh shall be equal to 1.2363 cents per kilowatt hour ($0.012363/KWh) multiplied by the change in the New York Region CPI for the twelve month period ended September 30, 2006 multiplied by the change in the New York Region CPI for the twelve month period ended September 30, 2007. For each subsequent Contract Year, the Variable Price Per KWh shall be set at the Variable Price Per KWh for the prior Contract Year multiplied by the change in the New York Region CPI for the twelve month period ended on September 30th of the prior Contract Year.

     (B)  Payment   Schedule.   LIPA  shall  pay  to  the  Manager  the  Minimum
Compensation in monthly installments based on LIPA's forecasted sales pattern as set forth below:

                 January                          8.4%
                February                          7.4%
                  March                           7.9%
                  April                           7.0%
                   May                            7.6%
                  June                            9.0%
                  July                           10.5%
                 August                          10.4%
                September                         8.5%
                 October                          7.7%
                November                          7.4%
                December                          8.2%

     The Manager shall invoice LIPA for the monthly Minimum Compensation on the first day of each month. LIPA shall pay the monthly Minimum Compensation within fifteen (15) days of receipt of such invoice from the Manager.

     The Variable Compensation invoice shall be calculated by the Manager by multiplying the Variable Price Per KWh in effect for that Contract Year by the difference between the Monthly Base Kilowatt Hours from LIPA's actual billed kilowatt-hour sales for the month. The Monthly Base Kilowatt Hours shall be based on LIPA's sales pattern for the Initial Contract Year set forth above. LIPA shall pay the monthly Variable Compensation invoice within fifteen (15) Business Days of receipt of the invoice.

     LIPA acknowledges and agrees that the Total Manager Compensation for the Scope of Services as set forth above reflects the anticipated effect of the following immediate cost savings measures undertaken by the Manager: (1) merging of the Manager's Hewlett dispatch center into the Hicksville dispatch center and
(2) combining the gas sales and marketing operations of the Manager's Affiliates and certain of the Manager's electric sales and marketing operations as described in Section 4.6 hereof.

     SECTION 6.2. PASS-THROUGH EXPENDITURES.

     (A) Pass-Through Expenditures Definition. "Pass-Through Expenditures" shall be those expenditures incurred by the Manager with respect to the following items:

          (1) Capital Costs;

          (2) claims, lawsuits, litigations, losses, costs and expenses, judgments, liens, settlement, disbursements and similar expense (including, without limitation, external attorney's fees) (collectively, "Claims"), incurred in connection with each such Claim or related Claims which exceeds Twenty Five Thousand Dollars ($25,000) in the aggregate;

          (3) Storm Events;

          (4) LIPA's return postage;

          (5) real property taxes, special franchise taxes, other taxes and any payments in lieu of taxes (PILOTS) related to LIPA-owned assets or revenues (collectively, "Taxes");

          (6) customer refunds;

          (7) completion of repairs and remediation related to E.F. Barrett to Valley Stream 138kV cable leak (circuit no 138-291) identified in the fall of 2005;

          (8) incremental substation maintenance for Contract Year 2006, in an amount up to Two Million Dollars ($2,000,000);

          (9) third party conservation and third party research and development costs;

          (10) repair costs for any damage to the submerged portion of any marine cable; and

          (11)  increases in the annual cost of Long Island  Railroad  easements above $1,265,000 (which amount will be escalated annually by 1.017 multiplied by the change in the New York Region CPI for the twelve month period ending September 30th of the prior Contract Year).

     (B) Reimbursement of Pass-Through Expenditures. The Manager shall be reimbursed by LIPA for all such Pass-Through Expenditures as provided (i) in
Article V with respect to Capital Costs, (ii) in the manner set forth in Appendix 11 with respect to Storm Events, (iii) with respect to Taxes, on the date of payment by the Manager, (iv) in the manner set forth in Appendix 14 with respect to Construction Advances refunded by the Manager and (v) with respect to all other Pass-Through Expenditures within thirty (30) days of receipt of an invoice therefor.

     SECTION 6.3. EXOGENOUS COST ADJUSTMENTS.

     (A) Exogenous Costs Definition. "Exogenous Costs" shall be those costs which result in either a positive or negative change in the Manager's costs of providing services hereunder within the Scope of Services which are (i) outside of the Manager's control and (ii) not otherwise reflected in the New York Region CPI, and which directly result from one or more of the following: (1) Change in Law (including tax law, except with respect to the Manager's income tax), regulation or GAAP, but only if and to the extent that such changes are applicable to electric utilities operating in New York State, (2) change in the New York Public Service Law or NYSPSC regulation, but only if and to the extent that such change relates to the safety and reliability of the operation of the T&D System and are adopted as part of the System Policies and Procedures and (3) acts of terrorism.

     (B) Reimbursement of Exogenous Costs. The Manager shall be entitled to reimbursement from LIPA, and shall be required to credit to LIPA's account any Exogenous Costs which the Manager incurs during a Contract Year to the extent that the Manager incurs net Exogenous Costs for that Contract Year (i.e., after giving effect to any Exogenous Cost benefits credited to LIPA during such year) in excess of Three Million Dollars ($3,000,000) in the aggregate. The Manager shall be reimbursed by LIPA for all such Exogenous Costs incurred and billed within thirty (30) days of receipt of an invoice therefor.

     SECTION 6.4. STORM COSTS. The Manager shall be reimbursed, as a Pass-Through Expenditure, for costs incurred by the Manager in connection with a Storm Event. Such costs shall be charged against the Storm Reserve which LIPA shall establish and replenish from time to time in the amounts and in the manner set forth in Appendix 11. Billing and payment for Storm Event costs shall be as set forth in Appendix 11.

     SECTION 6.5. MUTUAL AID COSTS. The Manager will obtain authorization from LIPA prior to the release of any internal or third-party crews to assist a utility either within or outside New York State for storm recovery ("Mutual Aid"). A LIPA designee shall be informed about and consulted with regarding all Mutual Aid requests from third parties. The Manager will track all costs related to such Mutual Aid on a segregated basis and will prepare the documentation necessary for cost reimbursement by LIPA. The Manager will be responsible for working with the third party utility to provide them in a timely manner with any information requested to support the charges to ensure full reimbursement to LIPA. In providing Mutual Aid, the Manager will, among other things, act consistent at all times with the Naming Guidelines set forth in Appendix 13. Any and all reimbursement which the Manager receives from the Mutual Aid recipient or third party for such Mutual Aid assistance shall accrue to LIPA's account.

     The Manager will promptly invoice LIPA at the conclusion of each Mutual Aid assignment for only the Manager's actual incremental overtime and premium time labor costs for crews sent out of the Service Area and any actual non-labor incremental costs (e.g., materials, supplies, food, lodging, fuel and travel).

The Manager shall also prepare and provide on behalf of LIPA an invoice for all Mutual Aid and assistance costs and charges incurred on behalf of the utility to which Mutual Aid and assistance has been provided. Such invoice and all related supporting documentation shall follow industry accepted billing practices and meet the billing requirements outlined in EEI's Mutual Assistance Guidelines. In order to limit the Manager's exposure to any working capital deficiencies, LIPA shall promptly remit to the Manager a payment equal to 75% of the incremental cost invoice rendered upon the Manager's submittal of the complete Mutual Aid invoice to both LIPA and the third party utility and all required supporting documentation. LIPA shall remit to the Manager the balance of such amount due upon the earlier of (i) LIPA's receipt of such amount and (ii) the filing of a voluntary or involuntary bankruptcy petition with respect to the utility invoiced for such amount. LIPA shall have the right to conduct any post-payment audit of the Manager's invoices and any items determined to be inappropriately billed to LIPA as part of the incremental cost billing shall be promptly reimbursed to LIPA by the Manager, with interest at the Default Interest Rate from the date of LIPA's payment to the Manager.

     The Manager recognizes the need actively to participate in Mutual Aid assistance. Accordingly, upon receipt of a Mutual Aid request, the Manager will provide LIPA with a written recommendation detailing the crews that can be released in response to the Mutual Aid request and a detailed list of regularly scheduled work that cannot be performed because of the Mutual Aid event. LIPA may (a) request that the work continue to be performed, (b) revise the workplan or schedule to complete a portion of such work, or (c) cancel such work outright. Should LIPA request that the work be performed either in whole or in part, the Manager will provide LIPA with an estimate of the costs thereof and propose potential projects which can be delayed or eliminated in order to avoid LIPA incurring incremental costs. If LIPA advises the Manager that it nevertheless does not wish to delay, defer or eliminate such work, LIPA will reimburse the Manager for the Manager's actual incremental overtime and premium time labor costs and third party contract costs to perform such work.

     SECTION 6.6. LIPA NON-PERFORMANCE.

     (A) Costs of Operation and Maintenance. If due to the occurrence of an event for which LIPA is responsible under Section 6.11 hereof, there shall be an increase in the Manager's cost of Construction Work or Operation and Maintenance Services, the amount of any such incremental cost increase shall be borne by LIPA to the extent it is responsible therefor under Section 6.11 hereof. The Manager shall give LIPA and the Consulting Engineer prompt written notice of the occurrence of any such event, including in such notice as and to the extent known (1) a description in reasonable detail of the reasons why such increase is due to such an event and (2) the projected amount of any increase in the Manager's cost of Construction Work or Operation and Maintenance Services,
including Cost Substantiation therefor and any impact on the scheduled completion date. LIPA may object to any compensation due hereunder due to any such increase in the Manager's cost of operation and maintenance for any reason under this Agreement, including the grounds that such cost was improperly computed, that such costs are unreasonable for the work performed, that such costs or the manner in which the work was carried out was not a reasonable response to the event, or that the event is something for which the Manager is responsible under Section 6.11 hereof has occurred. Notification and resolution of any such dispute shall be made in accordance with the expedited dispute resolution procedures in accordance with Section 7.8(K) hereof.

     (B) Capital Improvements to Repair Damage Caused by LIPA. If at any time the T&D System is damaged or destroyed due to an event for which LIPA is responsible under Section 6.11 hereof, LIPA shall pay, in addition to and not in substitution for the payments required under subsection (A) hereof, all Capital Costs and adjustments as are required to be made by LIPA pursuant to Article V hereof.

     SECTION 6.7. MANAGER NON-PERFORMANCE. If due to an event for which the Manager is responsible under Section 6.11 hereof, there shall be an increase in the Manager's cost of Construction Work or Operation and Maintenance Services, or in LIPA's costs associated with performing obligations hereunder, the amount of any such incremental cost increase shall be borne by the Manager to the extent it is responsible therefor under Section 6.11 hereof. If at any time the T&D System is damaged or destroyed due to an event for which the Manager is responsible under Section 6.11 hereof, the Manager shall pay, in addition to and not in substitution for the payments required above, all Capital Costs and adjustments resulting therefrom.

     SECTION 6.8. RESERVED.

     SECTION 6.9. RESERVED.

     SECTION 6.10. LIPA'S PAYMENT OBLIGATIONS.

     (A) Source of Payments by LIPA. Amounts payable to the Manager hereunder are to be paid from T&D System revenues and other funds of LIPA available for such purposes in accordance with the terms of the Bond Resolution.

     (B) Disputes. If LIPA disputes any amount billed by the Manager in any Billing Statement, LIPA shall pay that portion of the billed amount which is not in dispute and shall, on or prior to the date such billed amount is due, give written notice to the Manager indicating the portion of the billed amount that is being disputed and providing a summary statement of its objections. Within fifteen (15) days thereafter, LIPA shall give the Manager a written statement providing all reasons then known to LIPA for its objection to or disagreement with such amount. If LIPA and the Manager are not able to resolve such dispute within thirty (30) days after LIPA's objection, either party may refer such dispute for resolution in accordance with Section 7.8 hereof. If any such amount is adjusted in the Manager's favor pursuant to agreement, mediation or otherwise, LIPA shall pay the amount of such adjustment to the Manager, with interest thereon at the Default Interest Rate from the date such disputed amount was due the Manager to the date of payment in full of such amount. Nothing contained in this subsection shall limit the authority of any authorized officer of LIPA or any other governmental agency pursuant to Applicable Law to raise a further objection to any amount billed by the Manager pursuant to an audit conducted by LIPA or such governmental agency. No payment of amounts by LIPA hereunder shall be construed as or shall constitute a waiver by LIPA of its rights to dispute such amounts, to conduct a final audit or reconciliation, or otherwise review the appropriateness of such amounts.

     SECTION 6.11. ALLOCATION OF RISK OF CERTAIN COSTS AND LIABILITIES. Except to the extent due to LIPA Fault (as determined by either a final non-appealable order or judgment of a court of competent jurisdiction (including administrative tribunals) or a final non-appealable binding arbitration decision), the Manager shall be responsible and liable to LIPA for, and shall not be entitled to reimbursement from LIPA for any Loss-and-Expense incurred by the Manager or LIPA,

          (a) due to any gross negligence or willful misconduct by the Manager during the Term in carrying out its obligations hereunder,

          (b) due to any violation of or failure of compliance with Applicable Law by the Manager (except as provided below) which materially and adversely affects:

               (i) the condition or operations of the T&D System,

               (ii) the financial condition of LIPA,

               (iii) the performance or ability of the Manager to perform its obligations under this Agreement, or

               (iv) the cost of providing electric service to the customers of the T&D System, provided, however, that the Manager shall not be responsible and liable to LIPA under this clause (b) with respect to any violation of, failure of compliance with, or liability under, Environmental Laws (as defined in the Acquisition Agreement) for which LIPA or the Manager may be strictly liable provided that the Manager (or for actions prior to the Closing Date, LILCO) acted in a manner consistent with Prudent Utility Practice. Notwithstanding the foregoing, the Manager shall in all events be liable for any fine or penalty arising by reason of any violation of or failure of compliance with Applicable Law for acts or omissions of the Manager not consistent with Prudent Utility Practice,

          (c) due to any criminal violation of Applicable Law by the Manager,

          (d) due to an event which gives rise to a cost incurred with respect to Capital Improvements that is incurred by reason of actions or omissions of the Manager not consistent with Prudent Utility Practice, or

          (e) due to any claim that (a) the Manager's use of any Manager Owned Property or Manager Licensed IP in connection with the performance of its services under the Agreement or (b) LIPA's use of any Manager Owned Property, Manager Licensed IP, or LIPA Owned Property created or developed by the Manager or Manager's Related Parties and not provided by or on behalf of LIPA or LIPA's Related Parties, in each case in accordance with the Agreement, infringes or otherwise violates Intellectual Property Rights or other proprietary rights of any third party.

     Any action or omission identified in (a), (b), (c), (d) or (e) above shall be determined by either a final non-appealable order or judgment of a court of competent jurisdiction (including administrative tribunals) or a final non-appealable binding arbitration decision and shall be attributable to the Manager for purposes of the preceding sentence whether it is attributable to the Manager or to any officer, member, agent, employee or representative of the Manager or any Affiliate and any contractor, Subcontractor of any tier, or independent contractor selected to perform any work hereunder not previously objected to by the Manager to the extent permitted by Section 5.3 and related dispute resolution provisions.

                                  ARTICLE VII.

                         DEFAULT, TERMINATION FOR CAUSE
                             AND DISPUTE RESOLUTION

     SECTION 7.1. REMEDIES FOR BREACH. Subject to the provisions of Section 7.8 hereof, the parties agree that, in the event that either party breaches any other obligation under this Agreement or any representation made by either party hereunder is untrue in any material respect, the other party shall have the right to take any action at law or in equity it may have to enforce the payment of any damages or the performance of such other obligation hereunder and such right to recover damages or to be reimbursed as provided herein will ordinarily constitute an adequate remedy for any breach of such other obligation or any material untruth in any such representation. Either party may enforce by an action for specific performance the other party's obligations hereunder in the event a material breach thereof has occurred and is continuing. Neither party shall have the right to terminate this Agreement for cause except after an Event of Default determined in accordance with the provisions of this Article VII shall have occurred.

     SECTION 7.2. EVENTS OF DEFAULT BY THE MANAGER.

     (A) Events of Manager Default Defined.

          (1) Events of Default Not Requiring Cure Opportunity for Termination. Each of the following shall constitute an Event of Default on the part of the Manager for which LIPA may terminate this Agreement without any requirement of cure opportunity:

               (a) Change of Control of Manager. A Change of Control of the Manager or the Guarantor has occurred;

               (b) Voluntary Bankruptcy. The written admission by the Manager or the Guarantor that it is bankrupt, or the filing by the Manager or the Guarantor of a voluntary petition under the Federal Bankruptcy Code, or the consent by the Manager or the Guarantor to the appointment by a court of a receiver or trustee for all or a substantial portion of its property or business, or the making by the Manager or the Guarantor of any arrangement with or for the benefit of its creditors involving an assignment to a trustee, receiver or similar fiduciary, regardless of how designated, of all or a substantial portion of the Manager's or the Guarantor's property or business;

               (c) Involuntary Bankruptcy. The final adjudication of the Manager or the Guarantor as a bankrupt after the filing of an involuntary petition under the Federal Bankruptcy Code, but no such adjudication shall be regarded as final unless and until the same is no longer being contested by the Manager or the Guarantor nor until the order of the adjudication shall be regarded as final unless and until the same is no longer being contested by the Manager or the Guarantor nor until the order of the adjudication is no longer appealable;

               (d) Credit Enhancement. Failure of the Manager to supply, maintain, renew, extend or replace the credit enhancement required under subsection 9.1(C) hereof within the time specified therein in the event there is a Material Decline in the Guarantor's Credit Standing, as defined in Section 9.1 hereof;

               (e) Letter of Credit Draw. Failure of the Manager to supplement, replace or cause to be reinstated the letter of credit as described in
          Section 9.1 hereof within thirty (30) days following draws equal to, in the aggregate, 50% of the face value thereof; or

               (f) Performance Metrics. Failure of the Manager to meet the minimum Performance Metrics for either (i) customer satisfaction for three (3) consecutive Contract Years, or (ii) SAIDI for two (2) out of three (3) consecutive Contract Years; provided, however, that such Event of Default by the Manager shall be excused to the extent of a Force Majeure event, strike, work stoppage or other labor dispute with respect to the Manager's work force that prevents or delays the Manager's performance of such metric.

     (2) Events of Default Requiring Cure Opportunity for Termination. Each of the following shall constitute an Event of Default on the part of the Manager for which LIPA may terminate this Agreement upon compliance with the notice and cure provisions set forth below:

          (a) Failure to Pay or Credit. The failure of the Manager to pay or credit undisputed amounts owed to LIPA under this Agreement within ninety
     (90) days following the due date for such payment or credit (including the payment or crediting of any payments due to LIPA in connection with the Performance Metrics); and

          (b) Failure Otherwise to Comply with Agreement or Guaranty. The failure or refusal by the Manager to perform any material obligation under this Agreement (other than those obligations contained in subsection 7.2(A)(1) above), or the failure of the Guarantor to comply with any of its material obligations under the Guaranty unless such failure or refusal is excused by a Force Majeure or LIPA Fault; except that no such failure or refusal specified in clause (a) or (b) of this Section 7.2(A)(2) shall constitute an Event of Default giving LIPA the right to terminate this Agreement for cause under this subsection unless:

               (i) LIPA has given prior written notice to the Manager or the Guarantor, as applicable, stating that a specified failure or refusal to perform exists which will, unless corrected, constitute a material breach of this Agreement on the, part of the Manager or the Guaranty on the part of the Guarantor and which will, in its opinion, give LIPA a right to terminate this Agreement for cause under this Section unless such default is corrected within a reasonable period of time, and

               (ii) The Manager or the Guarantor, as applicable, has neither challenged in an appropriate forum LIPA's conclusion that such failure or refusal to perform has occurred or constitutes a material breach of this Agreement nor corrected or diligently taken steps to correct such default within a reasonable period of time, but not more than sixty
          (60) days, from receipt of the notice given pursuant to clause (i) of this subsection (but if the Manager or the Guarantor shall have diligently taken steps to correct such default within a reasonable period of time, the same shall not constitute an Event of Default for as long as the Manager or the Guarantor cures such default within two hundred and seventy (270) days from its receipt of such notice).

     SECTION 7.3. EVENTS OF DEFAULT BY LIPA.

     (A) Events of LIPA Default. Each of the following shall constitute an Event of Default on the part of LIPA for which the Manager may terminate this Agreement upon compliance with the notice and cure provisions set forth below:

          (1) Failure to Pay. The failure of LIPA to pay undisputed amounts owed to the Manager under this Agreement within ninety (90) days following the due date for such payment;

          (2) Failure to Comply with Agreement. The failure or refusal by LIPA to perform any material obligation under this Agreement unless such failure or refusal is excused by a Force Majeure or Manager Fault; except that no such failure or refusal to pay or perform shall constitute an Event of Default giving the Manager the right to terminate this Agreement for cause under this Section unless:

               (a) The Manager has given prior written notice to LIPA stating that a specified failure or refusal to perform exists which will, unless corrected, constitute a material breach of this Agreement on the part of LIPA and which will, in its opinion, give the Manager a right to terminate this Agreement for cause under this Section unless such default is corrected within a reasonable period of time, and

               (b) LIPA has neither challenged in an appropriate forum the Manager's conclusion that such failure or refusal to perform has occurred or constitutes a material breach of this Agreement nor corrected or diligently taken steps to correct such default within a reasonable period of time but not more than sixty (60) days from the date of the notice given pursuant to clause (a) of this subsection (but if LIPA shall have diligently taken steps to correct such default within a reasonable period of time, the same shall not constitute-an Event of Default as long as the Authority corrects such default within two hundred and seventy (270) days from its receipt of such notice).

     (3) Change of Control. A change of control of LIPA or the Authority which results in ownership control of LIPA or the Authority by other than a state public benefit corporation, authority, political subdivision or other instrumentality of the State or any political subdivision thereof.

     SECTION 7.4. PROCEDURE FOR TERMINATION FOR CAUSE.

     (A) Two-Year Notice. If any party shall have a right of termination for cause in accordance with this Article VII, the same may be exercised by notice of termination given to the party in default at least two (2) years prior to (or, in the case of a bankruptcy or insolvency default, a Change of Control or an Event of Default specified in clause (f) of subsection 7.2(A)(1) hereof, simultaneously with, or, in the case of an Event of Default specified in clause
(d) or (e) of subsection 7.2(A)(1) hereof, six (6) months) the date of termination specified in such notice (the "Termination Date").

     (B) Termination by LIPA

          (1) Access. In the event an Event of Default of the Manager occurs and LIPA issues a termination notice described in subsection (A) hereof, from the date of such issuance until the Termination Date, LIPA shall have unrestricted access to all areas of, and all information, data and records concerning, the T&D System and to the Manager's personnel necessary to monitor the performance of the Manager and to ensure that the Manager complies with the provisions of this Agreement during such time period (the "Termination Notice Period").

          (2) Assumption of Responsibilities. At LIPA's sole option, LIPA may elect at any time during the Termination Notice Period to direct the Manager and its employees in the day-to-day performance of the Manager's obligations under this Agreement. If LIPA so elects, LIPA shall reimburse the Manager for its resulting Cost Substantiated incremental costs incurred, and the Manager shall no longer be subject to the Performance Metrics or subject to any further penalties thereunder accruing from and after such date; provided that the Manager shall continue to be subject thereto for the period preceding such assumption of day-to-day operations.

     SECTION 7.5. CERTAIN OBLIGATIONS OF THE MANAGER UPON TERMINATION OR EXPIRATION.

     (A) Obligations on Termination or Expiration. Upon a termination of the Manager's right to perform this Agreement under Section 7.2 or Section 9.7 hereof or the expiration of this Agreement in accordance with the terms hereof, the Manager shall cooperate in the smooth transition to the new manager and, without limiting the generality of the foregoing, in addition to those rights and obligations under Schedule F to the Acquisition Agreement shall:

          (1) transfer all records, customer lists and account information, the Operation and Maintenance Manuals and personnel information to the new manager;

          (2) sell all existing materials and supplies utilized by the Manager in the operation and maintenance of the T&D System to the new manager at the Manager's cost;

          (3) stop the Operation and Maintenance Services and any Construction Work on the date or dates and to the extent specified by LIPA, provided that in so doing the Manager shall cooperate and coordinate with LIPA and any successor manager so as to assure continued operation of the T&D System;

          (4) promptly take all action as necessary to protect and preserve all materials, equipment, tools, facilities and other property;

          (5) promptly remove from the T&D System Site all equipment, implements, machinery, tools, temporary facilities of any kind and other property owned or leased by the Manager which are not to be transferred to any successor manager or LIPA, and repair any damage caused by such removal;.

          (6) leave the T&D System in a neat and orderly condition;

          (7) promptly remove all employees of the Manager and any Subcontractors and vacate the T&D System Site, subject to subsection (B) of this Section and further subject to the requirement that all employees of the Manager shall be permitted by the Manager to take employment with LIPA or a replacement manager of the T&D System;

          (8) promptly deliver to the Consulting Engineer or the successor manager, as LIPA shall direct, copies of all Subcontracts, together with a statement of

               (a) the items ordered and not yet delivered pursuant to each agreement,

               (b) the expected delivery date of all such items,

               (c) the total cost of each agreement and the terms of payment, and

               (d) the estimated cost of canceling and/or assigning each agreement;

          (9) deliver to the Consulting Engineer or the successor manager, as LIPA shall direct, promptly a list of:

               (a) all special order items previously delivered or fabricated by the Manager or any Subcontractor but not yet incorporated in the Construction Work or the Operation and Maintenance Services, and

               (b) all other supplies, materials, machinery, equipment and other property previously delivered or fabricated by the Manager or any Subcontractor but not yet incorporated in the Construction Work or the Operation and Maintenance Services;

          (10) advise LIPA promptly of any special circumstances which might limit or prohibit cancellation of any Subcontract;

          (11) as LIPA directs, terminate or assign to the new manager all Subcontracts and make no additional agreements with Subcontractors without the prior written approval of LIPA;

          (12) as directed by LIPA, transfer to LIPA by appropriate instruments of title, and deliver to such place as LIPA may specify, all special order items;

          (13) furnish to LIPA all information used in the preparation of reports and other data necessary for LIPA (or any successor manager) to operate the T&D System, and use its best efforts to obtain the consent of any third party required to fulfill such obligation;

          (14) notify LIPA promptly in writing of any Legal Proceedings against the Manager by any Subcontractor relating to the termination of the Construction Work or the Operation and Maintenance Services (or any Subcontracts);

          (15) give written notice of termination, effective as of the Termination Date, promptly under each policy of Required Construction Work Insurance and Required Operation Period Insurance (with a copy of each such notice to LIPA), but permit LIPA to continue and/or assign such policies thereafter at its own expense, if possible; and

          (16) take such other actions, and execute such other documents, as may be necessary to effectuate and confirm the foregoing matters, or as may be otherwise necessary or desirable to minimize LIPA's costs, and take no action which will increase any amount payable to LIPA under this Agreement.

     (B) Additional Obligations. The Manager shall also provide, and shall use its commercially reasonable efforts to cause its Subcontractors to provide, technical advice and support to LIPA (or any replacement manager designated by LIPA). Such advice and support shall be for a period of six (6) months and shall include providing any plans, drawings, renderings, blueprints, operating and training manuals for all facilities, personnel information, specifications or other information useful or necessary for LIPA or any replacement manager designated by LIPA to complete and carry out the Construction Work and to perform the Operation and Maintenance Services. In addition, to the extent requested by LIPA, the Manager shall use reasonable efforts to retain any or all key operating and management employees and make them available following termination or expiration of this Agreement to provide on-site, real-time consulting advice to a replacement manager for the T&D System;

          (i) Unless otherwise agreed by the parties, upon expiration or termination of this Agreement, all licenses and sublicenses granted hereunder shall terminate and be of no further force or effect, except to the extent any such license or sublicense is required for the performance of the Manager's services pursuant to this Section 7.5, which license or sublicense shall then terminate upon completion of such services. If, upon termination hereof, LIPA is to perform the Manager's obligations under this Agreement, the Manager will reasonably cooperate, at LIPA's request and expense, to assist LIPA in obtaining such necessary licenses with such vendors or transferring the Manager's licenses to LIPA; provided, however, that the Manager shall have no further liability, obligation or cost with respect thereto except with respect to the period prior to the termination of this Agreement. The Manager shall not agree with vendors providing services on its behalf under this Agreement that such vendors cannot contract directly with LIPA to provide such services.

     (C) LIPA Payment of Certain Transition Costs. LIPA shall reimburse the Manager within sixty (60) days of the date of the Manager's invoice for all mutually agreeable costs incurred by the Manager in satisfying the requirement of subsections (A) and (B) hereof, subject to Cost Substantiation.

     SECTION 7.6. NO WAIVERS. No action of LIPA or the Manager pursuant to this Agreement (including, but not limited to, any investigation or payment), and no failure to act, shall constitute a waiver by either party of the other party's compliance with any term or provision of this Agreement. No course of dealing or delay by LIPA or the Manager in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of (or failure to exercise) any right, power or remedy of LIPA or the Manager under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     SECTION 7.7.  FORUM FOR DISPUTE  RESOLUTION.  Subject to the  provisions of
Section 7.8, it is the express intention of the parties that all legal actions and proceedings related to this Agreement or to the T&D System or to any rights or any relationship between the parties arising therefrom shall be solely and exclusively initiated and maintained in courts of the State of New York having appropriate jurisdiction; provided, however, that except in the case of a termination due to a change in control or bankruptcy or insolvency, either party may refer a challenge to the termination of this Agreement to the Arbitrators under Section 7.8(E) hereof. During such arbitration process, the two-year notice period provided for in Section 7.4 hereof shall continue to run and this Agreement shall terminate at the end of such period, unless a final, binding ruling that the termination of this Agreement was improper has been issued by the Arbitrators.

     SECTION 7.8. DISPUTE RESOLUTION.

     (A) Dispute Resolution. Any dispute arising out of or relating to this Agreement (a "Dispute") shall be resolved in accordance with the procedures specified in this Section, which shall constitute the sole and exclusive procedures for the resolution of such disputes.

     (B) Negotiation. The parties may attempt to resolve any Dispute promptly by negotiation between persons who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any Dispute not resolved in the normal course of business. Within five
(5) days after delivery of the notice, the receiving party shall submit to the other party a written response. The notice and response shall include (a) a statement of that party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany such executive. Within ten (10) days after delivery of the initial notice, the persons representing the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. The parties shall endeavor to complete the negotiation process within twenty (20) days after the delivery of the negotiation notice. All negotiations pursuant to this clause shall be confidential and shall be treated as compromise settlement negotiations which shall not be used by either party as evidence in any mediation, arbitration or court proceeding. The parties are not required to undertake negotiation of any Dispute prior to commencing mediation or arbitration pursuant to subsections (D) or (E) of this Section 7.8, respectively and may commence mediation or arbitration at any time during the course of negotiation. If a party commences mediation or arbitration pursuant to subsections (D) or (E) of this Section 7.8, respectively, any previously commenced negotiation shall be immediately terminated, without any penalty or prejudice to the party commencing negotiation.

     (C) Dispute Resolution Following Negotiation. If the Dispute has not been resolved by negotiation as provided herein, either party may commence mediation or arbitration pursuant to subsections (D) or (E) of this Section 7.8, respectively. The parties are not required to undertake mediation of any Dispute prior to commencing arbitration pursuant to subsection (E) and a party may commence arbitration at any time during the course of mediation. If a party commences arbitration pursuant to subsection (E), any previously commenced mediation shall be immediately terminated, without any penalty or prejudice to the party commencing arbitration.

     (D) Mediation. Either party may refer for mediation, by written notice to the other party (a "Mediation Notice"), any Dispute not resolved by the negotiations pursuant to subsection (B) above. The mediation shall be conducted in accordance with the CPR Mediation Procedures then currently in effect, to the extent such procedures are consistent with the terms of this Agreement. The parties shall mutually agree on the selection of a mediator, including, but not limited to, the CPR Panels of Neutrals. If the parties are unable to reach agreement on the selection of a mediator within five (5) days after delivery of the Mediation Notice, the parties shall follow the CPR procedures for selecting a mediator. The parties shall endeavor to complete the mediation process within twenty (20) days after the delivery of the Mediation Notice.

     (E) Arbitration. Any Dispute which has not been resolved by negotiation as provided in subsection (B) above or by mediation as provided in subsection (D) above shall be settled by binding arbitration in accordance with the CPR Rules for Non-Administered Arbitrations ("CPR Rules") then currently in effect, except to the extent such rules are inconsistent with the terms of this Agreement, in which case the provisions of this Agreement shall govern. Either party may commence arbitration of a Dispute by delivering written notice to the other party which includes a statement of that party's position and a summary of arguments supporting that position hereby. The arbitration shall be conducted by three arbitrators (the "Arbitrators"). LIPA hereby designates Robert B. Davidson as its arbitrator or, in the event he is unavailable, Michael D. Young as its alternate arbitrator. The Manager hereby designates Edwin W. Scott as its arbitrator or, in the event he is unavailable, Ernest J. Ierardi as its alternate arbitrator. In the event that a party's designee is no longer able or is unwilling to serve as an arbitrator for a Dispute, a party may appoint a substitute or replacement arbitrator and shall promptly notify the other party thereof. The parties' designated arbitrators are hereinafter referred to as the "Party Appointed Arbitrators." The Party Appointed Arbitrators, within two (2)

Business Days of receiving a notice of arbitration will select a third arbitrator (the "Chair"), who will be one of the following individuals: James H. Carter, John D. Ferrick, Bud G. Holman or David W. Rivkin. The Chair shall be the chairperson of the panel of Arbitrators. In the event that any one of the above-listed individuals is no longer able or is unwilling to continue to serve as the Chair, the Party Appointed Arbitrators will confer and agree on a replacement Chair within three (3) Business Days. In the event no such agreement can be reached, the CPR Rules shall govern the appointment of the Chair.

     (F) Provisional Relief. Either party may, without prejudice to any negotiation, mediation, or arbitration procedures commenced pursuant to subsections (B), (D) or (E) above, respectively, proceed in the NY State Supreme Court, Nassau County to obtain provisional judicial relief if, in the such party's sole discretion, such action is necessary to avoid imminent irreparable harm, to provide uninterrupted electrical and other services, or to preserve the status quo pending the conclusion of such negotiation, mediation or arbitration.

     (G) Information Exchange. The Arbitrators shall have the discretion to order a prehearing exchange of information by the parties, including, without limitation, production of requested documents, the exchange of witness statements of proposed witnesses, and the examination by deposition of parties. The parties hereby agree timely to produce all such information as ordered by the Arbitrators.

     (H) Site of Arbitration. The site of any arbitration brought pursuant to the terms hereof shall be either Mineola, New York or Hauppauge, New York, or such other site as the parties may agree.

     (I) Awards. The Arbitrators shall have no authority to award punitive damages or any other damages aside from the prevailing party's direct and consequential damages plus interest at the Default Interest Rate from the date such damages were incurred. The Arbitrators may award reasonable attorneys' fees and costs of the arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16 (the "FAA"), and judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction thereof.

     (J) Obligation to Repair. It is the intention of the parties that the Manager shall perform its operation and maintenance obligations hereunder in accordance with the terms hereof, notwithstanding the existence of any Dispute, including without limitation, responsibility for the costs thereof. Such performance by the Manager of its operation and maintenance obligations shall in no case prejudice its rights thereafter to dispute its responsibility for the costs thereof.

     (K) Certain Expedited Matters. Any Dispute arising with respect to (i) alleged violations of the Naming Guidelines, (ii) alleged violations of the Marketing Standard of Conduct, (iii) Information Access and Reporting Requirements or (iv) matters under Sections 4.25, 5.1(C) or 6.6(A) (such Disputes, collectively, the "Expedited Dispute Matters"), shall be immediately subject to arbitration pursuant to subsection (E) above and the following procedural rules shall apply:

          (1) Within five (5) calendar days after the Chair is appointed, the Arbitrators shall meet with the parties in a first preliminary conference to (a) establish a schedule for the exchange of information, pre-hearing submissions, if any, and the date and location of the final hearing, and
     (b) consider any other issues relevant to the Dispute that the parties or Arbitrators deem relevant;

          (2) Unless the parties agree otherwise, the final hearing shall be conducted on consecutive Business Days until concluded, but in no event shall the final hearing last more than five (5) Business Days. The final hearing of any Dispute shall be held within thirty (30) calendar days after the first preliminary conference;

          (3) The Arbitrators shall render their final award within fifteen (15) calendar days after the close of the final hearing or, if a final hearing has been waived, within fifteen (15) calendar days after receipt by the Arbitrators of all materials required by the Arbitrators;

          (4) The parties may agree to modify the time limits set out herein. The Arbitrators, on their own initiative, may not extend the time limits (except at the request of a party due to the other party's failure to timely comply with the Arbitrators' orders), but may shorten the time limits.

          (5) Notwithstanding the above time limits, either party may request the Arbitrators at any time to grant a temporary restraining order or other appropriate injunctive relief with respect to any Expedited Dispute Matter, and the Arbitrators may grant such relief, but only if the party so requesting would be entitled to such relief from a court applying the applicable standards of the law of New York with respect to the granting of such relief (excluding, for purposes of this clause (5), to the liquidated damage provisions of clause (6) below).

          (6) In the event that, by a final, binding arbitration award hereunder, (i) the Manager shall have been found to have violated the Naming Guidelines by a finding that the Manager, or one of the Manager's Affiliates, has held itself out, in the general media (including advertising), as being Long Island's electric utility or being responsible for the reliability of the T&D System, then LIPA, as its remedy for such violation, shall be entitled to an award of liquidated damages from the Manager in the amount of Two Million Dollars ($2,000,000) or (ii) the Manager shall have been found to have violated the Marketing Standard of Conduct, LIPA, as its remedy for such violation, shall be entitled to an award of liquidated damages from the Manager in the amount of One Million Dollars ($1,000,000) or (iii) there has been a finding that the Manager has materially breached the Information Access and Reporting Requirements, LIPA, as its remedy for such violation, shall be entitled to an award of liquidated damages from the Manager in the amount of One Million Dollars ($1,000,000), it being understood and agreed that the foregoing shall in no way limit or restrict LIPA's right to obtain a damage award or other relief for any other violation of the Naming Guidelines.

     (L) Grounds for Judicial Review. Any award made by the Arbitrators with respect to any Dispute pursuant to the dispute resolution procedures in this
Section 7.8 may be vacated, modified or corrected by a court only on the grounds permitted under the provisions of Sections 10 and 11 of the FAA.

     SECTION 7.9. LIPA EMERGENCY POWERS. Should the Manager, due to a Force Majeure event or any other reason whatsoever, fail, refuse or be unable to provide any or all Operation and Maintenance Services and Construction Work contemplated hereby and LIPA or any Governmental Body finds that such failure endangers or menaces the public health, safety or welfare, then, in any of those events and to the extent of such failure, LIPA shall have the right, upon notice to the Manager, during the period of such emergency, to take possession of and use any or all of the Operating Assets necessary to transmit and distribute Power and Energy which the Manager would otherwise be obligated to transmit and distribute. The Manager agrees that in such event it will fully cooperate with LIPA to effect such a temporary transfer of possession of the Operating Assets for LIPA's use of the same. The Manager agrees that, in such event, LIPA may take possession of and use any or all of the Operating Assets for the above-mentioned purposes without paying the Manager or any other person any additional charges or compensation whatsoever for such possession and use; provided, however, that if such emergency is due to a Force Majeure, LIPA shall reimburse the Manager for its Cost Substantiated costs incurred due to such a transfer of the Operating Assets. The parties acknowledge that if LIPA takes emergency possession of the Operating Assets, any applicable cure period provided for in this Agreement for the Manager's benefit shall be tolled until such time as the Manager resumes possession of the Operating Assets. LIPA may operate the Operating Assets with LIPA employees, or cause the Operating Assets to be operated by subcontractors to LIPA or through the use of the Manager's employees, and the Manager shall make its employees available for such purposes. It is further agreed that LIPA may at any time, at its discretion, relinquish possession of any or all of the Operating Assets to the Manager and thereupon demand that the Manager resume the operations as provided in the Agreement. It is specifically understood and agreed that LIPA's exercise of its rights under this Section: (1) does not constitute a taking of private property for which payment must be made other than as specifically provided for in this Section,
(2) shall not create any liability on the part of LIPA to the Manager and (3) that the indemnity provisions of the Agreement of Section 9.3 hereof covering LIPA and the Manager are meant to include circumstances arising under this Section. LIPA's right to retain temporary emergency possession of the Operating Assets, and to operate the T&D System shall terminate at the earlier of: (1) the time when such services can, in the judgment of LIPA, be resumed by the Manager, or (2) the time when LIPA no longer reasonably requires such Operating Assets, as determined by LIPA.

     SECTION 7.10. WAIVER OF CERTAIN DEFENSES. The Manager acknowledges that it is responsible for the day-to-day operation and maintenance of the T&D System and the design, construction, startup and testing of the Capital Improvements and agrees that, unless otherwise permitted pursuant to the provisions of this Agreement with respect to the occurrence of Force Majeure events, and without limiting such provisions, it shall not assert (i) impossibility or impracticability of performance, (ii) lack of fitness for use or operation of the T&D System, (iii), the existence, non-existence, occurrence or non-occurrence of any foreseen or unforeseen fact, event or contingency that may be a basic assumption of the Manager, (iv) commercial frustration of purposes or
(v) contract of adhesion, as a defense against any claim by LIPA against the Manager.

                                 ARTICLE VIII.

                                      TERM

     SECTION 8.1. TERM OF AGREEMENT. This Agreement shall become effective on the Contract Date, and shall continue in effect until December 31, 2013 (the "Term"), unless earlier terminated in accordance with its terms, in which event the Term shall be deemed to have expired as of the date of such termination. All rights, obligations and liabilities of the parties hereto shall commence on the Contract Date, subject to the terms and conditions hereof. The rights and obligations of the parties hereto pursuant to Sections 3.1(E), 4.2(D), 4.2(E), 4.3(D), 4.14(D), 4.15(C), 4.16(D), 4.16(G), 4.24, 6.11, 7.1, 7.4(B)(2), 7.5,
7.7,  7.8,  7.10,  8.3,  9.1(C),  9.2, 9.3, 9.4 and 9.5 hereof shall survive the termination or expiration of this Agreement, and no such termination or expiration shall limit or otherwise affect the respective rights and obligations of the parties hereto accrued prior to the date of such termination or expiration. At the end of the Term of this Agreement, all other obligations of the parties hereunder shall terminate unless extended.

     SECTION 8.2. SELECTION OF FUTURE MANAGERS. The Manager hereby acknowledges that LIPA may conduct a procurement for T&D System management services to be provided following the expiration or earlier termination of the Agreement. The Manager shall have the right or be ineligible, as the case may be, to submit a bid in such procurement on the same basis as other bidders; provided that if this Agreement is terminated due to an Event of Default of the Manager, the Manager shall not have the right to submit a bid in such procurement. The
Manager shall cooperate with LIPA during any such procurement process, including, by way of example, providing information and documents requested by LIPA for dissemination to bidders and providing access to the T&D System for such bidders.

     SECTION 8.3. EXIT TEST. An exit test (the "Exit Test") will be commenced six (6) months prior to the expiration or termination of this Agreement to confirm (1) that the Manager has performed or will perform the maintenance and Capital Improvement activities which were budgeted for the final year of the Agreement or as otherwise previously approved by LIPA, in such final year and
(2) that the Manager has completed or will complete any remedial activities to cure maintenance deficiencies or Capital Improvements which were previously determined to be incomplete as noted by LIPA pursuant to the most recently conducted review of the condition of the T&D System which review shall be conducted annually. The Exit Test shall be carried out in accordance with the provisions of Appendix 6 hereto. If, as a result of such Exit Test, an Independent Engineer selected by LIPA and agreed to by the Manager, which agreement shall not be unreasonably withheld or delayed, finds that maintenance, Capital Improvement, replacement, or remedial activities described in (1) and
(2) above have not been performed in accordance with this Agreement and that LIPA has provided the funds for such activities as part of the payments made during such final year or in the case of items noted as deficiencies or incomplete items pursuant to (2) above were funded by LIPA in a previous year, then the Manager shall, in its discretion, either perform such incomplete maintenance, Capital Improvement, replacement, or remedial activities without further compensation from LIPA, or within ninety (90) days after termination of this Agreement, the Manager shall reimburse LIPA for the cost to complete such work. Any dispute arising under this Section 8.3 shall be subject to the dispute resolution procedures in accordance with Section 7.8.

                                  ARTICLE IX.

                                     GENERAL

     SECTION 9.1. MANAGER TO REMAIN AFFILIATE OF GUARANTOR; CREDIT ENHANCEMENT IN CERTAIN CIRCUMSTANCES.

     (A) Limitations. The Manager agrees that it will remain an Affiliate of the Guarantor.

     (B) Material Decline in the Guarantor's Credit Standing. For purposes of this Section, a "Material Decline in the Guarantor's Credit Standing" shall be deemed to have occurred if (1) in the event that the Guarantor has long-term senior debt outstanding which has a credit rating by a Rating Service, such rating by a Rating Service is established or is reduced below investment grade level or (2) in the event the Guarantor does not have long-term senior debt outstanding which has a credit rating by a Rating Service and the Guarantor has a credit rating by a Rating Service, such credit rating is established or reduced below investment grade level or (3) in the event the Guarantor does not have long-term senior debt outstanding which has a credit rating by a Rating Service and the Guarantor does not have a credit rating by a Rating Service, in which event the Guarantor shall seek a credit rating for the Guaranty from a Rating Service, such rating is established or is reduced below investment grade level or if no rating is established. The Manager immediately shall notify LIPA of any Material Decline in the Guarantor's Credit Standing.

     (C) Credit Enhancement. If, at any time during the Term hereof, a Material Decline in the Guarantor's Credit Standing occurs, the Manager shall immediately notify LIPA thereof and, within thirty (30) days after such occurrence, shall provide credit enhancement of its obligations hereunder, GENCO's obligations under the Power Supply Agreement and the Energy Manager's obligations under the Energy Management Agreement at its sole cost and expense in the form either of
(1) an unconditional guarantee of all of the Manager's obligations hereunder, GENCO's obligations under the Power Supply Agreement and the Energy Manager's obligations under the Energy Management Agreement provided by a corporation or financial institution whose long-term senior debt is or would be rated investment grade by a Rating Service or (2) an irrevocable letter of credit in form and substance satisfactory to LIPA securing the Manager's obligations hereunder, GENCO's obligations under the Power Supply Agreement and the Energy Manager's obligations under the Energy Management Agreement in a face amount of Sixty Million Dollars ($60,000,000) provided by a financial institution whose long-term senior debt is rated investment grade by a Rating Service; provided that if any such letter of credit is drawn upon in the aggregate in an amount equal to 50% of the face value of such letter of credit, the Manager shall, within thirty (30) days thereafter, supplement or replace such letter of credit with an additional letter of credit such that the total amount of such letter of credit then available equals Sixty Million Dollars ($60,000,000). The amount of such letter of credit shall be reduced by Thirty Million Dollars ($30,000,000) if the Energy Management Agreement has theretofore been or is thereafter, terminated and by Four Million Dollars ($4,000,000) if the Power Supply Agreement has theretofore been or is thereafter terminated, such obligation to continue until the expiration or termination of this Agreement, the Power Supply Agreement and the Energy Management Agreement.

     SECTION 9.2. FORCE MAJEURE GENERALLY.

     (A) Performance Excused. Except as otherwise specifically provided in this Agreement, neither LIPA nor the Manager shall be liable to the other for any failure or delay in performance of any obligation under this Agreement (other than any payment at the time due and owing), including any obligation with respect to the Performance Metrics, to the extent due to the occurrence of a Force Majeure event.

     (B) Notice, Mitigation. The party experiencing a Force Majeure event shall notify the other party by hardcopy telecommunication or telephone and in writing, on or promptly after the date the party experiencing such Force Majeure event first knew of the commencement thereof, followed within fifteen (15) days by a written description of (1) the Force Majeure event and the cause thereof (to the extent known), (2) the date the Force Majeure event began and the cause thereof, its estimated duration, the estimated time during which the performance of such party's obligations hereunder will be delayed, and the impact, if any, on any scheduled completion dates for Capital Improvements, (3) its estimated impact on the other obligations of such party under this Agreement and (4) potential mitigating actions which might be taken by the Manager or LIPA and any areas where costs might be reduced and the approximate amount of such-cost reductions. Each party shall provide prompt written notice to the other of the cessation of such Force Majeure event. Whenever such act, event or condition shall occur, the party claiming to be adversely affected thereby shall, as promptly as reasonably possible, use its best reasonable efforts to eliminate the cause therefor, reduce costs and resume performance under this Agreement. While the delay continues, the Manager or LIPA shall give notice to the other party with a copy to the Consulting Engineer before the first day of each succeeding month updating the information previously submitted. The Manager shall furnish promptly (if and to the extent available to the Manager) any additional documents or other information relating to the Force Majeure event reasonably requested by the Consulting Engineer or LIPA.

     (C) Conditions to Relief on Account of Force Majeure. If and to the extent a Force Majeure event interferes with or delays the Manager's performance of any Construction Work or the Operation and Maintenance Services in accordance herewith, and the Manager has given timely notice and description as required by subsection 9.2(B) hereof, the Manager shall be excused from performance (and with respect to the achievement of any affected Performance Metrics) and/or be entitled to schedule relief but shall not be entitled to recovery of increased costs as a result thereof. In the event that the Manager believes it is entitled to schedule or other performance relief hereunder on account of any Force Majeure event, it shall furnish LIPA written notice of the specific relief requested and detailing the event giving rise to the claim within forty-five
(45) days after the giving of notice delivered pursuant to Section 9.2(A) hereof. Within forty-five (45) days after receipt of such a timely submission from the Manager, LIPA shall issue a written determination as to the extent, if any, it concurs with the Manager's claim for relief, and the reasons therefor.

     (D) Acceptance of Relief Constitutes Release. The Manager's acceptance of schedule or performance relief under this Section shall be construed as a release of LIPA by the Manager (and all persons claiming by, through, or under the Manager) for any and all Loss-and-Expense resulting from, or otherwise attributable to, the event giving rise to the relief claimed.

     SECTION 9.3. INDEMNIFICATION.

     (A) Indemnification by the Manager. The Manager agrees that to the extent permitted by law it will protect, indemnify and hold harmless LIPA, the Authority and their respective representatives, trustees, directors, officers, employees and subcontractors (as applicable in the circumstances), (the "LIPA Indemnified Parties") from and against (and pay the full amount of) any Loss-and-Expense and will defend the LIPA Indemnified Parties in any suit, including appeals, for personal injury to, or death of, any person, or loss or damage to property arising out of any matter for which the Manager is responsible under Section 6.11 hereof. The Manager shall not, however, be required to reimburse or indemnify any LIPA Indemnified Party for any Loss-and-Expense to the extent any such Loss-and-Expense is due to (a) any matter for which LIPA is responsible under Section 6.11 hereof, (b) the negligence or other wrongful conduct of any LIPA Indemnified Party, (c) any Force Majeure event, (d) any act or omission of any LIPA Indemnified Party judicially determined to be responsible for or contributing to the Loss-and-Expense, or (e) any matter for which the risk has been specifically allocated to LIPA hereunder. A LIPA Indemnified Party shall promptly notify the Manager of the assertion of any claim against it for which it is entitled to be indemnified hereunder, shall give the Manager the opportunity to defend such claim, and shall not settle the claim without the approval of the Manager. The Manager shall be entitled to control the handling of any such claim and to defend or settle any such claim, in its sole discretion, with counsel of its own choosing that is reasonably acceptable to the LIPA Indemnified Parties; provided, however, that, in the case of any such settlement, the Manager shall obtain written release of all liability of the LIPA Indemnified Parties, in form and substance reasonably acceptable to the LIPA Indemnified Parties. Notwithstanding the foregoing, each LIPA Indemnified Party shall have the right to employ its own separate counsel in connection with, and to participate in (but, except as provided below, not control) the defense of, such claim, but the fees and expenses of such counsel incurred after notice to the Manager of its assumption of the defense thereof shall be at the expense of such LIPA Indemnified Party unless:

          (i) the employment of counsel by such LIPA Indemnified Party has been authorized by the Manager;

          (ii) counsel to such LIPA Indemnified Party shall have reasonably concluded that there may be a conflict on any significant issue between the Manager and such LIPA Indemnified Party in the conduct of the defense of such claim; or

          (iii) the Manager shall not in fact have employed counsel reasonably acceptable to the LIPA Indemnified Party to assume the defense of such claim within twenty (20) days following the receipt by the Manager of the notice from the LIPA Indemnified Party regarding the assertion of the applicable claim, in each case the fees and expenses of counsel for such LIPA Indemnified Party shall be at the expense of the Manager; provided, however, that, with respect to clauses (ii) and (iii) of this sentence, the Manager shall not be obligated to pay the fees and expenses of more than one law firm, plus local counsel if necessary in each relevant jurisdiction, for all such LIPA Indemnified Parties with respect to any claims arising out of the same events or facts or the same series of events or facts. The Manager shall not be entitled, without the consent of such LIPA Indemnified Party, to assume or control the defense of any claim as to which counsel to such LIPA Indemnified Party shall have reasonably made the conclusion that there may be a conflict on any significant issue between the Manager and such LIPA Indemnified Party in the conduct of the defense of such claim as set forth in clause (ii) above, provided that the foregoing limitation shall apply only with respect to those issues for which there may be such a conflict. These indemnification provisions are for the protection of the LIPA Indemnified Parties only and shall not establish, of themselves, any liability to third parties. The provisions of this subsection 9.3(A) shall survive termination of this Agreement.

     (B) Indemnification by LIPA. LIPA agrees that to the extent permitted by law, it will protect, indemnify and hold harmless the Manager and its Affiliates and their respective officers, directors, Subcontractors (as applicable in the circumstances) and employees (the "Manager Indemnified Parties") from and against (and pay the full amount of) any Loss-and-Expense, and will defend the Manager Indemnified Parties in any suit, including appeals, for personal injury to, or death of, any person, or loss or damage to property arising out of (i) any matter for which LIPA is responsible under Section 6.11 hereof and (ii) any claim that (a) LIPA's use of any LIPA Owned Property or any LIPA Licensed IP,
(b) the Manager's use of any LIPA Owned Property provided by or on behalf of LIPA or LIPA's Related Parties or LIPA Licensed IP in accordance with this Agreement, or (c) the Manager's use of the LIPA Marks in accordance with this Agreement, infringes or otherwise violates Intellectual Property Rights or other proprietary rights of any third party. LIPA shall not, however, be required to reimburse or indemnify any Manager Indemnified Party for any Loss-and-Expense to the extent any such Loss-and-Expense is due to (a) any matter for which the Manager is responsible under Section 6.11 hereof, (b) the negligence or other wrongful conduct of any Manager Indemnified Party, (c) any Force Majeure event,
(d) any act or omission of any Manager Indemnified Party judicially determined to be responsible for or contributing to the Loss-and-Expense, or (e) any matter for which the risk has been specifically allocated to the Manager hereunder. A Manager Indemnified Party shall promptly notify LIPA of the assertion of any claim against it for which it is entitled to be indemnified hereunder, shall give LIPA the opportunity to defend such claim, and shall not settle the claim without the approval of LIPA. LIPA shall be entitled to control the handling of any such claim and to defend or settle any such claim, in its sole discretion, with counsel of its own choosing that is reasonably acceptable to the Manager Indemnified Party; provided, however, that, in the case of any such settlement, LIPA shall obtain written release of all liability of the Manager Indemnified Parties, in form and substance reasonably acceptable to the Manager Indemnified Parties. Notwithstanding the foregoing, each Manager Indemnified Party shall have the right to employ its own separate counsel in connection with, and to participate in (but, except as provided below, not control) the defense of, such claim, but the fees and expenses of such counsel incurred after notice to LIPA of its assumption of the defense thereof shall be at the expense of such Manager Indemnified Party unless:

          (i) The employment of counsel by such Manager Indemnified Party has been authorized by LIPA;

          (ii) counsel to such Manager Indemnified Party shall have reasonably concluded that there may be a conflict on any significant issue between LIPA and such Manager Indemnified Party in the conduct of the defense of such claim; or

          (iii) LIPA shall not in fact have employed counsel reasonably acceptable to the Manager Indemnified Party to assume the defense of such claim within twenty (20) days following the receipt by LIPA of the notice from the Manager Indemnified Party regarding the assertion of the applicable claim, and in each case the fees and expenses of counsel for such Manager Indemnified Party shall be paid by LIPA; provided, however, that, with respect to clauses (ii) and
(iii) of this sentence, LIPA shall not be obligated to pay the fees and expenses of more than one law firm, plus local counsel if necessary in each relevant jurisdiction, for all such Manager Indemnified Parties with respect to any claims arising out of the same events or facts or the same series of events or facts. LIPA shall not be entitled, without the consent of such Manager Indemnified Party, to assume or control the defense of any claim as to which counsel to such Manager Indemnified Party shall have reasonably made the conclusion that there may be a conflict on any significant issue between LIPA and such Manager Indemnified Party in the conduct of the defense of such claim as set forth in clause (ii) above, provided that the foregoing limitation shall apply only with respect to those issues for which there may be such a conflict. These indemnification provisions are for the protection of the Manager Indemnified Parties only and shall not establish, of themselves, any liability to third parties. The provisions of this Section 9.3(B) shall survive termination of this Agreement.

     SECTION 9.4. LIPA OWNED INTELLECTUAL PROPERTY

     (A) LIPA Owned Intellectual Property. The parties hereby acknowledge and agree that as between them and whether or not specifically recognized or perfected under any Applicable Law, LIPA shall own all right, title and interest in and to the following (collectively, the "LIPA Owned Property");

          (1) LIPA Data, LIPA Technology, LIPA Equipment and LIPA Work Product to the extent obtained, created, generated, collected, designed, or developed pursuant to the Existing MSA or this Agreement (a) by the Manager or its Affiliates or any of their employees, directors and officers ("Manager's Related Parties"), and (b) to the fullest extent contractually permissible for contracts existing as of the date of this Agreement, by agents, consultants, subcontractors and suppliers of the Manager or Manager's Related Parties;

          (2) LIPA Data, LIPA Technology, LIPA Equipment and LIPA Work Product obtained, created, generated, collected, designed, developed, licensed, leased, owned or provided by LIPA or its Affiliates or any of their employees, directors, trustees and officers ("LIPA's Related Parties") or agents, consultants, subcontractors and suppliers of LIPA or LIPA's Related Parties;

          (3) Inventions to the extent solely relating to and solely based upon items in subparagraphs (1) and (2) above, whether obtained, created, generated, collected, designed, developed or discovered by the Manager or Manager's Related Parties or by LIPA or LIPA's Related Parties and all Intellectual Property Rights therein;

          (4) Writings, works of authorship, and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works, to the extent containing any portion of the items in subparagraphs (1), (2) and (3) above, whether obtained, created, generated, collected, designed, developed or fixed by the Manager or Manager's Related Parties or by LIPA or LIPA's Related Parties and all Intellectual Property Rights therein; and

          (5) Intellectual Property Rights that are owned by LIPA as of the date of the Existing MSA, including without limitation the items listed in Appendix 8 hereto.

To the extent that ownership in the LIPA Owned Property has not vested as of the Contract Date in LIPA or does not automatically vest in LIPA thereafter, then the Manager, at LIPA's sole cost and expense, shall transfer and assign and shall cause Manager's Related Parties to transfer and assign all right, title and interest (including without limitation, all Intellectual Property Rights and proprietary rights) in and to any and all such LIPA Owned Property to LIPA. Manager shall, and shall cause the Manager's Related Parties to, execute all documents and take all actions requested by LIPA to transfer such ownership and register and protect LIPA's Intellectual Property Rights in the LIPA Owned Property.

     (B) LIPA License Grant. Subject to the terms and conditions of this Agreement, LIPA hereby grants and shall cause its Affiliates to grant to the Manager and Manager's Related Parties a fully paid-up, royalty-free, non-exclusive, non-transferable and sublicensable limited license during the Term of this Agreement, including for purposes of performing services under
Section 7.5, to make, have made, use, import, copy and modify the LIPA Owned Property and, to the extent sublicensable, LIPA Licensed IP, solely for use by or on behalf of the Manager, Manager's Related Parties and their respective sublicensees in performing their obligations pursuant to this Agreement. The Manager shall pay any third party fees necessary for the grant of any sublicense of LIPA Licensed IP to the Manager. Such license shall be subject to the following:

          (1)  If  the  LIPA  Owned   Property  or  LIPA  Licensed  IP  contains
     Intellectual Property Rights owned by third parties, the Manager and Manager's Related Parties' use of such third party Intellectual Property Rights shall be subject to the license terms governing such third party Intellectual Property Rights.

          (2) The Manager and Manager's Related Parties shall not take any action that jeopardizes LIPA's proprietary rights or acquire any rights in the LIPA Owned Property (including any translations or updates thereof), except the limited use rights specified in the license grant. The Manager and Manager's Related Parties shall not remove, change, or obliterate any copyright, confidential, or proprietary notices incorporated in, marked on, or fixed to the LIPA Owned Property or LIPA Licensed IP. LIPA shall notify the Manager of all such license terms, to the fullest extent permitted by the applicable contract.

          (3) The Manager and Manager's Related Parties shall not sell, sublicense, rent, lease, distribute or otherwise permit the use of the LIPA Owned Property or LIPA Licensed IP to or by or on behalf of anyone other than Manager and Managers' Related Parties, or other than as expressly permitted hereunder.

          (4) The Manager and Manager's Related Parties shall not copy, translate, modify, adapt, decompile, disassemble, or reverse engineer any software included in the LIPA Owned Property or LIPA Licensed IP except as necessary to perform its obligations hereunder. LIPA shall own all rights in any copy, translation, modification, adaptation, or derivation of the LIPA Owned Property, whether or not authorized, and the Manager hereby assigns, and shall cause Manager's Related Parties to assign, all rights in them (including moral rights) to LIPA.

          (5) The Manager shall be responsible for compliance by all Manager's Related Parties with the terms and conditions of this Section 9.4(B) and Manager fully and unconditionally guarantees all obligations of Manager's Related Parties under this subsection (B).

          (6) Manager shall ensure, and shall cause all Manager's Related Parties to ensure, that each sublicensee agrees in writing to the terms and conditions of this subsection (B) and of Section 9.5.

          (7) The Manager agrees to enforce, and shall cause all Manager's Related Parties to enforce, the terms of the sublicense agreement affecting LIPA's rights against the sublicensee at Manager's own expense. It is understood and agreed, however, that LIPA shall be a third party beneficiary of all sublicense agreements relating to LIPA Owned Property, with the power to enforce the terms of this subsection (B) directly against any sublicensee.

          (8) If the Manager or any of Manager's Related Parties learns of any infringement or unauthorized use of the LIPA Owned Property, then the Manager will promptly notify LIPA thereof in writing and will provide commercially reasonable assistance and cooperation as may be requested by LIPA, but at LIPA's sole cost and expense.

     (C) Manager Owned Intellectual Property. The parties hereby acknowledge and agree that as between them, and whether or not specifically recognized or perfected under any Applicable Law, the Manager shall own all right, title and interest in and to any and all of the following (collectively, the "Manager Owned Property"):

          (1) (a) Manager Technology, Manager Data, Manager Work Product and Manager Equipment obtained, created, generated, collected, designed, developed, licensed, leased, owned or provided by the Manager or any of Manager's Related Parties or agents, consultants, subcontractors and suppliers of the Manager or Manager's Related Parties (but excluding LIPA Owned Property) and (b) all Intellectual Property Rights that are owned by the Manager as of the date of the Existing MSA, including, without limitation, the items listed in Appendix 9 hereto;

          (2) Inventions relating to items in (1) above, whether obtained, created, generated, collected, designed, developed or discovered by the

     Manager or Manager's Related Parties and all Intellectual Property Rights therein, but excluding LIPA Owned Property contained therein; and

          (3) Writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including, without limitation, derivative works, relating to items in (1) or (2) above, whether obtained, created, generated, collected, designed, developed or fixed by the Manager or Manager's Related Parties and all Intellectual Property Rights therein, but excluding all LIPA Owned Property contained therein.

To the extent that ownership in the Manager Owned Property has not vested as of the Contract Date in the Manager or does not automatically vest in the Manager thereafter, then LIPA, at the Manager's sole cost and expense, shall transfer and assign and shall cause LIPA's Related Parties to transfer and assign all right, title and interest (including without limitation, all Intellectual Property Rights and proprietary rights) in and to any and all such Manager Owned Property to the Manager. LIPA shall, and shall cause LIPA's Related Parties to, execute all documents and take all actions requested by Manager to transfer such ownership and register and protect the Manager's Intellectual Property Rights in the Manager Owned Property.

     (D) Manager License Grant. Subject to the terms and conditions of this Agreement, the Manager hereby grants, and shall cause its Affiliates to grant, to LIPA and LIPA's Related Parties a fully paid-up, royalty-free, non-exclusive, non-transferable and sublicensable limited license during the Term of the Agreement, to make, have made, use, import, copy, and modify the Manager Owned Property and, to the extent sublicensable, Manager Licensed IP that relates to operation of the T&D System, solely for use by or on behalf of LIPA or LIPA's Related Parties and its and their sublicensees in conducting LIPA's business. LIPA shall pay any third party fees necessary for the grant of any sublicense of Manager Licensed IP to LIPA. Such licenses shall be subject to the following:

          (1) If the Manager Owned Property or Manager Licensed IP contains Intellectual Property Rights owned by third parties, LIPA and LIPA's Related Parties' use of such third party Intellectual Property Rights shall be subject to the license terms governing such third party Intellectual Property Rights.

          (2) LIPA and LIPA's Related Parties shall not take any action that jeopardizes the Manager's proprietary rights or acquire any rights in the Manager Owned Property (including any translations or updates thereof), except the limited use rights specified in the license grant. LIPA and LIPA's Related Parties shall not remove, change, or obliterate any copyright, confidential, or proprietary notices incorporated in, marked on, or fixed to the Manager Owned Property or Manager Licensed IP. The Manager shall notify LIPA of all such license terms, to the fullest extent permitted by the applicable contract.

          (3) LIPA and LIPA's Related Parties shall not sell, sublicense, rent, lease, distribute or otherwise permit the use of the Manager Owned Property or Manager Licensed IP to or by or on behalf of anyone other than LIPA and LIPA's Related Parties, or other than as expressly permitted hereunder.

          (4) LIPA and LIPA's Related Parties shall not copy, translate, modify, adapt, decompile, disassemble, or reverse engineer the Manager Owned Property or Manager Licensed IP. The Manager shall own all rights in any copy, translation, modification, adaptation, or derivation of the Manager Owned Property, whether or not authorized, and LIPA hereby assigns, and shall cause LIPA's Related Parties to assign, all rights in them (including moral rights) to the Manager.

          (5) LIPA shall be responsible for compliance by all LIPA's Related Parties with the terms and conditions of this subsection (D) and LIPA fully and unconditionally guarantees all obligations of LIPA's Related Parties under this subsection (D).

          (6) LIPA shall ensure, and shall cause all LIPA's Related Parties to ensure, that each sublicensee agrees to the terms and conditions of this subsection (D) and Section 9.5 in writing.

          (7) LIPA agrees to enforce, and shall cause all LIPA's Related Parties to enforce, the terms of the sublicense agreement against the sublicensee at LIPA's own expense. It is understood and agreed, however, that the Manager shall be a third party beneficiary of all sublicense agreements relating to Manager Owned Property, with the power to enforce the terms of this subsection (D) directly against any sublicensee.

          (8) If LIPA or any of LIPA's Related Parties learns of any infringement or unauthorized use of the Manager Owned Property, then LIPA will promptly notify Manager thereof in writing and will provide commercially reasonable assistance and cooperation as may be requested by the Manager, but at the Manager's sole cost and expense.

     (E) Limitations. The Manager shall not, and shall cause Manager's Related Parties not to, enforce any provision in any written employment, confidentiality, severance, or other similar agreement with any employee hired by LIPA or a successor manager after employment with the Manager or any of Manager's Related Parties that prohibits or restricts such employee from, and shall not otherwise restrict any such employee from, using in the course of performing the employee's duties for LIPA or a successor manager with respect to the T&D System, any Manager Confidential Information relating to the use or exploitation of LIPA Owned Property or any Manager Owned Property licensed or purchased by LIPA for the benefit of LIPA, or LIPA's Related Parties.

     (F) Trademark License Grant. Subject to the terms and conditions of this Agreement, LIPA hereby grants to the Manager a fully paid-up, royalty-free, non-exclusive, non-transferable and sublicensable (to the Manager's Related Parties and other third parties) limited license during the Term of this Agreement to use the LIPA Marks to perform its obligations hereunder in accordance with the terms and conditions of the Naming Guidelines and this Agreement. Such license shall be subject to the following:

          (1) The LIPA Marks are owned solely and exclusively by LIPA and all use of the Marks by the Manager, Manager's Related Parties and any sublicensee and all goodwill associated with the LIPA Marks shall inure to the benefit of LIPA.

          (2) The Manager shall not, and shall cause Manager's Related Parties not to, register or attempt to register any trademark or other proprietary right in the LIPA Marks or any similar marks, use the LIPA Marks with any trademark of Manager or Manager's Related Parties in a manner inconsistent with the Naming Guidelines or with any third parties without LIPA's prior written consent, take any action that jeopardizes LIPA's proprietary rights in the LIPA Marks or acquire any rights in the LIPA Marks, except the limited use rights specified in the license grant.

          (3) The Manager shall be responsible for compliance by all Manager's Related Parties with the terms and conditions of this subsection (F).

          (4) The Manager shall ensure, and shall cause all Manager's Related Parties to ensure, that each sublicensee agrees in writing to the terms and conditions of this subsection (F).

          (5) The Manager will, and will cause Manager's Related Parties to, police any sublicensee's use of the LIPA Marks, promptly notify LIPA of any noncompliance, and enforce the terms of the sublicense agreement relating to the LIPA Marks against the sublicensee at the Manager's own expense. It is understood and agreed, however, that LIPA shall be a third party beneficiary of all sublicense agreements relating to LIPA Marks, with the power to enforce the terms of this subsection (F) directly against any sublicensee.

          (6) If the Manager or any of Manager's Related Parties learns of any infringement or unauthorized use of the LIPA Marks, then Manager will promptly notify LIPA in writing and will provide commercially reasonable assistance and cooperation as may be requested by LIPA, but at LIPA's sole cost and expense.

     SECTION 9.5. PROPRIETARY INFORMATION.

     (A) Manager Request. The parties hereto hereby acknowledge that the Manager has a proprietary interest in certain information that may be furnished pursuant to the provisions of this Agreement. The Manager acknowledges that LIPA may be required to disclose information upon request under Applicable Law. The Manager shall have the right to request LIPA in writing not to publicly disclose any information which the Manager believes to be proprietary and not subject to public disclosure under Applicable Law, any such request to be accompanied by an explanation of its reasons for such belief. Any information which is the subject of such a request shall be clearly marked on all pages, shall be bound, and shall be physically separate from all non-proprietary information. At the Manager's request, LIPA and its agents, consultants and employees (including the Consulting Engineer) given access to such information shall execute and comply with the terms of a confidentiality agreement in a mutually acceptable form, subject to Applicable Law.

     (B) LIPA Non-Disclosure. In the event LIPA receives a request from the public for the disclosure of any information designated as proprietary by the Manager pursuant to subsection (A) of this Section, LIPA (1) shall use reasonable efforts, consistent with Applicable Law, to provide notice to the Manager of the request prior to any disclosure, and (2) shall use reasonable efforts, consistent with Applicable Law, to keep in confidence and not disclose such information unless it is entitled to do so pursuant to the provisions of subsection (C) of this Section. The Manager shall indemnify, hold harmless and defend LIPA against all Loss-and-Expense incurred from the withholding from public disclosure of information designated as proprietary by the Manager or otherwise requested by the Manager to be withheld.

     (C) Permitted Disclosures. Notwithstanding any confidential or proprietary designation thereof by the Manager, LIPA may disclose the following: (1) information which is known to LIPA without any restriction as to disclosure or use at the time it is furnished, (2) information which is or becomes generally available to the public without breach of any agreement, (3) information which is received from a third party without limitation or restriction on such third party or LIPA at the time of disclosure, or (4) following notice to the Manager pursuant to subsection (B) of this Section, information which, in the opinion of counsel for the Authority, is required to, be or may be disclosed under any Applicable Law, an order of a court of competent jurisdiction, or a lawful subpoena.

     (D)  Personal  Information.  Notwithstanding  anything  contained  in  this
Section 9.5 or otherwise in this Agreement to the contrary, the parties agree that:

          (1) The Manager shall not use or disclose any LIPA Personal Information except as authorized by LIPA or in connection with performing its obligations pursuant to the Agreement. The Manager shall control authorized access by third persons to LIPA Personal Information in a manner directed by LIPA or as may be required to comply with the Energy Policy Act.

          (2) To the extent that LIPA Personal Information is lawfully available from other sources without breach of any other agreement, neither the Manager nor its Affiliates shall be precluded from using in its business such data obtained from such other sources. To the extent that LIPA Personal Information is also owned separately by an Affiliate of the Manager in its role as owner of the gas utility, neither the Manager nor its Affiliates shall be precluded from using in its business such separately-owned data obtained by an Affiliate of the Manager in its role as owner of the gas utility.

          (3) To the extent that Manager Personal Information is lawfully available from other sources without breach of any other agreement, neither LIPA nor its Affiliates shall be precluded from using in its business such data obtained from such other sources.

     (E) Security. The Manager shall comply with and shall ensure that all Manager's Related Parties comply with any safety and security policies and procedures of LIPA and all requirements of the Energy Policy Act and Applicable Law regarding data security, cyber security and information security, including notification of security breaches or attempted breaches. The Manager shall immediately notify and shall ensure all Manager's Related Parties shall immediately notify LIPA (if possible, in writing) of any breaches in security or attempted breaches in security or any breach of data security of which it has knowledge, shall perform an analysis of the cause, shall use commercially reasonable efforts to remedy such breach and shall cooperate fully with any civil or criminal authority in any investigation or action relating to such breach or attempted breach.

     SECTION 9.6. RELATIONSHIP OF THE PARTIES. Except as otherwise expressly provided herein, neither party to this Agreement shall have any responsibility whatsoever with respect to services provided or contractual obligations assumed by the other party hereto, and nothing in this Agreement shall be deemed to constitute either party a partner, agent or legal representative of the other party or to create any fiduciary relationship between the parties.

     SECTION 9.7. ASSIGNMENT AND TRANSFER.

     (A) General. Except as otherwise provided in paragraph (B) below, this Agreement may be assigned by either party hereto only with the prior written consent of the other party, except that without the consent of the other party
(1) LIPA may make such assignments, create such security interests in its rights hereunder and pledge such monies receivable hereunder as may be required in connection with issuance of Revenue Bonds; (2) LIPA may assign its rights, obligations and interests hereunder, or transfer such rights and obligations by operation of law, to any other governmental entity or to a subsidiary of LIPA or the Authority provided that the successor entity gives reasonable assurances to the Manager that it will be able to fulfill LIPA's obligations hereunder; and
(3) the Manager may assign its rights, obligations and interests hereunder to the Guarantor or any Affiliate thereof; provided, however, that with respect to clause (3) immediately above, the Manager may not, without the consent of LIPA, make any assignment or other transfer to any person of its rights and obligations under this Agreement unless the Guaranty is and remains in full force and effect and unless the Guarantor or a majority-owned direct or indirect subsidiary of the Guarantor shall have control of and responsibility for the Operation and Maintenance Services and any Construction Work.

     (B) T&D System Sale or Transfer. During the Term of this Agreement, LIPA may, without the Manager's consent, sell, assign or transfer in whole or in part the T&D System to a federal, state or municipal governmental entity; provided, however, that any such sale, assignment or transfer shall be subject to the Manager's rights under this Agreement. LIPA may, during the Term hereof, also sell, assign or transfer the T&D System to a private entity, in which event LIPA shall have the right to terminate (upon not less than six (6) months prior written notice to the Manager) this Agreement effective upon the closing of such sale, assignment or transfer (the "Early Termination Date"); provided, however, that on the Early Termination Date, LIPA shall pay to the Manager (1) a termination fee of (x) Twenty Eight Million Dollars ($28,000,000) if the Early Termination Date occurs on or before December 31, 2009, and (y) Twenty Million Dollars ($20,000,000) if the Early Termination Date occurs after December 31, 2009, and (2) the Manager's reasonable and actual transition costs related to activities directed by LIPA or the new T&D System owner. In addition, with respect to contracts in the Manager's name with a term extending for three (3) years or more beyond the Early Termination Date that are not assigned (without material cost) to LIPA or the new T&D System owner, on the Early Termination Date LIPA shall pay to the Manager its actual and reasonable cost to terminate such contracts up to Two Million Dollars ($2,000,000) in the aggregate. The Manager hereby undertakes and agrees to use commercially reasonable efforts to mitigate such contract termination liability to the fullest extent possible in recognition of LIPA's termination rights and obligations. It is understood and agreed that in connection with any such termination hereof, the other provisions of this Agreement, including Section 7.5 hereof, shall apply.

     SECTION 9.8. INTEREST ON OVERDUE OBLIGATIONS. All amounts due hereunder, whether as damages, credits, revenue or reimbursements, that are not paid when due shall bear interest at the Default Interest Rate on the amount outstanding from time to time, on the basis of a 365-day year, counting the actual number of days elapsed, and all such interest accrued at any time shall, to the extent permitted by law, be deemed added to the amount due, as accrued. The parties agree that the Default Interest Rate will apply to payments under this Agreement as specified herein in lieu of any different rate that would otherwise apply generally to late payments by LIPA.

     SECTION 9.9. NON-DISCRIMINATION. The Manager shall not discriminate nor permit discrimination by any of its officers, employees, agents and representatives against any person because of age, race, color, religion, national origin, sex or, with respect to otherwise qualified individuals, handicap. The Manager will take all actions reasonably necessary to ensure that applicants are employed, and that employees are treated during employment, without regard to their age, race, color, religion, sex, national origin or, with respect to otherwise qualified individuals, handicap. Such action shall include, without limitation, recruitment and recruitment advertising; layoff or termination; upgrading, demotion, transfer, rates of pay or other form of compensation; and selection for training, including apprenticeship. The Manager shall impose the non-discrimination provisions of this Section 9.9 by contract on all Subcontractors hired to perform work related to the T&D System and shall take all reasonable actions necessary to enforce such provisions. The Manager will post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this Section 9.9.

     SECTION 9.10. APPROVAL OF SUBCONTRACTORS.

     (A) General. LIPA shall have the right to approve all Subcontractors engaged to perform any work related to the T&D System, or any portion of the Construction Work or Operation and Management Services. For contracts in which at least $250,000 would be paid to a Subcontractor in a Contract Year LIPA shall have the right to approve such Subcontractors on a contract-by-contract basis. Prior to the beginning of each Contract Year, the Manager shall propose a list of pre-approved Subcontractors for LIPA's review and approval, which shall specify the proposed categories of potential work under contracts pursuant to which less than $250,000 would be paid for each such Subcontractors for such Contract Year. The Manager also shall furnish LIPA, along with such list, with all information requested by LIPA to the extent reasonably available to the Manager pertaining to the proposed Subcontractors and categories of subcontracts in the following areas: (1) the qualification and experience of the proposed subcontractors for the services to be performed or for the supplies or equipment to be furnished, (2) any conflicts of interest, (3) any record of felony criminal convictions or pending felony criminal investigations, (4) any final judicial or administrative finding or adjudication of illegal employment discrimination, and (5) any known final judicial or administrative finding or adjudication of non-performance in contracts with LIPA or the State. In its sole discretion, LIPA may approve any proposed Subcontractor for such Contract Year or for a designated shorter period or for a specific subcontract. If a Subcontractor is approved for a Contract Year or shorter period, such
Subcontractor shall be deemed to be approved for the specified categories of potential work for the duration of such Contract Year or shorter period unless LIPA otherwise notifies the Manager. The approval or withholding thereof by LIPA of any proposed Subcontractor shall not create any liability of LIPA to the Manager, such Subcontractor, third parties or otherwise.

     (B) Manager Obligations.

          (i) The Manager shall, subject to appropriate or applicable confidentiality restrictions, provide LIPA not later than ninety (90) days following the Contract Date with a list in electronic format of vendor agreements of the Manager or Manager's Related Parties material to the Manager's performance under this Agreement and provide copies of any such agreement upon request if permitted under the terms of such agreement, or if not so permitted, information with respect to such agreement to the extent permitted by the confidentiality terms thereof.

          (ii) The Manager shall, and shall cause Manager's Related Parties to, use commercially reasonable efforts to ensure that all agreements with third parties entered into after the Contract Date which are material to the Manager's performance of its obligations hereunder, grant LIPA the right to own or license the goods and services to be provided thereunder. The Manager shall also require that all material vendor agreements be assignable to LIPA upon expiration or termination of this Agreement, if such provision can be obtained from the applicable party for no additional charge to the Manager (or if such charge is reimbursed by LIPA), and provided that upon any such assignment, the Manager shall have no further liability obligation or cost with respect to any such agreements (other than for periods prior to such assignment). The Manager shall use commercially reasonable efforts to include provisions in any future agreement with a sublicensee requiring such sublicensee to notify the Manager and LIPA if the grant of a sublicense to such sublicensee would create a conflict of interest for LIPA or any of LIPA's Related Parties due to the disclosure of LIPA Owned Property to the sublicensee. In such event, the parties shall agree upon a course of action to avoid such conflict of interest. The Manager shall further require the sublicensees to be bound by the license terms and related confidentiality restrictions.

     SECTION 9.11. ACTIONS OF LIPA IN ITS GOVERNMENTAL CAPACITY. Nothing in this Agreement shall be interpreted as limiting the rights and obligations of LIPA in its governmental or regulatory capacity, or as limiting the right of the Manager to bring any legal action against LIPA, not based on this Agreement, arising out of any act or omission of LIPA in its governmental or regulatory capacity.

     SECTION 9.12. EFFECTIVE DATE; BINDING EFFECT.

     (A) This Agreement shall not be a legally binding and effective agreement upon the parties hereto unless and until each of the following conditions precedent shall have been satisfied (or waived by the party for whose benefit the condition applies) (the "Effective Date"):

          (a) approval of this Agreement as to form by the New York State Attorney General;

          (b) approval of this Agreement by the New York State Comptroller in form and substance satisfactory to LIPA and the Manager;

          (c) if required by LIPA, receipt of a private letter ruling from the Internal Revenue Service that this Agreement constitutes a "qualified management services agreement" under the Code, as amended, and the regulations thereunder;

          (d) each of the Other Agreements shall have been duly executed and delivered by the parties thereto and shall be in full force and effect;

          (e) the absence on the Effective Date of any pending or threatened litigation or other proceeding seeking to prevent the consummation of the transaction contemplated by this Agreement or the Other Agreements;

          (f) delivery of such customary closing certificates and legal opinions as the parties may reasonably require, including a legal opinion from LIPA's external counsel satisfactory in form and substance to the Manager to the effect that no New York State governmental approval other than as set forth in (a) and (b) above is required for LIPA to execute and deliver this Agreement and perform its obligations hereunder; and

          (g) delivery of the Letter Agreement between the parties relating to pensions and OPEBs.

The parties agree that if the Effective Date should occur after January 1, 2006,
(i) this Agreement shall have retroactive effect from the Effective Date to January 1, 2006 and (ii) the interim billing procedures set forth in the letter agreement between the Manager and LIPA dated December 31, 2005 shall apply for the period from January 1, 2006 to the Effective Date. From and after the Effective Date, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 9.13. AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, modified, amended or waived except by written agreement duly executed by all parties.

     SECTION 9.14. NOTICES. Any notices or communications required or permitted hereunder shall be in writing and shall be sufficiently given if sent by registered or certified mail return receipt request, postage prepaid, or by nationally recognized overnight delivery service, signature required upon signed receipt to the following:

       If to the Manager: KeySpan Electric Services LLC
                          Executive Offices
                          175 East Old Country Road
                          Hicksville, New York 11801
                          Attention: VP Electric Transmission and Distribution Management

       With copy to:      KeySpan Corporation
                          One Metrotech Center
                          Brooklyn, New York 11201
                          Attention: General Counsel

       If to LIPA:        Long Island Power Authority
                          333 Earle Ovington Boulevard
                          Uniondale, New York 11553
                          Attention: General Counsel

       With copy to:      Long Island Power Authority
                          333 Earle Ovington Boulevard
                          Uniondale, New York 11553
                          Attention: Chief Operating Officer

Changes in the respective addresses to which such notices may be directed may be made from time to time by any party by written notice to the other party. Notices and communications given by mail hereunder shall be deemed to have been given five (5) days after the date of dispatch; all other notices shall be deemed to have been given upon receipt.

     SECTION 9.15. FURTHER ASSURANCES. Each party agrees to execute and deliver any instruments and to perform any acts as may be necessary or reasonably requested by the other in order to give full effect to this Agreement. LIPA and the Manager, in order to carry out this Agreement, each shall use all reasonable efforts to provide such information, execute such further instruments and documents and take such actions as may be reasonably requested by the other and not inconsistent with the provisions of this Agreement and not involving the assumption of obligations or liabilities different from or in excess of or in addition to those expressly provided for herein.

     SECTION 9.16. NO THIRD PARTY BENEFICIARIES. Unless specifically set forth herein, neither party to this Agreement shall have any obligation to any third party other than Indemnified Parties as a result of the agreements contained herein.

     SECTION 9.17. STATE LAW REQUIREMENTS. All contracts entered into by LIPA are required under State law to contain certain terms and conditions, as set forth in Appendix 10 hereto and the provisions of such Appendix 10 are hereby deemed incorporated in this Agreement at this place. To the extent of any conflict between any other provision of this Agreement and Appendix 10, Appendix 10 shall control. The Manager shall comply with such terms and conditions during the Term of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or representatives as of the date first above written.

                                       LONG ISLAND LIGHTING COMPANY d/b/a LIPA


                                       By /s/ Richard M. Kessel
                                       ------------------------
                                       Name:  Richard M. Kessel
                                       Title:   Chairman

                                       KEYSPAN ELECTRIC SERVICES LLC


                                       By /s/ Anthony Nozzolillo
                                       -------------------------
                                       Name: Anthony Nozzolillo
                                       Title: President

                                   APPENDICES
                                   ----------

SECTION 1.1.      Definitions

SECTION 1.2.      LIPA Marks

SECTION 1.3.      Notice Appendix

SECTION 1.4.      Insurance

SECTION 1.5.      Performance Metrics

SECTION 1.6.      Exit Test

SECTION 1.7. Capital Improvements Construction Standards and Procurement Requirements

SECTION 1.8.      LIPA Intellectual Property Rights

SECTION 1.9.      Manager Intellectual Property Rights

SECTION 1.10.     Provisions Required by State Law

SECTION 1.11.     Definition of Storm Event and Operation of Storm Reserve

SECTION 1.12.     Reserved

SECTION 1.13.     Naming Guidelines

SECTION 1.14.     Billing of Construction Advances

                                   APPENDIX 1
                                   ----------

                                   DEFINITIONS

     i. DEFINITIONS. As used in this Agreement (including all Appendices to this Agreement), the following terms shall have the meanings set forth below:

     "1385 Cable" means the Northport, New York to Norwalk, Connecticut 138 kV electric transmission submarine cable system or any replacement thereof.

     "Acquisition Agreement" means the Agreement of Plan of Exchange and Merger dated as of June 26, 1997 by and among BL Holding Corp., Long Island Lighting Company, Long Island Power Authority and LIPA Acquisition Corp.

     "Act" means the Long Island Power Authority Act, N.Y. Pub. Auth. Law ss.1020 et seq.

     "Additional Services" has the meaning set forth in Section 4.2(B)(6) hereof.

     "Affiliate" means any person, corporation or other entity directly or indirectly controlling or controlled by another person, corporation or other entity or under direct or indirect common control with such person, corporation or other entity.

     "Agreement" means this Amended and Restated Management Services Agreement between the Manager and LIPA, including the Appendices hereto, as the same may be amended or modified from time to time in accordance herewith.

     "Allocated Common Facilities" means the offices and workspace located in the 2500 square-foot area at the Manager's Hicksville facility designated by the parties to be dedicated for use by LIPA and its representatives and consultants.

     "Annual Settlement Statement for Reported Costs" has the meaning set forth in Section 4.15(B) hereof.

     "Appendix" means an appendix to this Agreement, as the same may be amended or modified from time to time in accordance with the terms hereof.

     "Applicable Law" means any law, rule, regulation, condition or requirement, guideline, ruling, ordinance or order of or any Legal Entitlement issued by, any Governmental Body and applicable from time to time to the performance of the obligations of the parties hereunder.

     "Arbitrators" has the meaning set forth in Section 7.8(E) hereof.

     "Authority" means Long Island Power Authority, a corporate municipal instrumentality of the State of New York and a body corporate and politic and a political subdivision of the State of New York, and its successors.

     "Base Kilowatt Hours" has the meaning set forth in Section 6.1(A) hereof.

                                      1-1

     "Billing Period" means each calendar month in each Contract Year, except that (1) the first Billing Period shall begin on January 1, 2006 and shall continue to the last day of the month immediately prior to the month in which the Effective Date occurs, and (2) the last Billing Period shall end on the last day of the Term of this Agreement. Any computation made on the basis of a Billing Period shall be adjusted on a pro rata basis to take into account any Billing Period of less than the actual number of days in the month to which such Billing Period relates.

     "Billing Statement" means any invoice, bill or other document by which amounts are payable hereunder.

     "Bondholders" means the holders of the Revenue Bonds .

     "Bond Resolution" means the bond resolutions adopted by the Authority, pursuant to which the Authority issued the Revenue Bonds or other indebtedness described therein to finance certain costs of the T&D System and other purposes of the Authority.

     "Books and Records" has the meaning set forth in Section 4.15(C) hereof.

     "Business Days" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Costs" means the costs associated with Capital Improvements. Such costs shall include all applicable direct and indirect costs required to be capitalized in accordance with LIPA's capitalization policy and GAAP, consistently applied. Such costs may also be capitalized in accordance with FERC's Uniform System of Accounts. Capital Costs will be recorded by the Manager in the appropriate property account series, including Plant in Service, Construction Work in Progress, Accumulated Depreciation and similar property related accounts.

     "Capital Assets" means LIPA owned T&D System property that is or contains a "unit of property."

     "Capital Improvement" means any repair, replacement, improvement, removal and retirement, alteration and addition to the T&D System which constitutes a capital property unit in accordance with LIPA's capitalization policy, consistently applied (other than any repair, replacement, improvement, removal and retirement, alteration and addition constituting repair or maintenance of the T&D System) contained in the approved Capital Plan and Budget, including all Public Works Improvements that have an expected useful service life of more than one (1) year from the date of installation.

     "Capital Plan and Budget" has the meaning set forth in Section 5.2 hereof.

     "Chair" has the meaning set forth in Section 7.8(E) hereof.

     "Change in Law" means any of the following events or conditions having, or which may reasonably be expected to have, a material and adverse effect on the performance by the parties of their respective obligations under this Agreement (except for payment obligations), or on the operation or maintenance of the T&D
System:


                                      1-2

          1. the adoption, promulgation, issuance, modification or written change in administrative or judicial interpretation on or after the Contract Date of Applicable Law, unless such Applicable Law was on or prior to the Contract Date duly adopted, promulgated, issued or otherwise officially modified or changed in interpretation, in each case in final form, to become effective without any further action by any Governmental Body or governmental official having jurisdiction ;

          2. the order or judgment of any Governmental Body, on or after the Contract Date, to the extent such order or judgment is not the result of willful misconduct or negligent action or omission or lack of reasonable diligence of the Manager or of LIPA, whichever is asserting the occurrence of a Change in Law; provided, however, that the contesting in good faith or the failure in good faith to contest any such order or judgment shall not constitute or be construed as such a willful misconduct or negligent action or omission or lack of reasonable diligence ; or

          3. the denial of an application for, delay in the review, issuance or renewal of, or suspension, termination, interruption, imposition of a new condition in connection with the issuance, renewal or failure of issuance or renewal on or after the Contract Date of any Legal Entitlement to the extent that such denial, delay, suspension, termination, interruption, imposition or failure interferes with the performance of this Agreement, and to the extent that such denial, delay, suspension, termination, interruption, imposition or failure is not the result of willful misconduct or negligent action or omission or a lack of reasonable diligence of the Manager or of LIPA, whichever is asserting the occurrence of a Change in Law; provided, however, that the contesting in good faith or the failure in good faith to contest any such denial, delay, suspension, termination, interruption, imposition or failure shall not be construed as such a willful misconduct or negligent action or omission or lack of reasonable diligence.

A "Change in Law" shall not include a change in any Tax or similar law regarding taxes or similar charges not chargeable to or reimbursable by LIPA under Article VI hereof.

     "Change of Control" means (i) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of 35% or more of the outstanding shares of securities the holders of which are generally entitled to vote for the election of directors of the Manager or the Guarantor, as the case may be (including securities convertible into, or exchangeable for, such securities or rights to acquire such securities or securities convertible into, or exchangeable for such securities, "Voting Stock"), on a fully diluted basis, by any Person or group of Persons (within the meaning of Section 13 or 14 of the 1934 Act); (ii) any sale, transfer or other disposition of beneficial ownership of 35 % or more of the outstanding shares of Voting Stock, on a fully diluted basis, of the Manager or the Guarantor, as the case may be; (iii) any merger, consolidation, combination or similar transaction of the Manager or the Guarantor, as the case may be, with or into any other Person, whether or not the Manager or the Guarantor, as the case may be, is the surviving entity in any such transaction; (iv) any sale, lease, assignment, transfer or other disposition of the beneficial ownership in 35% or more of the property, business or assets of the Manager or the Guarantor, as the case may be; (v) a Person other than the current shareholders of the Manager or the Guarantor, as the case may be, obtains, directly or indirectly, the power to


                                      1-3
direct or cause the direction of the management or policies of the Manager or the Guarantor, as the case may be, whether through the ownership of capital stock, by contract or otherwise; (vi) during any period of twelve (12) consecutive calendar months, when individuals who were directors of the Manager or the Guarantor, as the case may be, on the first day of such period cease to constitute a majority of the board of directors of the Manager or the Guarantor, as the case may be; or (vii) any liquidation, dissolution or winding up of the Manager or the Guarantor, as the case may be.

     "Claims" has the meaning set forth in Section 6.2(A)(2) hereof.

     "Code" mean the Internal Revenue Code of 1986, as amended.

     "Common Facilities" shall have the meaning attributed to the term "Common Utility Plant" in the FERC Uniform System of Accounts.

     "Competing Solutions" has the meaning set forth in Section 4.6(C) hereof.

     "Computer Database" has the meaning set forth in Section 4.14(B) hereof.

     "Confidential Information" means with respect to a party: All non-public information disclosed (whether in writing, orally or by another means) by or through a party or its Related Parties, Customers, or auditors, accountants, examiners or attorneys, to the other party or its Related Parties, its auditors, accountants, examiners or attorneys by reason of the relationship established by this Agreement as well as all non-public information which is learned by a party or its Related Parties, or its auditors, accountants, examiners or attorneys by reason of such relationship. Such information includes: (a) with respect to LIPA, all non-public (i) LIPA Data, (ii) LIPA Technology and (iii) LIPA Work Product; (b) with respect to Manager, all non-public (i) Manager Data, (ii) Manager Technology and (iii) Manager Work Product; and (c) with respect to both parties, all non-public (i) information expressly or implicitly marked or disclosed as confidential, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing, (ii) information traditionally recognized as proprietary trade secrets, (iii) all other trade secret, confidential or proprietary information and documentation of (A) a party, (B) to the extent provided to a party, entities with which a party contracts or its prospective customers, or (C) its employees, directors, outside directors, retirees and their respective spouses and families (whether or not it is designated as such), including information which is not permitted to be disclosed to third parties under Applicable Laws and (iv) all copies of any of the foregoing or any materials to the extent they contain any of the foregoing.

     "Construction Advances" means the deposits required by LIPA in order to perform work to provide new electric service to property under development.

     "Construction Work" means the services to be provided and materials to be supplied by the Manager relating to the design, procurement, construction, start-up and testing of the Capital Improvements and Public Works Improvements, including, without limitation, the employment and furnishing of all labor, materials, equipment, supplies, tools, plant, scaffolding, transportation, insurance, temporary facilities, and other things and services necessary in order for Manager to perform its obligations under this Agreement with respect to the Capital Improvements and Public Works Improvements as well as all


                                      1-4
permitting, design, engineering, construction, shakedown, testing, administrative, accounting, record-keeping, notification and similar services relating to such obligations. A reference to "Construction Work " shall mean "any part and all of the Construction Work" unless the context otherwise requires.

     "Consulting Engineer" means a nationally recognized consulting engineer or firm of consulting engineers, having experience with respect to the design, construction, testing, operation and maintenance of electricity transmission and distribution systems, which is designated as the Consulting Engineer for the purposes of this Agreement from time to time in writing by LIPA hereto.

     "Contract Date" means the date of delivery of this Agreement as executed by the parties hereto.

     "Contract Standards" means the terms, conditions, requirements, methods, techniques, standards and practices of (1) Applicable Law, (2) the System Policies and Procedures, (3) the substantive requirements and standards and guidelines established by the NYSPSC from time to time that apply to the operation and maintenance of the electric transmission and distribution systems, except to the extent LIPA directs the Manager not to follow any such requirement, standard or guideline, (4) Prudent Utility Practice, (5) the Operation and Maintenance Manual, (6) applicable equipment manufacturer's specifications and reasonable recommendations, (7) applicable Insurance Requirements, (8) applicable provisions of LIPA's or the Authority's financing agreements relating to the tax exemption of the Authority's or LIPA's bonds under the Code, as in effect from time to time, copies of which shall be furnished by LIPA to the Manager, and (9) any other term, condition or requirement specifically provided in this Agreement to be observed by the Manager.

     "Contract Year" means the period from January 1 through December 31 for each year 2006 through 2013. Any computation made on the basis of a Contract Year shall be adjusted on a pro rata basis to take into account any Contract Year of less than 365 /366 days.

     "Cost Substantiation" or "Cost Substantiated" means, with respect to any cost reasonably incurred or to be incurred by the Manager which is chargeable to LIPA as a Pass-Through Expenditure or Exogenous Cost hereunder or any other additional costs incurred for which LIPA is responsible hereunder, the delivery to LIPA of a certificate reasonably acceptable to LIPA signed by an authorized engineering officer and an authorized financial officer of the Manager, certifying that it is true, complete and correct and setting forth the amount of such cost and the provisions of this Agreement under which such cost is properly chargeable to LIPA, stating that such cost is a fair and reasonable price for the service or materials supplied or to be supplied and that such services and materials are reasonably required pursuant to this Agreement, and accompanied by copies of such documentation as shall be necessary to reasonably demonstrate that the cost as to which Cost Substantiation is required has been or will be paid or incurred. Such documentation, to the extent applicable, shall include reasonably detailed information concerning (1) all applicable Subcontracts, (2) the amount and character of materials furnished, the persons from whom purchased, the amounts payable therefor and related delivery and transportation costs and any sales or personal property taxes, (3) a statement of the equipment used and any rental payable therefor, (4) Manager and Subcontractor worker


                                      1-5
hours, duties, wages, salaries, benefits, assessments, taxes and premiums, (5) Manager administration, bonds, insurance, and other expenses, and (6) in the case of costs incurred by Affiliates of the Manager, such additional information as may be reasonably requested by LIPA to demonstrate that such costs do not reflect any inter-company profit and reflect a fair and reasonable price for the work or services. Any Cost Substantiation required with respect to costs reasonably incurred by LIPA which are directly or indirectly chargeable in whole or in part to the Manager hereunder shall include similarly detailed information, and shall be certified by an authorized administrative and financial official of LIPA. "CPR" means the International Institute for Conflict Prevention & Resolution.

     "CPR Rules" has the meaning set forth in Section 7.8(E) hereof.

     "Critical Assets" has the meaning set forth in Section 4.25 hereof.

     "Customer" means with respect to a party, a person to whom that party provides products or services or is otherwise a customer of such party or its Affiliates.

     "Customer Targets" has the meaning set forth in Section 4.6(C) hereof.

     "Default Interest Rate" means the rate established from time to time as the "overpayment rate" pursuant to Subsection (e) of Section 1096 of the New York State Tax Law by the New York State Commission of Taxation and Finance, as applicable to LIPA under Section 2880(7)(c) of the New York State Public Authorities Law.

     "Disposal Facility" means either a sanitary Hazardous Waste landfill or other Hazardous Waste disposal or management facility, selected by the Manager which (1) is operated in accordance with prudent industry practices (as applicable to Hazardous Waste disposal facilities) and the applicable Contract Standards and (2) is being operated at the time of disposal or delivery in accordance with Applicable Law as evidenced by the absence of any regulatory sanctions, notices of violations or other significant enforcement actions with respect to material environmental matters.

     "Dispute" has the meaning set forth in Section 7.8(A).

     "Early Termination Date" has the meaning set forth in Section 9.7(B).

     "EEI" means the Edison Electric Institute.

     "Effective Date" has the meaning set forth in Section 9.12(A).

     "Encumbrances" means any lien, lease, mortgage, security interest, charge, judgment, judicial award or encumbrance with respect to the T&D System (other than those associated with any retainage holdback on construction materials, supplies and equipment).

     "Energy Management Agreement" means the Energy Management Agreement dated as of June 26, 1997 by and between KeySpan Trading Services LLC (formerly known as MarketSpan Trading Services LLC) and LIPA, as amended by the Amendment


                                      1-6
thereto dated as of March 29, 2002 and the Amendment thereto dated as of December __, 2005, as the same may be further amended from time to time in accordance therewith.

     "Energy Policy Act" means the Energy Policy Act of 2005, as may be amended from time to time, and its implementing regulations.

     "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default " has the meaning specified in Sections 7.2 and 7 .3 hereof.

     "Exit Test" has the meaning set forth in Section 8.3 hereof.

     "Existing MSA" has the meaning set forth in the first Recital hereof.

     "Exogenous Cost" has the meaning set forth in Section 6.3(A) hereof.

     "Expedited Dispute Matters" has the meaning set forth in Section 7.8(K) hereof.

     "FAA" has the meaning set forth in Section 7.8(I) hereof.

     "Fees-And-Costs" means reasonable fees and expenses of employees, attorneys, architects, engineers, accountants, expert witnesses, contractors, consultants and other persons, and costs of transcripts, printing of briefs and records on appeal, copying and other reimbursed expenses, and expenses of any Legal Proceeding.

     "FERC" means the Federal Energy Regulatory Commission.

     "Force Majeure" means any act, event or condition, whether affecting the T&D System, the System Power Supply, LIPA, the Manager, or any of LIPA's subcontractors or the Manager's Subcontractors to the extent that it materially and adversely affects the ability of either party to perform any obligation under this Agreement (except for payment obligations), if such act, event or condition is beyond the reasonable control and is not also the result of the misconduct or negligent action or omission or failure to exercise reasonable diligence on the part of the party relying thereon as justification for not performing an obligation or complying with any condition required of such party under this Agreement; provided, however, that the contesting in good faith or the failure in good faith to contest such action or inaction shall not be construed as willful or negligent action or a lack of reasonable diligence of either party.

     Inclusions. Subject to the foregoing, a Force Majeure may, but not necessarily include, and shall not be limited to, the following acts, events or conditions:

          (2) an act of God (but not including reasonably anticipated weather conditions for the geographic area of the T&D System, other than major storms and extreme weather events that constitute Storm Events), landslide, lightning, earthquake, fire, explosion, flood, sabotage or similar occurrence, computer sabotage or virus, acts of a public enemy or terrorist events, extortion, war, blockade or insurrection, riot or civil disturbance;


                                      1-7

          (3) a Change in Law;

          (4) the failure of any appropriate Governmental Body or private utility having operational jurisdiction in the area in which the T&D System is located, to provide and maintain Non-Electric Utilities to any facility comprising part of the T&D System which are required for the performance of this Agreement and which failure directly results in a delay or curtailment of the performance of any of the services provided by the Manager under this Agreement;

          (5) any failure of title to any portion of the T&D System Site or any enforcement of any Encumbrance on the T&D System Site or on any improvements thereon not consented to in writing by, or arising out of any action or agreement entered into by, the party adversely affected thereby;

          (6) the preemption of materials or services by a Governmental Body in connection with a public emergency or any condemnation or other taking by eminent domain of any portion of the T&D System; and

          (7) the presence of archeological finds, endangered species, Hazardous Waste or Hazardous Substances at the T&D System Site, except to the extent the Manager or the Guarantor knew or should have known of such presence.

     (B) Exclusions. It is specifically understood that none of the following acts, events or conditions shall constitute a Force Majeure:

          (1) general economic conditions, interest or inflation rates, or currency fluctuations or exchange rates,

          (2) the financial condition of LIPA, the Manager, the Guarantor, any of their Affiliates or any Subcontractor,

          (3) the consequences of error, neglect or omissions by the Manager, the Guarantor, any Subcontractor, any of their Affiliates or any other person in the performance of any work hereunder;

          (4) any increase for any reason in premiums charged by the Manager's insurers or the insurance markets generally for the required insurance;

          (5) the failure of the Manager to secure patents or licenses in connection with the technology necessary to perform its obligations under this Agreement;

          (6) equipment malfunction or failure (unless caused by an event that would otherwise constitute a Force Majeure);

          (7) union work rules, requirements or demands which have the effect of increasing the number of employees employed at the T&D System, reducing the operating flexibility of the Manager or otherwise increase the cost to the Manager of operating and maintaining the T&D System;


                                      1-8

          (8) any impact of prevailing wage laws on the Manager's operation and maintenance costs with respect to wages and benefits;

          (9) the failure of any Subcontractor or supplier to furnish labor, materials, services or equipment for any reason (unless caused by an event that would otherwise constitute a Force Majeure);

          (10) strikes, work stoppages or other labor disputes or disturbances with respect to the Manager's workforce; or

          (11) any act, event or circumstance occurring outside of the United States.

     "GENCO" means KeySpan Generation LLC.

     "GAAP" means generally accepted accounting principles, as in effect in the United States of America from time to time applied on a consistent basis.

     "GASB" means the Governmental Accounting Standards Board.

     "Governmental Body" means any federal, State or local legislative, executive, judicial or other governmental board, agency, authority, commission, administration, court or other body other than LIPA or the Authority, or any official thereof having jurisdiction with respect to any matter which is a subject of this Agreement.

     "Guarantor" means KeySpan Corporation and its successors and assigns permitted under the Guaranty Agreement.

     "Guaranty Agreement" or "Guaranty" means the Guaranty Agreement, dated as of the date hereof, from the Guarantor to LIPA, as the same may be amended from time to time in accordance therewith.

     "Hazardous Waste" means any waste which by reason of its composition or characteristics is defined or regulated as a hazardous waste, toxic substance, hazardous chemical substance or mixture, or asbestos under Applicable Law, as amended from time to time, including, but not limited to, "Hazardous Substances "as defined in CERCLA and the regulations promulgated thereunder.

     "IT Steering Committee" means the joint committee designated by LIPA and the Manager to determine the annual information technology work plan for services to be provided by the Manager hereunder.

     "Independent Engineer" means a nationally recognized engineer or firm of engineers having experience with respect to the planning, design, construction, testing, operation and maintenance of electricity transmission and distribution systems.

     "Information Access and Reporting Requirements" means, collectively, those certain obligations of the Manager as provided in Section 4.14 and Section 4.15 hereof.


                                      1-9

     "Initial Contract Year" means the period from January 1, 2006 through December 31, 2006.

     "Insurance Requirement" means any rule, regulation, code, or requirement issued by any fire insurance rating bureau or any body having similar functions or by any insurance company which has issued a policy of Required Operation Period Insurance under this Agreement, as in effect during the Term hereof.

     "Intellectual Property Rights" means all intellectual property rights, including without limitation, all patents, industrial designs, trademarks, trade names, copyright, trade secrets, know-how, all rights of whatsoever nature and all intangible rights or privileges of a nature similar to any of the foregoing, including in every case in any part of the world and whether or not registered, and shall include all rights in any applications and granted registrations for any of the foregoing.

     "Inventions"  means any and all discoveries,  improvements,  inventions and
methods  and  any   updates,   improvements,   enhancements,   corrections   and
modifications thereto, whether patentable or not.

     "ISO-NE" means The New England Independent System Operator and any successor thereto.

     "KeySpan" means KeySpan Corporation, a New York corporation.

     "Legal Entitlement" means any permit, license, approval, authorization, consent and entitlement of whatever kind and however described which is required under Applicable Law to be obtained or maintained by any person with respect to the performance of any obligation under this Agreement.

     "Legal Proceeding" means every action, suit, litigation, arbitration, administrative proceeding, and other legal or equitable proceeding having a bearing upon this Agreement.

     "Lien" means any and every lien against the T&D System, the T&D System Site, the Construction Work, the Operation and Maintenance Services or against any monies due or to become due from LIPA to the Manager under this Agreement, for or on account of the Construction Work or the Operation and Maintenance Services.

     "LIPA" means the Long Island Lighting Company d/b/a LIPA, a New York corporation, and its subsidiaries, and its successors or assigns as permitted hereunder.

     "LIPA Customer & Operations Data" has the meaning set forth in Section 4.14(D) hereof.

     "LIPA Data" means, in each case, to the extent it relates solely to LIPA, any of LIPA's Related Parties or the T&D System, or was originally solely developed for the T&D System (even if it later has applications or potential use elsewhere), (a) any and all information and data, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing, including without


                                      1-10
limitation, Confidential Information, LIPA Personal Information, Technical Information, Non-Technical Information, and information and data about LIPA's businesses, LIPA Customers (current, former and prospective), the T&D System and any other LIPA facilities and systems, operations, purchases, consumption, products, services, markets, marketing, business plans, assets or finances, (b) any and all Inventions solely to the extent related to such items in (a) above, and (c) any and all writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works, to the extent containing any portion of the items in (a) and
(b) above.

     "LIPA Designee" has the meaning set forth in Section  3.1(F)(2)(a)  hereof.


     "LIPA   Equipment"   means  those  machines,   equipment,   and  associated
attachments, features, accessories and peripheral devices owned or leased by LIPA.

     "LIPA Fault" means any breach, failure of compliance, or nonperformance by LIPA with its obligations hereunder or any negligence or willful misconduct by LIPA under this Agreement (whether or not attributable to any officer, trustee, member, agent, employee, representative, contractor, subcontractor of any tier, or independent contractor of LIPA other than the Manager and its Subcontractors) that materially and adversely affects the Manager's performance or the Manager's rights or obligations under this Agreement.

     "LIPA Indemnified Parties" has the meaning set forth in Section 9.3(A) hereof.

     "LIPA Licensed IP" means all Intellectual Property Rights licensed by LIPA or any of LIPA's Related Parties from any third party.

     "LIPA Marks" means LIPA's name and the trade names, trademarks and service marks listed in Appendix 2 attached hereto, as may be revised by LIPA from time to time.

     "LIPA Owned Property" has the meaning set forth in Section 9.4(A) hereof.

     "LIPA Personal Information" means any and all personally identifiable information, in any form, provided to Manager or Manager's Related Parties, by or on behalf of LIPA or LIPA's Related Parties, that alone, or in combination with other information uniquely identifies a current, former or prospective director, trustee, officer, employee, supplier, retiree of LIPA or the Authority or LIPA's Customer (e.g., names, addresses, telephone numbers, etc.) or any other personally identifiable information as otherwise defined under Applicable Laws including (i) copies of such information or materials to the extent containing such information and (ii) such information LIPA notifies the Manager in advance in writing is subject to a duty of confidence or secrecy that LIPA owes to LIPA's Customers or pursuant to contracts of LIPA or LIPA's Related Parties.

     "LIPA Representative" has the meaning set forth in Section 4.5(D) hereof.

     "LIPA System Assets" has the meaning set forth in Section 4.14(A) hereof.

     "LIPA Technology" means (a) any and all Software and any other Intellectual Property Rights, to the extent it relates solely to LIPA, any of LIPA's Related Parties or the T&D System, or was originally solely developed for the T&D System


                                      1-11

(even if it later has applications or potential use elsewhere), (b) any and all Inventions solely to the extent related to such items in (a) above, and (c) any and all writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works, to the extent containing any portion of the items in (a) and
(b) above.

     "LIPA Work Product" means any and all Work Product to the extent it relates solely to LIPA, any of LIPA's Related Parties or the T&D System, or was originally solely developed for the T&D System (even if it later has applications or potential use elsewhere).

     "LIPA's Related Parties" has the meaning set forth in Section 9.4(A)(2) hereof.

     "Long Island Control Area" means the LIPA Service Area plus the Villages of Freeport, Greenport and Rockville Centre or as otherwise defined by the NYISO from time to time.

     "Loss-and-Expense" means any and all losses, liabilities, obligations, damages, delays, fines, penalties, judgments, deposits, costs, claims, demands, charges, assessments, taxes, or expenses, including all Fees-And-Costs.

     "Manager" means the KeySpan Electric Services LLC, a limited liability company organized and existing under the laws of the State of New York, and its successors or assigns expressly permitted pursuant to Section 9.7.

     "Manager Data" means (a) any and all information and data relating to and/or created by or on behalf of the Manager or any of the Manager's Related Parties, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing, including without limitation, Confidential Information, Manager Personal Information, Non-Technical Information, and any such information and data about the Manager's business, Manager's Customers (current, former and prospective), and any other Manager facilities and systems, operations, purchases, consumption, products, services, markets, marketing, business plans, assets or finances, (b) any and all Inventions related to such items in (a) above, and (c) any and all writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works, containing or embodying the items in (a) and (b) above, but excluding in the case of (a), (b) and (c), LIPA Data.

     "Manager Equipment" means those machines, equipment, and associated attachments, features, accessories and peripheral devices leased or owned by the Manager and used by the Manager to perform its obligations pursuant to this Agreement.

     "Manager Fault" means any breach, failure of compliance, or nonperformance by the Manager with its obligations hereunder or any negligence or willful misconduct by the Manager under this Agreement (whether or not attributable to any officer, member, agent, employee, representative, contractor, Subcontractor of any tier, or independent contractor of the Manager or any Affiliate of the Manager) that materially and adversely affects the Manager's performance or the Manager's rights or obligations under this Agreement.

     "Manager Indemnified Parties" has the meaning set forth in Section 9.3(B) hereof.

                                      1-12

     "Manager Licensed IP" means all Intellectual Property Rights licensed by Manager or any of Manager's Related Parties from any third party.

     "Manager Owned Property" has the meaning set forth in Section 9.4(C) hereof.

     "Manager Personal Information" means any and all personally identifiable information, in any form, provided to LIPA or LIPA's Related Parties, by or on behalf of Manager or Manager's Related Parties, that alone, or in combination with other information uniquely identifies a current, former or prospective director, outside director, officer, employee, supplier, retiree of the Manager or the Manager's Customer (e.g., names, addresses, telephone numbers, etc.) or any other personally identifiable information as otherwise defined under Applicable Laws, including (i) copies of such information or materials to the extent containing such information and (ii) such information the Manager notifies LIPA in advance in writing is subject to a duty of confidence or secrecy that the Manager owes to the Manager's Customers or pursuant to contracts of the Manager or Manager's Related Parties.

     "Manager's Related Parties" has the meaning set forth in Section 9.4(A)(1) hereof.

     "Manager's T&D Assets" has the meaning set forth in Section 4.25 hereof.

     "Manager Technology" means (a) any and all Software and any other Intellectual Property Rights of the Manager and any other Intellectual Property Rights relating to and/or created by or on behalf of the Manager or any of Manager's Related Parties, (b) any and all Inventions related to such items in
(a) above, and (c) any and all writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works, to the extent containing or embodying the items in
(a) and (b) above, but excluding in the case of (a), (b) and (c), any LIPA Technology.

     "Manager Work Product" means any and all Work Product relating to and/or created by or on behalf of the Manager or any of Manager's Related Parties or relating to Manager's services under this Agreement, but excluding any LIPA Work Product.

     "Manager's T&D Assets" has the meaning set forth in Section 4.25 hereof.

     "Marketing Standard of Conduct" has the meaning set forth in Section 4.6(C) hereof.

     "Material Decline in the Guarantor's Credit Standing" has the meaning set forth in Section 9.1(B) hereof.

     "Mediation Notice" has the meaning set forth in Section 7.8(D) hereof.

     "Minimum Compensation" has the meaning set forth in Section 6.1(A) hereof.

     "Mutual Aid" has the meaning set forth in Section 6.5 hereof.

     "Naming Guidelines" means those guidelines as set forth on Appendix 13 hereof.


                                      1-13

     "NERC" means the North American Electric Reliability Council and any successor thereto.

     "NPCC" means the Northeast Power Coordinating Council and any successor thereto.

     "New York Region CPI" has the meaning set forth in Section 6.1(A) hereof.

     "Nine Mile Point 2" means LIPA's 18 percent ownership interest in Unit No. 2 of the Nine Mile Point Nuclear Power Generating Station located in Scriba, New York and operated pursuant to a joint operating agreement by Nine Mile Point Nuclear Station LLC, a subsidiary of Constellation Nuclear LLC.

     "Non-Electric Utilities" means any and all utility services and installations whatsoever other than electricity (including gas, water, telephone, other telecommunications of every kind and sewer), and all piping, wiring, conduit, and other fixtures of every kind whatsoever related thereto or used in connection therewith of New York.

     "Non-Technical  Information"  means (a) spreadsheets,  reports,  memoranda, notes, notebooks, schematics, drawings, work books, outlines, models, prototypes, specimens, concepts, diagrams, processes, procedures, protocols, parameters, and other tangible material, whether or how stored, compiled, or memorialized, physically, electronically, graphically, photographically, or in writing, (b) any and all Inventions related to the items in (a) above, and (c)
any and all writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works of the items in (a) or (b) above.

     "NYISO" means the New York Independent System Operator and any successor thereto.

     "NYSDEC" or "DEC" means the Department of Environmental Conservation of the State of New York and any successor thereto.

     "NYSPSC" or "PSC" means the Public Service Commission of the State of New York and any successor thereto.

     "NY State Reliability Council" means the New York State Reliability Council and any successor thereto.

     "OASIS" has the meaning set forth in Section 4.2(B)(1)(a) hereof.

     "Operating Assets" means the T&D System and all of the assets of the Manager used in the operation and maintenance of the T&D System and the performance of the Manager's obligations under this Agreement.

     "Operation and Maintenance Manual" has the meaning set forth in Section 4.2(D) hereof.

     "Operation and Maintenance Services" means the services to be provided and materials to be supplied by the Manager pursuant to this Agreement during the Operation Period, except Construction Work. Operation and Maintenance Services shall include, without limitation, the employment and furnishing of all labor,


                                      1-14
materials,  equipment,  supplies,  tools,  storage,  transfer,   transportation,
insurance, delivery and other items and services necessary in order for the Manager to perform its routine operation and maintenance obligations under this Agreement, as well as all related administrative, accounting, record-keeping, notification and similar services relating to such obligations. A reference to "Operation and Maintenance Services" shall mean "any part and all of the Operation and Maintenance Services" unless the context otherwise requires.

     "Operation Period" means the period commencing on the Effective Date and ending on the date this Agreement expires in accordance with its terms, or if earlier, on the Termination Date.

     "Option and Purchase and Sale Agreement" means the Option and Purchase and Sale Agreement, dated as of the date hereof, between LIPA and GENCO pursuant to which GENCO granted to LIPA an option to purchase the Far Rockaway and the E.F. Barrett Generating Stations, or either of such stations.

     "OSHA" means the Occupational Safety and Health Administration.

     "Other Agreements" means the Option Purchase and Sale Agreement and the Settlement Agreement.

     "Party Appointed Arbitrators" has the meaning set forth in Section 7.8(E).

     "Pass-Through Expenditure" has the meaning set forth in Section 6.2(A) hereof.

     "Performance Metrics" has the meaning set forth in Section 4.4(A) hereof.

     "PJM" means the Pennsylvania-New Jersey-Maryland Regional Transmission Organization, and any successor thereto.

     "Power and Energy" means the electrical energy and capacity available from the System Power Supply.

     "Power Supply Agreement" means the Power Supply Agreement dated as of June 26, 1997, between LIPA and GENCO for the purchase of electric capacity and energy as the same may be amended from time to time in accordance therewith.

     "Prevalent Utility Services" means, at any time, those services, programs, practices and procedures provided or adopted at such time by 50 percent or more of the investor-owned electric utilities within the NYISO with respect to the provision of electric transmission and distribution services and associated customer service and, with respect to underground transmission facilities (138kV and higher) only, those services, programs, practices and procedures provided or adopted at such time by 50 percent or more of the utilities with at least 50 miles of underground transmission facilities and which are members of the NPCC.

                                      1-15

     "Prime Rate" means the rate announced by Citibank, N.A. from time to time at its principal office as its prime lending rate for domestic commercial loans, such rate to change when and as such prime lending rate changes.

     "Prudent Utility Practice" at a particular time means any of the practices, methods, and acts (including but not limited to the practices, methods and acts engaged in or approved by a significant portion of the electrical utility industry prior thereto), which, in the exercise of reasonable judgment in light of the facts and the characteristics of the T&D System and System Power Supply known at the time the decision was made, would have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition and good customer relations. Prudent Utility Practice is not intended to be limited to the optimum or minimum practice, method or act, to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts.

     "Public Works Improvements" means Capital Improvements performed as a result of requirements or requests of a Governmental Body.

     "Reported Costs" has the meaning set forth in Section 4.15(A)(1) hereof. "Rating Services" means Moody's Investors Service, Inc., Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Fitch Ratings and Duff & Phelps, or any of their respective successors.

     "Required  Operating Period Insurance" has the meaning set forth in Section
4.13 hereof.

     "Resource Conservation and Recovery Act" or "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.A. ss. 6901 et seq., as amended or superseded.

     "Revenue Bonds" means any bonds, notes or other obligations issued or secured under the Bond Resolution .

     "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 .

     "Schedule of Rates" has the meaning set forth in Section 4.9(B) hereof.

     "Scope of Services" has the meaning set forth in Section 4.2(B) hereof.

     "Senior Executives" has the meaning set forth in Section 4.2(C) hereof.

     "Service Area" means the counties of Suffolk and Nassau and that portion of the County of Queens constituting the Authority's franchise area as of the effective date of the Act. "Service Area" does not include the Villages of Freeport, Greenport and Rockville Centre.

     "Settlement Agreement" means that certain Settlement Agreement, dated the date hereof, by and among LIPA, the Authority, KeySpan and the Manager providing, among other things, for the settlement of certain claims set forth therein.

                                      1-16

     "Software" means any and all (a) computer software, (b) any and all Inventions related to such computer software in (a) above and (c) any and all writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works of the items in (a) or (b) above. Except as otherwise specified or granted hereunder, Software shall include both source code and object code.

     "State" means the State of New York.

     "Storm Event" has the meaning set forth in Appendix 11 hereof.

     "Storm Reserve" has the meaning set forth in Appendix 11 hereof.

     "Subcontract " means an agreement, including a purchase order, between the Manager and a Subcontractor, or between two Subcontractors, as applicable.

     "Subcontractor" means every person (other than employees of the Manager ) employed or engaged by the Manager or any person directly or indirectly in privity with the Manager (including every sub-subcontractor of whatever tier) for any portion of the Construction Work or Operation and Maintenance Services, whether for the furnishing of labor, materials, supplies, equipment, services, or otherwise.

     "System Policies and Procedures" means the system policies and procedures adopted from time to time by LIPA in accordance with Prudent Utility Practices.

     "System Power Supply" means electric capacity and energy from all power supply sources owned by or under contract to LIPA, the Power Supply Agreement, LIPA's rights and interests with respect to the Nine Mile Point 2, and LIPA's interest in any future generating facilities, spot market capacity and energy purchases made by or on behalf of LIPA, and any load control programs or measures adopted by LIPA.

     "System Revenue Requirements" means the sum of the annual Total Manager Compensation, plus an estimate of other costs plus debt service requirements on the Revenue Bonds plus LIPA's costs as reported to the Manager pursuant to
Section 6.2(B)(2) hereof.

     "T&D System" means the electricity transmission and distribution system owned by LIPA from time to time and all other assets, facilities, equipment or contractual arrangements of LIPA used to provide the transmission and distribution of Power and Energy within or to the Service Area.

     "T&D System Supervisor" has the meaning specified in Section 4.2(C) hereof.

     "T&D System Site" means the real property and interests therein upon which the components of the T&D System are and will be located.

     "Taxes" has the meaning set forth in Section 6.2(A)(5) hereof.

     "Technical Information" means any and all (a) drawings, schematics, formulae, specifications, designs, concepts, diagrams, processes, procedures, protocols, parameters, engineering details, functional descriptions, layouts,

                                      1-17
architectural models, invention disclosures, data and database content, or other technical or scientific documentation, including manuals and other information, whether or how stored, compiled, or memorialized, physically, electronically, graphically, photographically, or in writing, (b) any and all Inventions related to the items in (a) above, and (c) any and all writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works of the items in (a) or (b) above.

     "Term" has the meaning set forth in Section 8 .1 hereof.

     "Termination Date" has the meaning set forth in Section 7.4(A) hereof.

     "Termination Notice Period" has the meaning set forth in Section 7.4(B) hereof.

     "Total Manager Compensation" has the meaning set forth in Section 6.1(A) hereof.

     "Transaction Agreement" means any agreement entered into by any person in connection with the transactions contemplated by this Agreement.

     "Trustee" means the trustee acting under the Bond Resolution for the benefit of the Bondholders.

     "Variable Compensation" has the meaning set forth in Section 6.1(A) hereof.

     "Variable Price Per KWh" has the meaning set forth in Section 6.1(A) hereof.

     "Work Product" means any and all (a) (i) Inventions, (ii) writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works, (iii) Technical Information, Non-Technical Information and other ideas not generally known to the public, (iv) Software and (v) other Intellectual Property Rights, whether in whether or how stored, compiled, or memorialized, physically, electronically, graphically, photographically, or in writing, containing or embodying any of the foregoing, (b) any and all Inventions related to the items in (a) above, and (c) any and all writings, works of authorship and other copyrightable or non-copyrightable subject matter of any kind, including without limitation, derivative works of the items in (a) or (b) above.

     "Y50 Cable" means the 345 kV electric transmission submarine cable system between Con Edison's Dunwoodie Substation and LIPA's Glenwood Substation or any replacement thereof.



                                      1-18

                                   APPENDIX 2
                                   ----------

                                   LIPA MARKS



              Description                Type                     Registration
              -----------                ----                     ------------

LIPA                                     Trademark
Long Island Lighting Co.                 Trademark
Energy Wise                              Service Mark
A Change for the Better                  Service Mark
The Power of Change                      Service Mark
More Choice, Better Services             Service Mark
LI Choice                                Service Mark
Green Choice                             Service Mark
Clean Energy                             Service Mark
Solar Pioneer                            Service Mark
LIPA Edge                                Service Mark
eLert                                    Service Mark
Tompo                                    Service Mark







                                      2-1

                                   APPENDIX 3
                                   ----------

                                 NOTICE APPENDIX

     The Manager shall give notice to LIPA as to the matters relating to Operation and Maintenance Services and Construction Work, at the times and in the manner as shall be specified in the System Policies and Procedures and as described in the documents entitled "Electric Power Supply Incident Notification Procedure" revised January 28, 2004 and the "Electric Service Department Notification Manual" dated November 15, 2005, as revised from time to time in accordance with the System Policies and Procedures. Except as LIPA shall otherwise agree, such notice shall, at a minimum, be consistent with the notices provided to the NYSPSC by the Manager as of the Contract Date under applicable NYSPSC requirements.











                                      3-1

                                   APPENDIX 4
                                   ----------

                                    INSURANCE

         The following insurance policies with respect to the Scope of Services are in effect on the Contract Date:


           Policy                      Coverage                    Limits                    Insured Status
                                                                                        Manager         Authority
                              Property damage coverage     Replacement Cost of
 "All Risk" Property Fixed    for losses to the fixed      damaged property up to
 Locations                    assets of the insured.       $2.0 billion.             Named Insured    Named Insured
                              Third party bodily injury    $300,000,000 per
                              or property damage arising   occurrence, in excess
 General Liability            out of the operations of     of a $3,000,000 self      Named Insured    Named Insured
                              the insureds.                insured retention.
                              Third party bodily injury    $300,000,000 per
                              or property damage arising   occurrence, in excess
 Automobile Liability         out of the ownership,        of a $3,000,000 self      Named Insured    Named Insured
                              maintenance, or use of       insured retention.
                              any auto.
                              Liability protection         $2,000,000 per
                              arising from the             occurrence and
 Railroad Protective          operations of the            $6,000,000 in the
                              insured within or near       aggregate.
                              a railroad right of way.
                              Replacement power cost       $630,000 per week for
                              protection and extra         the first 52 weeks,
                              expense coverage arising     subject to a 12 week
 Nine Mile Point 2            from an insured loss.        self insured
 Replacement Power & Extra                                 retention, and                             Named Insured
 Expense                                                   $504,000 per week for
                                                           the 110 weeks
                                                           thereafter.
 Business Travel                                           $2 million                Named Insured    Named Insured
 Blanket Crime Insurance                                   $25 million               Named Insured    Named Insured
 Special Crime                                             $25 million               Named Insured    Named Insured
 Errors & Omissions                                        $5 million                Named Insured    Named Insured
 Excess D&O Liability                                      $150 million              Named Insured
 Fiduciary Liability                                       $60 million               Named Insured
 Workers Compensation                                      $1 million primary
                                                           with statutory            Named Insured
                                                           coverage for excess
 Property                                                  $5 million                Named Insured

                                      4-1

                                   APPENDIX 5
                                   ----------

                               PERFORMANCE METRICS



     1. Performance Metrics.

     (a) LIPA and the Manager have agreed to 18 Performance Metrics ("Performance Metrics"), listed and described in the chart and graphic material set forth following Section 5 of this Appendix 5 (collectively, the "Metrics Chart"), to which specified penalties have been assigned under the circumstances set forth in this Appendix 5.

     (b) Each Performance Metric has been designated as either a Non-Offset Metric, a Customer Metric or an Operational Metric, as defined, and with the consequences set forth, in Section 3 of this Appendix 5.

     (c) If, due to the occurrence of an event for which LIPA is responsible under Section 6.11 of the Agreement, there shall be an increase in the Manager's cost of Construction Work or Operation and Maintenance Services as described in
Section 6.6 of the Agreement, the amount of any such incremental cost increase for which LIPA is responsible under said Section 6.6 shall not be considered for purposes of calculating the Capital Cost Per Customer Performance Metric.

     (d) The parties acknowledge that one or more Performance Metrics have been established based on LIPA's historical practices with respect to funding Capital Improvements and other Pass Through Expenditures. LIPA agrees that if it implements material changes to its Capital programs for the T&D System not in accordance with its historical practices or with Prevalent Utility Services, the Performance Metrics shall be equitably adjusted by mutual agreement of the parties to reflect such changes in the Capital programs In addition, a Performance Metric may be equitably adjusted by mutual agreement of the parties following a best practices review in accordance with the provisions of Section 4.4(B) of the Agreement.

     (e) The Manager shall be relieved of its obligation to comply with a Performance Metric, and such non-compliance shall not constitute an Event of Default, to the extent and for any period during which the operation of the T&D System is affected by occurrence of an event of Force Majeure or LIPA Fault that prevents or delays the Manager's performance with respect to such Performance Metric. Should any such circumstances occur, the Manager shall nonetheless (1) in accordance with the Contract Standards, use its best efforts to mitigate any noncompliance with such Performance Metric and restore T&D System performance to comply with this Agreement as rapidly as practicable, (2) promptly advise LIPA of the circumstances and the Manager's planned course of action, and (3) otherwise comply with the provisions of Section 9.2 of the Agreement.

     2. Monitoring and Reporting. The Manager will monitor its performance with respect to the Performance Metrics in a manner consistent with the Contract Standards. Such monitoring shall provide data to enable the Manager to report to LIPA, and the Manager shall so report, as part of each month's System Operating Report, concerning the Manager's performance during the immediately preceding


                                      5-1
month with respect to the Performance Metrics in sufficient detail to enable LIPA to assess performance in relation to the Standards (as defined in Section 4(a) of this Appendix 5).

     3. Penalties.

     (a) In the table below, each Performance Metric (i) has been assigned an annual penalty amount ("Annual Metric Penalty") that will be imposed for unfavorable performance (as defined in Section 4(c) of this Appendix 5) and (ii) has been assigned to one of the following three categories: (x) a Performance Metric as to which any Annual Metric Penalty for unfavorable performance cannot be offset based on favorable performance (as defined in Section 4(c) of this Appendix 5) with respect to another Performance Metric ("Non-Offset Metric"),
(y) a Performance Metric relating to customer-focused objectives ("Customer Metric"), or (z) a Performance Metric relating to operational objectives ("Operational Metric").


                Category                  Performance Metric                 Annual Metric Penalty
                Non-Offset Metric         Customer Satisfaction Index        $ 1,000,000
                Non-Offset Metric         SAIDI                              $ 1,000,000
                                                                              ----------
                                  Total for Non-Offset Metrics               $ 2,000,000

                Customer Metric           Actual Meter Read Rate             $   500,000
                Customer Metric           Billing Accuracy                   $   500,000
                Customer Metric           Days Sales Outstanding             $   500,000
                Customer Metric           Bad Debt Ratio                     $ 1,000,000
                Customer Metric           Electronic Billing                 $   250,000
                Customer Metric           Call Answer Rate/Average Speed
                                          of Call Answer                     $   250,000
                Customer Metric           First Call Resolution              $   500,000
                                                                             -----------
                                  Total for Customer Metrics                 $ 3,500,000

                Operational Metric        Workplan Completion Index          $   500,000
                Operational Metric        Capital Cost Per Customer          $ 1,000,000
                Operational Metric        Multiple Customer Outages          $   500,000
                Operational Metric        SAIFI                              $   250,000
                Operational Metric        CAIDI                              $   250,000
                Operational Metric        Storm CAIDI                        $   500,000
                Operational Metric        Worker Safety                      $   500,000
                Operational Metric        Planned Substation Maintenance     $   500,000
                Operational Metric        Primary Cable Faults               $   500,000
                                                                             -----------
                                  Total for Operational Metrics              $ 4,500,000
                                           Grand Total                       $10,000,000
                                                                             ===========


     (b) Annual Metric Penalties shall be assessed and, to the extent provided for below, offset, as follows:

          (i) The assigned Annual Metric Penalty will be assessed with respect to a Performance Metric in the event of unfavorable performance with respect to that Performance Metric during a Contract Year.

                                      5-2

          (ii) No penalty offset based on favorable performance with regard to any other Performance Metric will be permitted against an Annual Metric Penalty resulting from unfavorable performance with regard to a Non-Offset Metric.

          (iii) Favorable performance with regard to the Customer Satisfaction Index Performance Metric can be used to offset Annual Metric Penalties resulting from unfavorable performance with regard to any Customer Metric other than the Days Sales Outstanding and Bad Debt Ratio Performance Metrics, up to an aggregate annual offset of $500,000.

          (iv) Favorable performance with regard to the SAIDI Performance Metric can be used to offset Annual Metric Penalties resulting from unfavorable performance with regard to any Operational Metric other than the Worker Safety Performance Metric, up to an aggregate annual offset of $500,000.

          (v) Favorable performance with regard to any Customer Metric can be used to offset Annual Metric Penalties resulting from unfavorable performance with regard to any other Customer Metric. Under no circumstances will favorable performance with regard to a Customer Metric be used to offset Annual Metric Penalties resulting from an unfavorable performance with regard to an Operational Metric.

          (vi) Favorable performance with regard to any Operational Metric can be used to offset Annual Metric Penalties resulting from unfavorable performance with regard to any other Operational Metric, provided, however, that there can be no offsets to an Annual Metric Penalty for unfavorable performance with regard to the Worker Safety Performance Metric and there can be no offsets based on favorable performance with regard to the SAIFI and CAIDI Performance Metrics. Under no circumstances will favorable performance with regard to an Operational Metric be used to offset Annual Metric Penalties resulting from an unfavorable performance with regard to a Customer Metric.

     (c) If the Manager is entitled to an offset based on favorable performance of a Performance Metric (the Performance Metric providing such offset for favorable performance being referred to as the "Offsetting Metric") against an Annual Metric Penalty for unfavorable performance of another Performance Metric in the same category (Customer Metrics or Operational Metrics only), as provided above, the penalty offset shall be in an amount equal to the Annual Metric Penalty associated with the Offsetting Metric for unfavorable performance of that Offsetting Metric.

     (d) In no event will the Annual Metric Penalties, net of offsets, in any one Contract Year exceed either (i) Seven Million Dollars ($7,000,000) in the aggregate for all of the Performance Metrics, or (ii) an amount which would result in the Manager receiving less than the Minimum Compensation amount for such Contract Year. To the extent that Annual Metric Penalties would have otherwise exceeded the foregoing limitation in any Contract Year, such excess will not be accumulated or carried forward to succeeding, or back to prior, Contract Years.

                                      5-3

     (e) In no event shall LIPA be obligated to make a payment to the Manager relating to Performance Metrics, even if the aggregate offset amounts exceed the aggregate Annual Metric Penalties in any Contract Year or over the term of the Agreement. Penalty offsets will not be accumulated or carried forward to succeeding, or back to prior, Contract Years.

     (f) The net amount of Annual Metric Penalties in each category, after permissible penalty offsets, will be paid to LIPA within 60 days of the end of the Contract Year to which they apply.

     4. Metrics Chart.

     (a) The Metrics Chart sets forth standards of performance ("Standards") with respect to each Performance Metric in the textual portion of the Metrics Chart and in graphic material appearing at the end of the Metrics Chart (the applicable graph for each Performance Metric being referred to under the column "Figure Reference" in the textual portion of the Metrics Chart). The Standards, both in the textual portion of the Metrics Chart and in the graphic material incorporated through each Figure Reference, contain one or more of the following performance level designations, as appropriate for each Performance Metric: target level, penalty trigger level and offset trigger level. Each of the Performance Metrics contains a designated target level, penalty trigger level and offset trigger level except (i) the two components of the Billing Accuracy Performance Metric other than Cancel/Rebill, (ii) the Workplan Completion Index Performance Metric, and (iii) the first and second components of the Multiple Customer Outages Performance Metric.

     (b) The Standards set forth in the Metrics Chart have been established based on information concerning the Manager's historical performance in operating the T&D System through September 30, 2005 for the following Performance Metrics: Actual Meter Read Rate, Billing Accuracy, Days Sales Outstanding, Bad Debt Ratio, Expanded Electronic Transactions, Average Speed of Call Answer, First Call Resolution, Multiple Customer Outages, SAIDI, SAIFI, CAIDI, Storm CAIDI, Worker Safety, Planned Substation Maintenance and Primary Cable Faults. LIPA and the Manager agree to update the Standards for each such Performance Metric (other than the First Call Resolution target level) based on information from the last quarter of 2005, using the same analytical approach that was used to derive the Standards included in the Metrics Chart that were based on the historical performance information through September 30, 2005. LIPA and the Manager agree to complete the Standards update and give effect to the updated Standards by no later than January 31, 2006.

     (c) For purposes of this Appendix 5, with the exception of the Workplan Completion Index Performance Metric, (i) "Favorable Performance" with respect to a Performance Metric with a designated target level, penalty trigger level and offset trigger level shall mean performance with respect to that Performance Metric that meets or exceeds the designated offset trigger level, as set forth in the Metrics Chart and (ii) "Unfavorable Performance" with respect to a Performance Metric with a designated target level, penalty trigger level and offset trigger level shall mean performance with respect to that Performance Metric that fails to meet the designated penalty trigger level, as set forth in the Metrics Chart. Language in the "Notes" column of the Metrics Chart further defines "Favorable Performance" and "Unfavorable Performance" for each of the Billing Accuracy, Expanded Electronic Transactions, Call Answer Rate & Average Speed of Call Answer, Workplan Completion Index, Primary Cable Faults Performance Metrics, Day Sales Outstanding, Bad Debt Ratio and Multiple Customer Outages.

                                      5-4

     5. Performance Metrics Events of Default. Either (i) unfavorable performance with respect to the SAIDI Performance Metric for two out of three consecutive Contract Years, or (ii) unfavorable performance with respect to the Customer Satisfaction Index Performance Metric for three consecutive Contract Years, will result in a Manager Event of Default as defined, and with the consequences provided for, in Section 7.2(A)(1) of the Agreement. Under no circumstances will favorable performance with regard to any other Performance Metric offset such an Event of Default. Notwithstanding the foregoing, an Event of Default under this Section 5 of this Appendix 5 shall be excused to the extent that the operation of the T&D System is affected by a strike, work stoppage or other labor dispute with respect to the Manager's workforce that prevents or delays the Manager's performance with respect to the SAIDI Performance Metric or the Customer Satisfaction Index Performance Metric.

                                  Metrics Chart
Metric Description                                               Figure         Notes
                                                                Reference
Actual Meter Read Rate (AMRR): measured monthly as the
number of meters read in each month, without exclusions,
divided by the number of electric meters scheduled for read          1
for each month, expressed as a percentage,  measured as the
12-month average of the monthly percentages for each
Contract Year.

Billing Accuracy:                                                             Composite:
1.      Cancel and Rebill: calculated monthly and expressed
        as the number of cancel/rebills as a percent of              2        Overall favorable performance for
        total bills rendered in each month, measured as the                   this Performance Metric is achieved
        12-month  average of the monthly percentages for the                  if there is favorable performance of
        Contract Year                                                         the cancel/rebill subcomponent and
                                                                              the stated goals for both of
                                                                              subcomponents 2&3 are met.
2.      The Manager shall maintain zero bill rendering for
        "108" exception memos


3.      LIPA IT Steering Committee shall agree to                             Overall unfavorable performance for
        sponsor Manager Initiative to reduce non-essential                    this Performance Metric results from
        "170"  (low bill) and "171" (high bill) exceptions                    unfavorable performance of the
        in 2006. For the initial Contract Year, the                           cancel/rebill subcomponent and
        aggregate number of "170" and "171" exception                         failure to meet the stated goals
        memos shall not exceed 150,000. Targets for 2007                      for both of subcomponents 2&3.
        and beyond will be established
        based on experience from 2006.

                                                                              Any other combination of
                                                                              performance on the three
                                                                              subcomponents results in
                                                                              neither a penalty offset,
                                                                              provided that the Manager
                                                                              remains obligated to implement
                                                                              "Best Practices" for subcomponent1
                                                                              pursuant to Section 4.4(B)
                                                                              of the Agreement.

                                      5-5



Metric Description                                                      Figure         Notes
                                                                      Reference

Customer Satisfaction Index:
Response Center, Inc. ("RCI") has been retained to establish a baseline Customer Satisfaction Index ("CSI"), measuring
the overall satisfaction level of LIPA's customers. The
total population of LIPA customers surveyed for the purpose              3
of establishing the CSI will include, but not be limited to, a statistically valid sample of customers who had recent
interactions with the Manager in its role as LIPA service
provider. The 2005 RCI data will set the baseline from which performance is measured during the first four Contract Years
(2006-2009). During those four Contract Years, target,
penalty trigger and offset trigger levels have been
established as improvements from the baseline as shown on
Figure 3, entitled "Customer Satisfaction."

During the term of the Agreement, the Manager will participate in and monitor (i) the RCI CSI described above, (ii) an alternative RCI metric comparing performance to an agreed upon industry peer population ("RCI Peer") and (iii) the JD Powers Customer Satisfaction Survey.

The performance baseline for 2010 and beyond, from which target, penalty trigger and offset trigger levels will be established, will be based on the RCI Peer measure and will be established in 2009.

Days Sales Outstanding ("DSO"): measured as the 12-month                          DSO excludes each bankruptcy greater
average Accounts Receivable value divided by the average                          than $250,000 in each Contract Year,
daily 12-month revolving sales (e.g. (12-month average                            provided that the Manager has fully
A/R)/(12-month revolving sales / 365).                                   4        executed a LIPA-approved collection
                                                                                  plan for that account, to be created
Within the first  90 days of the first Contract Year (2006),                      after the account reaches 90 days
the Manager agrees to provide and secure approval from LIPA                       outstanding.
for a detailed collection plan template for accounts that
reach 90 days outstanding and $250,000. In each Contract
Year, the Manager further agrees to fully execute a
LIPA-approved collection plan, to be created for each
account (or accounts for multi-account customers) that
reaches 90 days outstanding and $250,000.

Bad Debt Ratio ("BDR"): measured as the 12-months electric                        BDR excludes each bankruptcy greater
uncollectibles (net of recoveries) divided by 12-months                           than $250,000 in each Contract Year,
total electric retail revenue (six months lag), calculated                        provided that the Manager has fully
at the end of a Contract Year.                                           5        executed a LIPA-approved collection


                                      5-6


Metric Description                                                   Figure          Notes
                                                                   Reference

                                                                                  plan for that account, to be created
Should LIPA rate increases, including fuel charge increases,                      after the account reaches 90 days
result in the average annual customer bill exceeding the                          outstanding.
prior Contract Year's average annual customer bill, as
adjusted for the Consumer Price Index, by 20% or more, the
financial penalty for unfavorable performance will be
excused in the following Contract Year. During such
following Contract Year, the Manager will apply its
collection practices in a manner consistent with past
practice to the same extent as if the penalty waiver were
not in effect.

Within the first 90 days of the first Contract Year (2006), the Manager agrees to provide and secure approval from LIPA for a detailed collection plan template for accounts that reach 90 days outstanding and $250,000. In each Contract Year, the Manager further agrees to fully execute a LIPA-approved collection plan, to be created for each account (or accounts for multi-account customers) thatreaches 90 days outstanding and $250,000.

Expanded Electronic Transactions: Measures the annual                             Composite:
incremental total number of customers enrolled in (i) e-bill        6a&6b
rendering (not receiving a paper bill) and (ii) e-payment.                        Overall favorable performance for
                                                                                  this Performance Metric is achieved
                                                                                  if there is favorable performance
                                                                                  of both the e-bill rendering and
                                                                                  e-payment subcomponents.

                                                                                  Overall unfavorable performance of
                                                                                  this Performance Metric results from
                                                                                  unfavorable performance of both the
                                                                                  e-bill rendering and e-payment subcomponents.

                                                                                  Any other combination of performance
                                                                                  on the two subcomponents results in
                                                                                  neither a penalty nor an offset, provided
                                                                                  that the Manager remains obligated to
                                                                                  implement "best practices" for both e-bill
                                                                                  rendering and e-payment pursuant to
                                                                                  Section 4.4(B) of the Agreement.

                                      5-7


Metric Description                                               Figure           Notes
                                                                Reference

                                                                                  Performance levels based on LIPA
                                                                                  funding of $150,000 promotional
                                                                                  budget for e-bill rendering and e-payment.
                                                                                  Performance levels will be adjusted
                                                                                  to reflect increases or decreases
                                                                                  in LIPA promotional funding.

Call Answer Rate & Average Speed of Call                                          Composite:
Answer:

Call Answer Rate ("CAR") is measured as the                                        Overall favorable performance of this
percentage of the number of answered calls divided                  7a             Performance Metric is achieved if
by the total number of calls offered to the Customer                               there is favorable performance of
Call Center, measured on a  12-month basis and assessed on                         both the CAR and ASA.
the last day of the Contract Year.
                                                                                   Overall unfavorable performance of
Average Speed of Call Answer ("ASA") is measured                                   this Performance Metric results from
as the average time a Customer is on hold before                    7b             unfavorable of both the CAR and ASA.
a customer service representative answers a call.
The "time on hold" is measured from the time at
which the Interactive Voice Response system determines                             Any other combination of performance
that a call should beredirected until the time the call is                         on the CAR and ASA results in neither
picked up by a customer service representative.                                    a penalty nor an offset, provided
                                                                                   that the Manager remains obligated to
                                                                                   implement "best practices" for both
                                                                                   CAR and ASA pursuant to Section
                                                                                   4.4(B) of the Agreement.

First Call Resolution ("FCR"): measured by a
statistically valid telephone survey of LIPA
customers that have contacted a Manager customer
service representative during the Contract Year.                    8
This metric is based on a 12-month total, measured
through the last month of the Contract Year.

The baseline for this Performance Metric will be established based on the 2005 RCI baseline survey and performance for 2006 will be maintained at that level. Target levels for 2007 and beyond will be established based on the results of the RCI baseline survey.

For 2006 and beyond, penalty trigger and offset
trigger will be based on actual 2005 bandwiths.
Workplan Completion Index: Measured as the
completion of the following three components in                                     Maximum Penalty: $0.5 million if none
their entirety (subject to accidental, incidental and minor                         of the three components is completed;
omissions): O&M Workplan,                                                           actual penalty is the lesser of (i)
Capital Workplan and Corporate Initiatives. Prior to the             9              the value of the project(s) not

                                      5-8


Metric Description                                               Figure             Notes
                                                                Reference

beginning of each Contract Year, the parties will agree as                          completed or (ii)(a) $150,000 for
to the O&M Workplan, the Capital Workplan and the Corporate                         failure to complete the O&M Workplan,
Initiatives for such Contract Year.                                                 (b) $250,000 for failure to complete
                                                                                    the Capital Workplan or (c) $100,000
O&M Workplan: the entire T&D maintenance annual plan,                               for failure to complete the Corporate
established each Contract Year. During the Contract Year,                           Initiatives
LIPA or the Manager, subject to LIPA's approval, may
exclude certain planned maintenance activities in any
particular Contract Year. However, any excluded
maintenance activities will be added to the subsequent
Contract Year's O&M Workplan.

Capital Workplan: the total of all scheduled capital projects and programs, established based on each Contract Year's approved budget, as adjusted from time to time by LIPA or the Manager, subject to LIPA's approval, throughout each Contract Year.

Corporate Initiatives: the completion of all corporate
initiatives that are identified by the parties on an
annual basis. LIPA or the Manager, subject to
LIPA's approval, may exclude certain planned corporate
initiative activities in any particular Contract Year.
However, any excluded activities will be added to
the subsequent Contract Year's Corporate Initiatives.
Capital Cost Per Customer: measured as the total actual
capital program cost, excluding power supply                                          Reference Agreement language for
interconnections, divided by the total number of customers                            Prevalent Utility Services
at the end of each Contract Year.                                   10

The Manager, in consultation with LIPA, will establish
performance appraisal mechanisms to encourage managers,
directors and executives who are responsible for project
and budget cost performance to meet or under run individual
and total capital project budget estimates on an annual basis.
Multiple Customer Outages ("MCO"):  measured as the number                            Non-storm outages exclude NYPSC and
of customers experiencing more than three non-storm outages                           LIPA financial storms (as defined in
during a 12-month period. Performance is assessed on the                              the Agreement)
last day of each Contract Year.                                     11

1. For the first Contract Year (2006), the Manager will establish enhanced programs for reducing MCO and implement tracking and measurement mechanisms (e.g. CARES/EGIS interface).


                                      5-9


Metric Description                                               Figure                Notes
                                                                Reference

2. For 2007, the Manager will continue implementation
of enhanced programs for reducing MCO and a target
level will be established for 2008 at a 3% improvement
compared to 2007 level.
3. For 2009 and beyond, target levels will be established
at 3% improvement each Contract Year compared to prior
Contract Year.
SAIDI, System Average Interruption Duration Index: IEEE
standard measure as applied by NYPSC, measured on the last          12
day of the Contract Year.
SAIFI, System Average Interruption Frequency Index: IEEE
standard measure as applied by NYPSC and expressed as               13
months.  Average Months Between Interruptions, measured on
the last day of the Contract Year.
CAIDI, Customer Average Interruption Duration Index: IEEE
standard measure as applied by NYPSC, measured on the last          14
day of the Contract Year.
Storm CAIDI: IEEE CAIDI calculation methodology applied to
LIPA storms, as defined in the Agreement, excluding storms          15
resulting in more than 150,000 customer outages.
Worker Safety: measured in LIPA Chargeable Accidents, as
defined in the Existing MSA.                                        16

Planned Substation Maintenance: measures the number of
substation maintenance jobs not completed (backlogged), in
all categories of priority, and is measured as the number of        17
jobs in the substation maintenance backlog at the end of
each Contract Year.
Primary Cable Faults: measured as the average number of days                       Composite:
required to return faulted primary cables to normal service.
Primary cable faults will include substation exit cables,           18             Starting in 2007, overall favorable
three-phase main line and main line dips, and three-phase                          performance for this Performance
CIPUD cables.                                                                      Metric is achieved if there is
                                                                                   favorable performance of both the
For 2007 and beyond, the parties will establish a second                           primary cable and primary loops metrics.
metric that will measure all primary loops, both single and
multiple phase RUD.
                                                                                   Starting in 2007, overall unfavorable
                                                                                   performance for this Performance
                                                                                   Metric results from unfavorable
                                                                                   performance of both the primary
                                                                                   cable and primary loops metrics.


5-10


Metric Description                                               Figure                Notes
                                                                Reference

                                                                                    Any other combination of performance
                                                                                    on the primary cable and primary
                                                                                    loops metrics results in neither
                                                                                    a penalty nor an offset, provided
                                                                                    that the Manager remains obligated
                                                                                    to implement "best practices" for
                                                                                    both the primary cable and primary
                                                                                    loops metrics pursuant to Section
                                                                                    4.4(B) of the Agreement.

                                      5-11

                                   APPENDIX 6
                                   ----------

                                    EXIT TEST

     The following provides an overview of the scope of the "Exit Test" to be performed on behalf of LIPA in accordance with Section 8.3 of the Agreement. The Exit Test will include, topically and in detail, those reviews, evaluations, inspections, and audits as contemplated in Section 8.3 of the Agreement undertaken on behalf of LIPA periodically during the course of the Agreement for assessment of the T&D System since the last regular periodic review, including determination of the need for corrective, remedial, or replacement actions noted in previous periodic reviews performed on behalf of LIPA, but not yet corrected or completed as of the date of completion of the Exit Test. The Exit Test will include review of reporting, testing, inspection, and recordkeeping performed by or on behalf of the Manager or its Affiliates, agents or Subcontractors, including, but not limited to, the topics set forth below.

(A)      Maintenance Review

         1.       Job Records
         2.       Document Review
         3.       Budget Compliance
         4.       Standards Compliance
         5.       Field Survey
         6.       Rights of Way Maintenance
         7.       Rolling Stock Condition
         8.       Reliability
         9.       Care of Equipment

(B)      Capital Improvements Review

         1.       Job Records
         2.       Document Review
         3.       Budget Compliance
         4.       Standards Compliance
         5.       Schedule Performance 6. Field Survey

(C)      Deficiencies

         1.       Responsibility
         2.       Cure Policy Compliance Status
         3.       Remedial Activity
         4.       Resolution

(D)      Reporting/Proof of Performance

         1.       Compliance
         2.       Budget
         3.       Inventory

                                      6-1

                                   APPENDIX 7
                                   ----------

                   CAPITAL IMPROVEMENTS CONSTRUCTION STANDARDS
                          AND PROCUREMENT REQUIREMENTS

Construction Standards
----------------------

     The Manager and its Subcontractors shall perform all Construction Work in a timely, safe and efficient manner consistent with the Contract Standards and the Capital Plan and Budget, unless otherwise directed in writing by LIPA. In developing any design and engineering specifications, whether for bid documents or for its own use, the Manager shall utilize good engineering practices and shall consult with and implement the reasonable recommendations of LIPA. LIPA shall have access to all construction sites in accordance with Section 3.1(F) and shall have the right to review all Construction Work on an on-going basis for, among other things, compliance with milestone schedules, performance testing, final completion and other customary construction contract provisions. LIPA and the Manager may agree to additional procedures or standards to be followed on a project-by-project basis.

Procurement Requirements
------------------------

     In conducting any procurements for all or a portion of Construction Work, the Manager shall comply with Applicable Law and shall use its best efforts to obtain such services or materials on a least cost basis, subject to the Contract Standards. In conducting any procurement of goods or services from third parties the Manager shall follow the System Policies and Procedures, provided that to the extent that any of the provisions thereof shall be in conflict with Appendix 10, Appendix 10 shall control. Any decision by the Manager to perform Construction Work with its own workforce rather than by use of a Subcontractor shall be made with due consideration of the goal of utilizing the lowest cost responsible party to perform such work, unless otherwise directed by LIPA or warranted due to the cost, size, scope or complexity of a particular Capital Improvement .

                                      7-1

                                   APPENDIX 8
                                   ----------

                        LIPA INTELLECTUAL PROPERTY RIGHTS

Type of Intellectual Property      Item                                 Description of Item                    Software License or
                                                                                                               Customized System
----------------------- ------------------------------------ ------------------------------------------------- ---------------------
Trademark               Long Island Lighting Company                                                           N/A


Patent                  Defrost Control Device and Method    - U.S. Patent # 5,415,005                         N/A
                                                             - Canadian Patent # 2,178,647

Patent                  Power Consumption Determining        - U.S. Patent # 5,515,692                         N/A
                        Device and Method


Patent                  Momentary Power Outage Carry Over    - U.S. Patent # 5,548,166                         N/A
                        Device


Patent                  Quasi Solid Plate Storage Battery    - U.S. Patent # 5,626,989                         N/A


Patent                  Theft Restraint Compact              - U.S. Patent # 5,552,673                         N/A
                        Fluorescent Light


Patent                  Robotic Arm                          - U.S. Application # 60/052,270                   N/A
                                                             - U.S. Application # 08/351,807


R&D                     R&D Agreements T&D                   - Various                                         N/A

                                      8-1

                                   APPENDIX 9
                                   ----------

                      MANAGER INTELLECTUAL PROPERTY RIGHTS

Type of Intellectual          Item                                      Description of Item                      Software License or
Property                                                                                                         Customized System
----------------------------- ----------------------------------------- ---------------------------------------- -------------------

Trademark                     The Energy Works Center                                                            N/A


Trademark                     The Energy Exchange Group                                                          N/A


Trademark                     Natural Choice                                                                     N/A


Patent                        Apparatus and Method for Distributing     - U.S. Patent # 5,513,061                N/A
                              Electrical Power                          - U.S. Patent # 5,701,226
                                                                        - U.S. Patent # 5,940,260
                                                                        - U.S. Patent # 6,275,366


Patent                        Apparatus and Method to Determine         - U.S. Patent # 5,539,651                N/A
                              Effects of Harmonics on Electric Power
                              Systems


Patent                        Assist Mechanism for Load/Unload          - U.S. Patent # 6,227,791                N/A
                              Compressed Gas Containers


Patent                        Response Time Prediction Program          - U.S. Patent # 5,444,820                N/A


Patent                        Fluid Flow Leak Detector                  - U.S. Patent # 5,448,907                N/A


Patent                        Improved Plunger Bar                      - U.S. Patent # 6,138,501                N/A

                                      9-1


Type of Intellectual          Item                                      Description of Item                      Software License or
Property                                                                                                         Customized System
----------------------------- ----------------------------------------- ---------------------------------------- -------------------

Patent                        Colliding Nozzle for Gas Turbines         - U.S. Patent # 6,155,501                N/A
                                                                        - Mexican Patent # 221159
                                                                        - Canadian Patent # 2,307,295


Patent                        Economic Dispatch of Power Method         - U.S. Patent # 5,621,654                N/A


Patent                        Pager-Based Controller                    - U.S. Patent # 6,374,101                N/A
                                                                        - Canadian Patent # 2,278,550
                                                                        - EPO Patent # 98902652.1
                                                                        - Mexican Patent # 996,860
                                                                        - U.S. Application # 09/667,351
                                                                        - U.S. Application # 60/292,756


Patent                        Non-CFC Leak Detection                                                             N/A


Patent                        Ergonomic Demo Tool with Lift Assist      - U.S. Patent # 6,505,345                N/A
                              Mechanism


Patent                        Dual Gas Alarm                            - U.S. Patent # 5,969,632                N/A


Patent                        Infared Beam Gas Leak Detector            - U.S. Application # 60/052,270          N/A


Patent                        Aquatic Antifouling Compositions and      - U.S. Patent # 5,989,323                N/A
                              Methods                                   - U.S. Patent # 5,695,552
                                                                        - U.S. Patent # 2,178,500


R&D                           R&D Agreements Common                     - Various                                N/A

                                      9-2



Type of Intellectual          Item                                      Description of Item                      Software License or
Property                                                                                                         Customized System
----------------------------- ----------------------------------------- ---------------------------------------- -------------------

R&D                           R&D Agreements Gas                        - Various                                N/A


R&D                           R&D Agreements Generation                 - Various                                N/A


Software                      Walker Interactive Systems                Walker Interactive Systems Software


Software                      Sterling Software                                                                  Software License

Software                      EMC                                                                                Software License


Software                      ITRON Inc.                                                                         Software License

Software                      MDSI                                                                               Software License


Software                      Motorola                                                                           Software License


Software                      SAS                                                                                Software License


Software                      Syncsort                                                                           Software License


Software                      RSD                                                                                Software License


Software                      BMC                                                                                Software License


Software                      IBM                                                                                Software License

                                      9-3



Type of Intellectual          Item                                      Description of Item                      Software License or
Property                                                                                                         Customized System
----------------------------- ----------------------------------------- ---------------------------------------- -------------------

Software                      Platinum                                                                           Software License


Software                      Candle                                                                             Software License


Software                      Oracle                                                                             Software License


Software                      Computer Associates                                                                Software License


Software                      Various                                                                            Other Software
                                                                                                                 License Agreements


Software                      James Martin Co.                          CBS Customer Business System


Software                      Peoplesoft Inc.                                                                    Software License


Software                      American Software - Intercomp, Inc.                                                Software License


Software                      EPRI                                                                               Grounding Software


Software                      EPRI                                      Overhead and Underground                 Software License
                                                                        Transmission Line Ratings
                                                                        Software

                                      9-4

                                   APPENDIX 10
                                   -----------

                        PROVISIONS REQUIRED BY STATE LAW

NON-ASSIGNMENT CLAUSE. In accordance with Section 138 of the State Finance Law, this Agreement may not be assigned by the Manager or its right, title or interest therein assigned, transferred, conveyed, sublet or otherwise disposed of without the previous consent, in writing, of LIPA and any attempts to assign this Agreement without LIPA's written consent are null and void. The Manager may, however, assign its right to receive payment without LIPA's prior written consent unless this Agreement concerns Certificates of Participation pursuant to
Article 5-A of the State Finance Law.

COMPTROLLER'S APPROVAL. In accordance with Section 112 of the New York State Finance Law (the "State Finance Law"), this Agreement shall not be valid, effective or binding upon LIPA until it has been approved by the State Comptroller and filed in his office.

WORKER'S COMPENSATION BENEFITS. In accordance with Section 142 of the State Finance Law, this Agreement shall be void and of no force and effect unless the Manager provides and maintains coverage during the life of this Agreement for the benefit of such employees as are required to be covered by the provisions of the Workers' Compensation Law.

NON-DISCRIMINATION REQUIREMENTS. In accordance with Article 15 of the Executive Law (also known as the Human Rights Law) and all other New York State and Federal statutory and constitutional non-discrimination provisions, the Manager shall not discriminate against any employee or applicant for employment because of race, creed, color, sex, national origin, age, disability, marital status, sexual orientation, genetic predisposition or carrier status. Furthermore, in accordance with Article 220-e of the New York Labor Law, and to the extent that this Agreement shall be performed within the State of New York, the Manager agrees that neither it nor its subcontractors shall, by reason of race, creed, color, disability, sex, national origin, sexual orientation, genetic predisposition or carrier status; (a) discriminate in hiring against any New York State citizen who is qualified and available to perform the work; or (b) discriminate against or intimidate any employee for the performance of work under this Agreement.

WAGE AND HOURS PROVISIONS. If this Agreement is a public work contract covered by Article 8 of the Labor Law or a building service contract covered by Article 9 thereof, neither the Manager's employees nor the employees of its subcontractors may be required or permitted to work more than the number of hours or days stated in said statutes, except as otherwise provided in the Labor Law and as set forth in prevailing wage and supplement schedules issued by the State Labor Department. Furthermore, the Manager and its subcontractors must pay at least the prevailing wage rate and pay or provide the prevailing supplements, including the premium rates for overtime pay, as determined by the State Labor Department in accordance with the Labor Law.

NON-COLLUSIVE BIDDING CERTIFICATION. In accordance with Section 2878 of the Public Authorities Law, if this Agreement was awarded based upon the submission of bids, the Manager warrants, under penalty of perjury, that its bid was arrived at independently and without collusion aimed at restricting competition.

                                      10-1

The Manager further warrants that, at the time the Manager submitted its bid, an authorized and responsible person executed and delivered to LIPA a non-collusive bidding certification on the the Manager's behalf.

INTERNATIONAL BOYCOTT PROHIBITION. In accordance with Section 220-f of the Labor Law and Section 139-h of the State Finance Law, if this Agreement exceeds $5,000, the Manager agrees, as a material condition of this Agreement, that neither the Manager nor any substantially owned or affiliated person, firm,
partnership  or  corporation  has  participated,  is  participating,   or  shall
participate in an international boycott in violation of the federal Export Administration Act of 1979 (50 USC app. Sections 2401 et seq.) or regulations thereunder. If the Manager, or any of the aforesaid affiliates of the Manager, is convicted or is otherwise found to have violated said laws or regulations upon the final determination of the United States Commerce Department or any other appropriate agency of the United States subsequent to this Agreement's execution, such contract, amendment or modification thereto shall be rendered forfeit and void. The Manager shall so notify the State Comptroller within five
(5) business days of such conviction, determination or disposition of appeal (2NYCRR 105.4).

SET-OFF RIGHTS. LIPA shall have all of its common law, equitable and statutory rights of set-off. These rights shall include, but not be limited to, LIPA's option to withhold for the purposes of set-off any moneys due to the Manager under this Agreement up to any amounts due and owing to LIPA with regard to this Agreement, any other contract with LIPA, including any contract for a term commencing prior to the term of this Agreement, plus any amounts due and owing to LIPA for any other reason including, without limitation, tax delinquencies, fee delinquencies or monetary penalties relative thereto. LIPA shall exercise its set-off rights in accordance with normal State practices including, in cases of set-off pursuant to an audit, the finalization of such audit by LIPA, its representatives, or the State Comptroller.

RECORDS. The Manager shall establish and maintain complete and accurate books, records, documents, accounts and other evidence directly pertinent to performance under this Agreement (hereinafter, collectively, "the Records"). The Records must be kept for the balance of the calendar year in which they were made and for six (6) additional years thereafter. The State Comptroller, the Attorney General and any other person or entity authorized to conduct an examination, as well as the agency or agencies involved in this Agreement, shall have access to the Records during normal business hours at an office of the Manager within the State of New York or, if no such office is available, at a mutually agreeable and reasonable venue within the State, for the term specified above for the purposes of inspection, auditing and copying. LIPA shall take reasonable steps to protect from public disclosure any of the Records which are exempt from disclosure under Section 87 of the Public Officers Law (the "Statute") provided that: (i) the Manager shall timely inform LIPA in writing, that said records should not be disclosed; and (ii) said records shall be sufficiently identified; and (iii) designation of said records as exempt under the Statute is reasonable. Nothing contained herein shall diminish, or in any way adversely affect, the State's right to discovery in any pending or future litigation.

EQUAL EMPLOYMENT FOR MINORITIES AND WOMEN. In accordance with Section 312 of the New York Executive Law: (i) the Manager shall not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, genetic predisposition

                                      10-2
or carrier status and shall undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination ("affirmative action" shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other forms of compensation); (ii) at the request of LIPA, the Manager shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding, to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, genetic predisposition or carrier status and that such union or representative will affirmatively cooperate in the implementation of the Manager's obligations herein; and (iii) the Manager shall state, in all solicitations or advertisements for employees, that, in the performance of this Agreement, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, genetic predisposition or carrier status. The Manager shall include the provisions of (i), (ii) and (iii) above, in every subcontract over twenty-five thousand dollars ($25,000.00) for the construction, demolition, replacement, major repair, renovation, planning or design of real property and improvements thereon (the "Work") except where the Work is for the beneficial use of the Manager.

CONFLICTING TERMS. In the event of a conflict between the terms of this Agreement (including any and all attachments thereto and amendments thereof) and the terms of this Appendix 10, the terms of this Appendix 10 shall control.

GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York except where the Federal supremacy clause requires otherwise.

LATE PAYMENT. Timeliness of payment and any interest to be paid to the Manager for late payment shall be governed by Section 2880 of the Public Authorities Law and the guidelines adopted by LIPA thereto.

PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS. The Manager certifies and warrants that all wood products to be used under this contract award will be in accordance with, but not limited to, the specifications and provisions of State Finance Law ss.165 (Use of Tropical Hardwoods) which prohibits purchase and use of tropical hardwoods, unless specifically exempted, by the State or any governmental agency or political subdivision or public benefit corporation. Qualification for an exemption under this law will be the responsibility of the Manager to establish to meet with the approval of the State.

In addition, when any portion of this Agreement involving the use of woods, whether supply or installation, is to be performed by any subcontractor, the Manager will indicate and certify in the submitted bid proposal that the subcontractor has been informed and is in compliance with specifications and provisions regarding use of tropical hardwoods as detailed in ss.165 State Finance Law. Any such use must meet with the approval of the State; otherwise, the bid may not be considered responsive. Under bidder certifications, proof of qualification for exemption will be the responsibility of the Manager to meet with the approval of the State.

                                      10-3

MACBRIDE FAIR EMPLOYMENT PRINCIPLES. In accordance with the MacBride Fair Employment Principles (Chapter 807 of the New York Laws of 1992), the Manager hereby stipulates that the Manager either (i) has no business operations in Northern Ireland, or (ii) shall take lawful steps in good faith to conduct any business operations in Northern Ireland in accordance with the MacBride Fair Employment Principles (as described in Article 165 of, the New York State Finance Law), and shall permit independent monitoring of compliance with such principles.

OMNIBUS PROCUREMENT ACT OF 1992. It is the policy of New York State to maximize opportunities for the participation of New York State business enterprises, including minority and women-owned business enterprises as bidders, subcontractors and suppliers on its procurement contracts. Information on the availability of New York State subcontractors and suppliers is available from:

                  NYS Department of Economic Development
                  Division for Small Business
                  One Commerce Plaza
                  Albany, New York 12245.

                    A directory of certified  minority and women-owned  business enterprises is available from:

                  NYS Department of Economic Development
                  Minority and Women's Business Development Division One Commerce Plaza
                  Albany, New York 12245

The Omnibus Procurement Act of 1992 requires that by signing this Agreement, the Manager certifies that:

     (a) The Manager has made commercially reasonable efforts to encourage the participation of New York State Business Enterprises as suppliers and subcontractors, including certified minority and woman-owned business enterprises, on this project, and has retained the documentation of these efforts to be provided upon request to the State;

     (b) The Manager has complied with the Federal Equal Opportunity Act of 1972 (P.L. 92-261), as amended; and

     (c) The Manager agrees to make commercially reasonable efforts to provide notification to New York State residents of employment opportunities on this Project through listing any such positions with the Job Service Division of the New York State Department of Labor, or providing such notification in such manner as is consistent with existing collective bargaining contracts or agreements. The Manager agrees to document these efforts and to provide said documentation to the State upon request.

                                      10-4

     (d) The Manager acknowledges that the State may seek to obtain offset credits from foreign countries as a result of this Agreement and agrees to cooperate with the State in these efforts.

RECIPROCITY AND SANCTIONS PROVISIONS. The Manager is hereby notified that if its principal place of business is located in a state that penalizes New York State vendors, and if the goods or services it offers are substantially produced or performed outside New York State, the Omnibus Procurement Act 1994 amendments (Chapter 684, Laws of 1994) require that the Manager be denied contracts which it would otherwise obtain.

PURCHASES OF APPAREL. In accordance with State Finance Law 162 (4-a), LIPA shall not purchase any apparel from any contractor unable or unwilling to certify that: (i) such apparel was manufactured in compliance with all applicable labor and occupational safety laws, including, but not limited to, child labor laws, wage and hours laws and workplace safety laws, and (ii) the Manager will supply, prior to or on the Contract Date, the names and addresses of each subcontractor and a list of all manufacturing plants to be utilized by the Manager.

CERTIFICATION OF COMPLIANCE WITH EXECUTIVE ORDER 127. The Manager certifies that all information provided to LIPA with respect to Executive Order Number 127 is complete, true, and accurate.

OPTIONAL TERMINATION BY THE AUTHORITY. LIPA reserves the right to terminate this Agreement in the event it is found that the certification filed by the Manager in accordance with New York State Executive Order Number 127, signed by Governor Pataki on June 16, 2003, was intentionally false or intentionally incomplete. Upon such finding, LIPA may exercise its termination right by providing written notification to the Manager in accordance with the written notification terms of this Agreement.

CONTINGENT FEES. The Manager hereby certifies and agrees that (a) the Manager has not employed or retained and will not employ or retain any individual or entity for the purpose of soliciting or securing any LIPA contract or any amendment or modification thereto pursuant to any agreement or understanding for receipt of any form of compensation which in whole or in part is contingent or dependent upon the award of any such contract or any amendment or modification thereto; and (b) the Manager will not seek or be paid an additional fee that is contingent or dependent upon the completion of a transaction by LIPA.

                                      10-5

                                   APPENDIX 11
                                   -----------

            DEFINITION OF STORM EVENT AND OPERATION OF STORM RESERVE

All costs incurred by the Manager as a result of responding to and restoring the T&D System to a "system normal" status after a Storm Event, as well as any immediate follow-up work performed in the 5 day period commencing from the return to "system normal" status (collectively, the "Initial Storm Costs"), and all subsequent follow-up work approved by LIPA (which approval shall not be unreasonably withheld or delayed), shall be paid to the Manager in addition to the Total Manager Compensation and be charged against a storm reserve established by LIPA and the Manager (the "Storm Reserve").

A "Storm Event" shall be defined as an event where (i) at least 15,400 customers are interrupted or (ii) at least 150 outage jobs are logged within a 24-hour period. The Manager shall charge against the Storm Reserve all costs incurred to
(a) make all repairs, replacements and other steps necessary or desirable to restore the T&D System to "system normal" state and (b) for immediate follow-up work performed in the 5-day period after "system normal" status has been achieved and all subsequent follow-up work approved by LIPA. A Storm Event will end when the system is returned to "system normal" status, after a threshold of less than 1,000 customers remain interrupted has been achieved and maintained for a period of eight (8) hours.

LIPA will initially fund the Storm Reserve with a payment to Manager of $15 million. The Manager will establish the Storm Reserve equal to $15 million in its general ledger accounts. In accordance with the invoicing procedures outlined below, as the Manager renders invoices to LIPA, Manager will charge the invoiced Storm Event related costs against the Storm Reserve. At any such time during a Contract Year that the Storm Reserve falls to more than negative $6 million balance, the Manager will invoice LIPA for an amount necessary to bring the reserve to zero. At the beginning of each Contract Year, LIPA will make a payment to the Manager to bring the balance in the reserve back to the $15 million level.

Interest will accrue on the Storm Reserve balance at the Prime Rate and shall be added to the Storm Reserve no less than monthly. If the balance in the account is negative, the Manager will bill LIPA for such interest no less than monthly.

The parties will follow the following procedures and provisions related to accounting for and billing of storm costs:

Invoicing:

1. Within five (5) business days from the day after a Storm Event ends, Manager will provide a list of pending follow-up work to LIPA. Within five
     (5) business days from the day after LIPA receives the list of proposed follow-up work, LIPA will provide to Manager its written approval of the follow-up work authorized to be performed as Storm Event related follow-up work. Only follow-up work that has been approved by LIPA will be performed as Storm Event related work and charged against the Storm Reserve.

2. All invoices will be based on an individual Storm Event. The Manager will issue two invoices for each Storm Event (except as provided in Section 3 below):


                                      11-1

     (a) An initial storm invoice will be submitted to LIPA within three (3) months from the last day of a Storm Event. This initial storm invoice will include all Initial Storm Costs as well as those approved Follow-up Storm Costs (defined as those costs which are incurred in performing approved storm related repair work subsequent to returning to a "system normal" status) which have been incurred to date.

     (b) A second storm invoice will be submitted within six (6) months from the last day of a Storm Event and will include only those costs associated with LIPA approved follow-up work performed after the initial storm invoice and/or which was not previously billed in the initial storm invoice.

3. Notwithstanding the above, the parties agree that the Manager may charge the Storm Reserve for Follow-up Storm Costs that are delayed past the six
     (6) month window due to (a) a late contractor invoice (only to the extent that LIPA has given its prior, written approval of such an extension, which will not be unreasonably withheld); (b) LIPA agreed-to demands from customers and/or municipalities (e.g., school requests that storm follow-up work be delayed until the summer when classes are not in session); or (c) system clearances prohibit completing the work within the above identified time frame. These exceptional circumstances will, to the extent known by Manager, be outlined in advance in the initial list of follow-up storm work. Manager will provide LIPA with timely updates of the pending follow-up work list.

4. Invoices will no longer be based on receipt-time accrual basis; third party invoices will be invoiced to LIPA only when received, substantiated and paid by Manager.

5. The Manager shall charge the Storm Reserve upon the delivery of an invoice, including all required cost substantiation as outlined below, to LIPA,

6. LIPA shall review the invoice and related cost substantiation information and, within forty-five (45) days LIPA will inform Manager of any and all disputed items at that time. Manager shall resolve the dispute within 30 days of notification by LIPA. The Manager shall replenish the Storm Reserve for any unresolved disputed items related to cost substantiation or mis-charges, along with accrued interest at the Prime Rate. All unresolved disputed items will be subject to the dispute resolution provisions of this Agreement.

7. Invoicing procedures and timing identified above will deviate only for those Storms Events where FEMA assistance or Mutual Aid Assistance is sought by LIPA, or for those individual Storm Events where the outages exceed 150,000 customers. LIPA and Manager shall, within six (6) months of the Effective Date, agree on modified accounting and invoicing procedures for such Storm Events.

Cost Substantiation(1):

1.   Substantiation of all invoiced costs will be provided with the invoice.

2. Summary information currently provided with the invoices will continue to be provided. Additionally, the following information will be in addition to what is presently provided in order to substantiate invoiced costs:

--------
(1) Applied to costs invoiced to LIPA.

                                      11-2

     a. Transactional sheets ("invoice overview", "project expenditure items", and "distributions" summary sheets) will accompany each cost detail.

     b. All invoiced labor costs will be supported by employee, day, number of hours worked summary from time keeping system (present cost types 100, 105, 107, 108, 110, 112, 113, 115).

     c. All invoiced Third Party Costs will be supported by contractor/vendor invoice, supporting time and expense detail, purchase order, and release (present cost types 264, 265, 300, 301, 302, 310, 313, 320,
          406, 410, etc). KeySpan will require vendors to no longer submit "mixed" invoices (e.g., invoices containing storm and non-storm related work). All storm related vendor invoices will contain storm costs only.

     d. All travel and other employee expenses will be supported by employee expense account submittal and appropriate receipts (present cost types 477, 478, 479, 480, 481, 485, 501, etc.).

     e. All benefits and burden related costs will be supported by appropriate schedules for allocation of such costs for the specific time period (present cost types 716, 717, 718, 719, 720, 721, 722, 733, etc.).

     f. All stock issues and stock returns will be supported by detailed spreadsheet listing of equipment issued/returned, date of issue/return, associated cost, individual issued to, etc. (present cost types 200, 210).

     g. Petty cash (present cost type 131) associated costs will be accompanied by detailed spreadsheet indicating individual, date, hours worked, and cash distributed. Petty cash costs for items other than "paper meals" (i.e., dollars paid to employees pursuant to the current collective bargaining agreement) will be accompanied by additional explanation and substantiation for those costs (e.g., mileage reimbursement).

     h. Other Employee Related Cash Payments (present cost type 132) will be accompanied by adequate supporting information including individual, date(s) worked, letter recommending award, and related approvals.

     i. All cost transfers will be accompanied by a detailed copy of the transfer, identifying the cost transferred and explanation for the transfer.

     j. All cost types not explicitly listed above, or created in the future, will follow the general guidelines listed above for the most similar category.

3. All billings for Mutual Aid Assistance received will conform to the EEI Mutual Aid Agreement.

Transitional Issues:

1. The above procedure will be fully implemented for all storm events occurring on or after January 1, 2006.

2. All costs for storm events prior to January 1, 2006 will be invoiced no later than June 30, 2006.

3. All outstanding follow-up work for Storm Events prior to January 1, 2006 will be summarized and provided to LIPA for approval no later than January 31, 2006.

4.   Manager  shall  provide  any  additional  cost  substantiation   reasonably
     requested by LIPA.

                                      11-3

Example of Cost Types for Storm Invoices
2001-2004:

------------------- ------------------------------------------------------ --------------------------------------------------
Cost Type           Type Name                                              Description / Types of Charges Included
------------------- ------------------------------------------------------ --------------------------------------------------
100                 St Mgmt Labor                                          Labor - Management
------------------- ------------------------------------------------------ --------------------------------------------------
105                 St Nonmgmt Labor                                       Labor - Physical
------------------- ------------------------------------------------------ --------------------------------------------------
107                 Labor - Premium Nonmgmt                                Premium Pay - Physical
------------------- ------------------------------------------------------ --------------------------------------------------
108                 Labor - OT Premium Non-Mgt                             Overtime Pay - Physical
------------------- ------------------------------------------------------ --------------------------------------------------
110                 Ot Mgmt Labor
------------------- ------------------------------------------------------ --------------------------------------------------
112                 Labor - Premium Mgmt
------------------- ------------------------------------------------------ --------------------------------------------------
113                 Labor - Premium OT Mgmt
------------------- ------------------------------------------------------ --------------------------------------------------
115                 Ot Nonmgmt Labor
------------------- ------------------------------------------------------ --------------------------------------------------
131                 Petty Cash                                             Overtime payment for meals - contractual
------------------- ------------------------------------------------------ --------------------------------------------------
132                 Other Empl Related Cash Payments                       Overtime Payments
------------------- ------------------------------------------------------ --------------------------------------------------
200                 Stock Issues                                           Materials issued from inventory
------------------- ------------------------------------------------------ --------------------------------------------------
210                 Stock Returns                                          Materials returned to inventory
------------------- ------------------------------------------------------ --------------------------------------------------
264                 Other Materials Purchases                              Non - Stock materials - Direct purchase
------------------- ------------------------------------------------------ --------------------------------------------------
265                 Freight Expenses                                       Shipping on direct purchase materials
------------------- ------------------------------------------------------ --------------------------------------------------
300                 Contract Labor                                         Outside Contractors
------------------- ------------------------------------------------------ --------------------------------------------------
310                 Outside Services - Other                               Outside Contractors
------------------- ------------------------------------------------------ --------------------------------------------------
313                 Professional Services                                  Outside Contractors
------------------- ------------------------------------------------------ --------------------------------------------------
320                 Paving Hot Patch                                       Paving Contractor
------------------- ------------------------------------------------------ --------------------------------------------------
406                 Outside Consultants                                    Outside Contractors
------------------- ------------------------------------------------------ --------------------------------------------------
410                 Rentals                                                Equipment & truck rentals
------------------- ------------------------------------------------------ --------------------------------------------------
414                 Property Damage - Vehicle                              Cost to repair damage to vehicles
------------------- ------------------------------------------------------ --------------------------------------------------
415                 Office Supplies                                        Supplies used in offices
------------------- ------------------------------------------------------ --------------------------------------------------
420                 P Card - Other                                         Purchase card purchases
------------------- ------------------------------------------------------ --------------------------------------------------
438                 Moving & Transportation Services                       Used for towing and recovery services
------------------- ------------------------------------------------------ --------------------------------------------------
477                 Travel & Expenses                                      Employee T&E
------------------- ------------------------------------------------------ --------------------------------------------------
478                 Meals & Entertainment                                  Employee T&E
------------------- ------------------------------------------------------ --------------------------------------------------
479                 Personal Auto Expenses                                 Employee T&E
------------------- ------------------------------------------------------ --------------------------------------------------
480                 Other Employee Expenses                                Employee T&E
------------------- ------------------------------------------------------ --------------------------------------------------
481                 Entertainment - Non A/P                                Employee T&E
------------------- ------------------------------------------------------ --------------------------------------------------
485                 Telecommunications - Telephone                         Phone expenses
------------------- ------------------------------------------------------ --------------------------------------------------
501                 Meals & Entertainment                                  Employee T&E
------------------- ------------------------------------------------------ --------------------------------------------------
589                 Sales and Use Taxes-Accrued-AP                         Sales tax on contractor costs and materials
------------------- ------------------------------------------------------ --------------------------------------------------
615                 Transportation-Parts & Accessories-A/P                 Vehicle parts purchased
------------------- ------------------------------------------------------ --------------------------------------------------
716                 Pension/401K Match Burden                              Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
717                 Other Post Empl Benefits Opebs Burden                  Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
718                 Benefits Burden                                        Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
719                 Payroll Taxes Burden                                   Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
720                 Incentive Compensation Burden                          Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
721                 Paid Absence Burden                                    Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
722                 Vacation Burden                                        Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
723                 Gainsharing Non-Management                             Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
733                 Gainsharing Non-Management                             Employee labor burden
------------------- ------------------------------------------------------ --------------------------------------------------
749                 Equipment Maintenance                                  Maintenance on equipment
------------------- ------------------------------------------------------ --------------------------------------------------
750                 Misc Gen Office                                        Accounting transfers
------------------- ------------------------------------------------------ --------------------------------------------------

                                      11-4

                                   APPENDIX 12
                                   -----------

                                    RESERVED









                                      12-1

                                   APPENDIX 13
                                   -----------

                                NAMING GUIDELINES

     ARTICLE X. Overview

     LIPA and KeySpan are relatively new business entities in the Long Island marketplace. Each entity provides a different range of goods and services.

It is important that the Customers of each entity clearly understand, or have the opportunity to clearly understand, the nature of the primary services and products provided to them by each entity. Additionally, since each organization has a brand identity to Long Island energy Customers, the value of their respective brands can be diminished if Customers or potential Customers are confused by conflicting communications regarding which entity is providing what service.

Clearly LIPA and KeySpan each desire to control the development and execution of a strategic marketing plan that would build brand identity in the minds of existing and prospective Customers.

LIPA and KeySpan conduct businesses that involve the delivery of services and products at retail and that contemplate the potential introduction of new revenue-generating products and services over time. KeySpan plays a dual role in this effort, in that while it conducts several businesses that provide retail goods and services to Customers, at the same time other KeySpan businesses provide a broad range of services on an outsourced basis to LIPA via unique public/private partnership that enables LIPA to provide its services. This dual role enhances the potential for brand and name confusion and calls for the establishment of a clear, unambiguous communications policy regarding the use of names in the context of KeySpan's provision of services under its various contracts with LIPA (the "Naming Guidelines").

Accordingly, the Naming Guidelines are intended to set forth the principles regarding use of name as between LIPA and KeySpan in connection with KeySpan's management and operation of LIPA's electric business. The principles recognize that KeySpan's services for the electric business utilize both dedicated or direct resources as well as shared resources servicing other KeySpan lines of business, such as electric generation and gas distribution. Accordingly, the principles delineate between these two types of services ("direct" and "shared") in terms of the use of name objectives.

In developing these principles, it is understood that LIPA will preapprove the use of its name by KeySpan for each of the areas cited in the Naming Guidelines. KeySpan's point of contact for preapproval is LIPA's Office of Communications.

In order to ensure that there is no confusion over the interpretation of these principles, for the purposes of the Naming Guidelines, the term "LIPA's electric business" means the wholesale transmission, distribution and provision of retail electricity, and related customer care services, to residential, commercial, industrial and governmental Customers within LIPA's service territory in Nassau and Suffolk Counties and the Rockaway Peninsula in Queens County. Also, several

                                      13-1
of the following principles require KeySpan employees to identify themselves as LIPA representatives without mentioning KeySpan under various scenarios. These requirements should not prevent these individuals from identifying themselves as KeySpan employees representing LIPA in response to a direct question.

In order to assure that the Naming Guidelines are understood and complied with by KeySpan employees who are involved in the provision of service to LIPA, KeySpan will develop a roll-out program so that employees can be educated and trained about the requirements contained in the Naming Guidelines.

     ARTICLE XI. Oral Communications


     SECTION 11.1. Media: All media communication pertaining to LIPA's electric business will be handled by LIPA's Office of Communications. Any KeySpan employee quoted in support of any such media inquiry will portray himself or herself as a LIPA representative, and will make no mention of KeySpan, other than as approved by LIPA. Subcontractors working under contract to KeySpan on behalf of LIPA will also be expected to portray themselves as LIPA representatives.

KeySpan and KeySpan subcontractor employees will communicate with representatives of the media - print or electronic (including Internet-based vehicles) - on matters relating to LIPA's electric business, only under the direction of LIPA's Office of Communication.

LIPA, as the entity responsible for providing an adequate and reliable supply of electricity to the Long Island Control Area, shall solely be responsible for discussion related to meeting that responsibility. KeySpan, as owner of generating facilities in LIPA's Service Area under contract to LIPA, may discuss the performance of those facilities. However, KeySpan shall not discuss matters related to the adequacy of the electricity resources needed to meet customer demand either within LIPA's Service Area or within the entire Long Island
Control Area. The preceding sentence is not intended to preclude KeySpan representatives, including its Chief Executive Officer and other corporate officials and officials of KeySpan business units other than KeySpan Electric Services, from discussing or commenting on current and future resource needs in the Long Island Control Area or on LIPA's energy plan.

All media communication pertaining to shared services that affect LIPA's electric business will be jointly managed by KeySpan and LIPA via their respective media communications managers or their designated representatives or supervisors. Employee representations will be in accordance with their employment.

     Public Events: Any and all public events, including speaking engagements, involving solely LIPA's electric business, will be identified as LIPA events, without any reference to KeySpan. Accordingly, KeySpan employees representing LIPA will portray themselves as acting on behalf of LIPA, with no reference to

                                      13-2

KeySpan. Banners, displays, collateral material, slide presentations, etc. will contain LIPA-approved logos and will not contain any references to KeySpan.

If LIPA and a KeySpan business unit such as KeySpan Energy Delivery, KeySpan Home Energy Services, KeySpan Business Solutions or KeySpan Energy Development Corporation individually sponsor the same public event, then the above paragraph will apply only to those KeySpan employees representing LIPA at the event.

All public events involving shared services that affect LIPA's electric business will be jointly managed by KeySpan and LIPA via their respective communications managers or designated representatives. Banners, displays, collateral materials, slide presentations, etc. will be jointly shared and balanced to ensure that each entity is equally represented.


     Speakers Bureau: All speaking engagements performed on behalf of LIPA will conform to the principles outlined for Public Events.

     Employee Representations: Any oral communications with LIPA's electric Customers will be portrayed as LIPA communications. Accordingly, any KeySpan employee representing LIPA on electric business matters will indicate that he or she is a LIPA representative.

Any communication related to shared services that solely affects LIPA's electric Customers will be portrayed as LIPA communications. Accordingly, any KeySpan employees representing LIPA in these circumstances will portray themselves as LIPA representatives.

     Call Waiting/Audex Messaging: Any messaging for functions which provide dedicated services to LIPA, to which the public has access, will be portrayed as LIPA functions, without any references to KeySpan. Any and all messaging for functions which provide shared services to both LIPA and KeySpan, to which LIPA's electric Customers have access (e.g., Call Center), will be designed to be jointly shared and balanced, to ensure that each entity is equally represented. Any and all messaging for functions which provide shared services and to which the public, other than LIPA's electric Customers, may have access, shall not identify either entity, but rather the organizational title of the function or individual.


     ARTICLE XII. Written Communications

     ARTICLE XIII.

     Letters: All written correspondence with LIPA's electric Customers will be reproduced on LIPA letterhead, without any references to KeySpan, and

                                      13-3
          signatures on such correspondence will reflect the author's title and that the author is a representative of LIPA, without any reference to KeySpan.


          All written correspondence addressing both electric and gas customer issues will be written on joint LIPA/KeySpan letterhead, and signatures on such correspondence will reflect the author's title, and that the author is a representative of both LIPA and KeySpan. Joint letterhead will be shared and balanced to ensure that each entity is equally represented.


     Checks: Check stock utilized for payment to LIPA's electric Customers and to vendors for goods and services solely related to LIPA's electric business, will prominently display LIPA's logo, to the extent legally permissible and, since such checks will be drawn on KeySpan accounts, will display KeySpan's name to the extent legally required or required by the banking institution at which the account is maintained, the intent in such cases being that the display of KeySpan's name be discreet and conform to the agreed format currently utilized by KeySpan's Electric Sales and Marketing organization for customer rebate checks.

     Business Cards: Business cards used for external purposes by KeySpan employees and/or subcontractors representing LIPA on matters solely related to LIPA's electric business, will utilize LIPA's logo, without any references to KeySpan. The individual's title will reflect the appropriate position that the individual holds in the KeySpan business unit that provides services to LIPA. Notwithstanding the foregoing, KeySpan employees may use KeySpan business cards for internal purposes within KeySpan, except to the extent that the employee is representing LIPA on a matter in which another KeySpan business is doing, or is seeking to do, business with LIPA.

          Business cards used for external purposes by KeySpan employees and/or subcontractors jointly representing both LIPA and KeySpan will utilize both entities' logos. These business cards will be jointly shared and balanced to ensure that each company is equally represented.

     Contracts: To the extent legally advisable, all contracts executed by KeySpan as LIPA's agent will disclose LIPA as the principal and make such other references to KeySpan and LIPA as may be appropriate to protect both KeySpan's and LIPA's respective interests.

     ARTICLE XIV. Use of Name and Logos on Employee Clothing

     Uniformed Employees: Uniforms, hardhats and foul weather gear worn by KeySpan employees representing solely LIPA's electric business, will contain LIPA's logo, without any reference to KeySpan.

     Non-Uniformed Employees: KeySpan employees who are not required to wear uniforms will wear clothing and outerwear not containing any entity's logo when doing business with the public as representatives of LIPA.

                                      13-4

          From time to time, LIPA may supply LIPA logo clothing for events where KeySpan employees represent LIPA, and these employees will be expected to wear this clothing. Use of hardhats/foul weather gear will conform to the requirements for uniformed employees.

     Shared Services: KeySpan employees jointly representing LIPA and KeySpan will wear apparel containing both entities' logos; to the extent such employees are required to wear logo-bearing clothing as described for uniformed and non-uniformed employees above. The logos will be balanced to ensure that each entity is equally represented. Nothing in this section is meant to preclude KeySpan employees not coming into contact with the public from wearing KeySpan branded apparel on or off the job.

     ARTICLE XV. Vehicles/Equipment

     LIPA- Dedicated Vehicles/Equipment:  LIPA- dedicated vehicles and equipment will contain LIPA logos as approved by LIPA, without any references to KeySpan, other than those required by law. All LIPA dedicated natural gas fueled vehicles and equipment will contain only such markings regarding natural gas as are required by law. Any additional promotional displays on LIPA-dedicated vehicles and equipment will be at the request of LIPA. No non-LIPA promotional decals or displays will be applied to LIPA-dedicated vehicles without the prior consent of LIPA. To the extent that Section 4.8 of the Management Services Agreement between LIPA and KeySpan can be interpreted to require the identification of KeySpan as Manager on LIPA-owned or dedicated vehicles in instances when such identification is not legally required, KeySpan waives that requirement.

     LIPA/KeySpan -Shared Service Vehicles/Equipment: Shared service vehicles and equipment will contain both LIPA and KeySpan logos (to the extent any logos are on such vehicles), as approved by both entities. No additional promotional decals will be added to vehicles without the prior consent of both parties. Joint use of logos will be shared and balanced to ensure that each entity is equally represented.

     Subcontractor Vehicles/Equipment: Subcontractor vehicles dedicated to LIPA purposes must utilize nomenclature on the vehicles clearly identifying themselves as LIPA subcontractors. Use of subcontractor logos are permitted but limited to that purpose only, with no other promotional nomenclature permitted.

     Subcontractor- Shared Service  Vehicles/Equipment:  Subcontractor  vehicles dedicated to LIPA and KeySpan will utilize nomenclature on the vehicles clearly identifying themselves as subcontractors to LIPA/KeySpan (to the extent any logos are on such vehicles). Use of subcontractor logos are permitted but limited to that purpose only, with no other promotional nomenclature permitted.

                                      13-5

Facilities
----------

     LIPA- Owned Facilities/Property: LIPA owned facilities and property will have signage identifying LIPA, and will not make any reference to KeySpan. The signage will be displayed upon the review and prior written approval of LIPA.

     KeySpan- Owned Facilities/Property Dedicated to LIPA's Business: Facilities and property in this category will display LIPA signage consistent with the principles established for LIPA owned facilities. For example, signage reviewed and approved by LIPA will be posted on the board that displays LIPA's Transmission grid in Keyspan's Electric System Operations Center. Similar signage will be displayed in the Divisional Operations Centers to identify LIPA's distribution system operations. This section is not meant to require LIPA signage on KeySpan's Long Island electric generating facilities, the output of which is dedicated to LIPA.

     KeySpan- Owned  Facilities/Property  Used for Shared Services:  KeySpan and
          LIPA will review all KeySpan owned or leased facilities used for shared services purposes and to which LIPA's electric Customers generally have access, such as customer offices, and will agree on appropriate signage that is designed to enhance the convenience and understanding of both LIPA's and KeySpan's respective Customers.


                                      13-6

                                   APPENDIX 14
                                   -----------

                        BILLING OF CONSTRUCTION ADVANCES

The Manager shall:

1. Maintain a subledger consistent with the current mutually agreed-upon format for both builders and Customers. This subledger shall include monthly activity (advances received and refunds made) for each individual work order. The subledger's ending balance of each month shall be rolled-forward into the next month as its opening balance and include all monthly activity. The Manager shall ensure that the Construction Advances subledger will agree to or be reconciled, at each month end, to the general ledger being maintained by the Manager. This subledger (and any related supporting documents which supports the monthly activity) shall be made available monthly or upon request to LIPA or its designated agents.

2. Refund once a month, on the last business day of each month, Construction Advances related to LIPA's electric customers. Refunds shall be made for all requests received prior to the 25th day of each month (including all requests received since the prior refunds were made). Any request for refund received after the 25th day shall be processed in the following month.

3. Invoice LIPA no later than the 18th business day following each month end for refunds made during the prior month related to LIPA's electric customer Construction Advances separately from other electric customer refunds.

4. Provide monthly detailed support, consistent with the mutually agreed-upon format, for all requests made for reimbursement related to Construction Advances. This detailed support shall agree to the monthly activity by work-order included in the subledger referred to above. Included in the detailed support shall be a calculation of the interest paid to Builders on reimbursements of Construction Advances.

5. Submit along with the monthly invoice to LIPA all required supporting documentation.

LIPA shall reimburse the Manager by wire, within thirty (30) days of the receipt of such invoice for Construction Advances, all undisputed amounts. At the time of such payment, LIPA shall notify the Manager, in writing, of all disputed items and the parties shall attempt to resolve the dispute within thirty (30) days thereafter. To the extent that the parties are unable to resolve any dispute within such thirty (30) day period, such dispute shall be subject to the dispute resolution procedures set forth in Section 7.8 of this Agreement.

If the Manager submits any monthly invoice for Construction Advances without the required supporting documentation, or, if the opening balances in the monthly ledgers do not agree to the prior month's closing balances, LIPA shall not make any payment to the Manager until such time that the required supporting documentation is provided or the errors in the subledger are corrected. Within thirty days of the receipt by LIPA of the missing documentation or the corrected subledger, as the case may be, LIPA shall make the required payment (less any disputed items), with no interest. At the time of such payment, LIPA shall notify the Manager, in writing, of all disputed items and the parties shall attempt to resolve the dispute within thirty (30) days thereafter. To the extent

                                      14-1
that the parties are unable to resolve any dispute within such thirty (30) day period, such dispute shall be subject to the dispute resolution procedures set forth in Section 7.8 of this Agreement.

The Manager shall specifically identify, as either electric or gas, all cash received for Construction Advances at the time of receipt and allocate such cash directly to the appropriate party.














                                      14-2